    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 8, 2001



                                                      REGISTRATION NO. 333-69846

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                         PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO


                                    FORM S-1

                             REGISTRATION STATEMENT

                                     UNDER

                           THE SECURITIES ACT OF 1933
                            ------------------------

                          FIVE STAR QUALITY CARE, INC.

             (Exact name of registrant as specified in its charter)

           MARYLAND                        8051                    04-3516029
 (State or other jurisdiction        (Primary Standard          (I.R.S. Employer
              of                        Industrial           Identification Number)
incorporation or organization)  Classification Code Number)

                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 796-8387

         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                          EVRETT W. BENTON, PRESIDENT
                          FIVE STAR QUALITY CARE, INC.
                               400 CENTRE STREET
                          NEWTON, MASSACHUSETTS 02458
                                 (617) 796-8387

 (Name, address, including zip code, telephone number, including area code, of agent for service)
                         ------------------------------

                                    COPY TO:
                             WILLIAM J. CURRY, ESQ.
                            SULLIVAN & WORCESTER LLP
                             ONE POST OFFICE SQUARE
                          BOSTON, MASSACHUSETTS 02109
                                 (617) 338-2800
                            ------------------------

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / / _____
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                            ------------------------

                        CALCULATION OF REGISTRATION FEE


                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
           TITLE OF EACH CLASS OF                  AMOUNT TO         OFFERING PRICE          AGGREGATE            AMOUNT OF
        SECURITIES TO BE REGISTERED              BE REGISTERED          PER UNIT         OFFERING PRICE(1)   REGISTRATION FEE(3)
Common stock, $.01 par value................          (2)                  (2)              $50,000,000            $12,500
Common stock, $.01 par value................       10,000(4)            $11.14(4)            $114,000                $29


(1) Computed based on the book value as of December 31, 2000 of the net assets to be contributed to the Registrant in accordance with Rule 457 under the Securities Act of 1933.


(2) Omitted pursuant to Rule 457(o) under the Securities Act of 1933.



(3) A registration fee of $10,000 was paid previously with the initial filing of this Registration Statement.



(4) As described in the "Plan of Distribution" section in this Registration Statement, HRPT Properties Trust may purchase up to 10,000 shares of the Registrant's common stock in order to effect a 1 for 100 distribution to its shareholders. The proposed offering price per share is estimated in accordance with Rule 457 under the Securities Act and equals $11.14 per share, which is the pro forma book value per share.

                         ------------------------------


    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BY ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF SUCH STATE.

                             SUBJECT TO COMPLETION
                       PROSPECTUS DATED NOVEMBER 8, 2001


PROSPECTUS

                            FIVE STAR QUALITY CARE, INC.


         SPIN-OFF OF FIVE STAR QUALITY CARE, INC. THROUGH DISTRIBUTION
                      OF 4,342,170 SHARES OF COMMON STOCK


                               ------------------


    We are furnishing this prospectus to the shareholders of Senior Housing Properties Trust and HRPT Properties Trust, each a Maryland real estate investment trust. We are currently a 100% owned subsidiary of Senior Housing. Senior Housing will distribute substantially all of our outstanding common shares as a special distribution to its shareholders. HRPT Properties owns 29% of the shares of Senior Housing and will distribute all of our shares that it receives from Senior Housing to its shareholders.



    Shareholders of Senior Housing will receive one of our shares for every 10
Senior Housing common shares owned on       , 2001. Shareholders of HRPT
Properties will receive one of our shares for every 100 HRPT Properties common
shares owned on       , 2001. These distributions will be made on or about
      , 2001.



    We have applied to list our common shares on the American Stock Exchange, or AMEX, under the symbol "FVE". Senior Housing's common shares will continue to trade on the New York Stock Exchange under the symbol "SNH", and HRPT Properties common shares will continue to trade on the New York Stock Exchange under the symbol "HRP". This distribution of our common shares is the first public distribution of our shares. Accordingly, we can provide no assurance to you as to what the market price of our shares may be.



    INVESTMENT IN OUR SHARES INVOLVES RISKS. YOU SHOULD READ CAREFULLY THIS ENTIRE PROSPECTUS, INCLUDING THE SECTION ENTITLED "RISK FACTORS" THAT BEGINS ON PAGE 7 OF THIS PROSPECTUS, WHICH DESCRIBES THE MATERIAL RISKS.


    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.

                 The date of this Prospectus is             , 2001.

                    QUESTIONS AND ANSWERS ABOUT THE SPIN-OFF

Q: HOW MANY FIVE STAR COMMON SHARES WILL I RECEIVE?


A: Senior Housing will distribute to you one share of our common stock for every 10 common shares of Senior Housing you own on the record date; and HRPT Properties will distribute to you one share of our common stock for every 100 common shares of HRPT Properties you own on the record date.


Q: WHAT ARE SHARES OF FIVE STAR WORTH?


A: The value of our shares will be determined by their trading price after the spin-off. We do not know what the trading price will be and we can provide no assurances as to value.


Q: WHAT WILL SENIOR HOUSING DO AFTER THE SPIN-OFF?

A: Senior Housing will continue to operate as a REIT. Immediately after the spin-off, Senior Housing will own 86 senior living facilities, including 56 which we will lease. When Senior Housing purchases the Marriott senior living facilities, it will own 117 senior living facilities, including 87 which we will lease. In the future Senior Housing may purchase additional senior living facilities and some of these additional facilities may be leased to us.


Q: WHY IS HRPT PROPERTIES INVOLVED?



A: HRPT Properties owns 29% of Senior Housing. HRPT Properties will receive a substantial amount of our shares from Senior Housing. If HRPT Properties does not reduce its ownership of our shares below 10%, both HRPT Properties and Senior Housing may cease to qualify as real estate investment trusts, or REITs, under applicable tax rules. Accordingly, HRPT Properties will distribute all of our shares that it receives.



Q: WHAT WILL HRPT PROPERTIES DO AFTER THE SPIN-OFF?



A: HRPT Properties will continue to be a REIT, principally focused upon investing and owning office buildings.


Q: WILL THE SPIN-OFF AFFECT MY CASH DISTRIBUTIONS?


A: No. Senior Housing expects to continue quarterly cash distributions of $0.30/share ($1.20/share per year). HRPT Properties expects to continue quarterly cash distributions of $0.20/share ($0.80/share per year). We do not expect to make distributions to our shareholders.


Q: WILL FIVE STAR SHARES BE LISTED ON A STOCK EXCHANGE?


A:  We have applied to list our shares on the AMEX under the trading symbol
    "FVE".



Q: WILL MY SENIOR HOUSING OR HRPT PROPERTIES SHARES CONTINUE TO BE LISTED ON AN
    EXCHANGE?



A: Senior Housing's common shares will continue to be listed on the NYSE under the symbol "SNH". HRPT Properties' common shares will continue to be listed on the NYSE under the symbol "HRP".


Q: WHAT ARE THE TAX CONSEQUENCES TO ME OF THE SPIN-OFF?


A: The total value of this distribution, as well as your initial tax basis in our shares, will be determined by the trading price of our common shares at the time of the spin-off. A portion of this distribution will be taxable to you as a dividend and the remainder will be a tax-free reduction in your basis in your Senior Housing or HRPT Properties shares, as applicable. However, if you have held your Senior Housing or HRPT Properties common shares, as applicable, for the entire year, we expect you will have little or no additional taxable dividend for the year as a result of the spin-off distribution.


Q: WHAT DO I HAVE TO DO TO RECEIVE MY FIVE STAR SHARES?


A: No action by you is required. You do not need to pay any money or surrender your Senior Housing or HRPT Properties common shares to receive our common shares. The number of Senior Housing or HRPT Properties common shares you own will not change. If your Senior Housing or HRPT Properties common shares are held in a brokerage account, our common shares will be credited to that account. If you own Senior Housing or HRPT Properties common shares in certificated form, certificates representing your Five Star common shares will be mailed to you. No cash distributions will be paid and fractional shares will be issued as necessary.

                               TABLE OF CONTENTS


                                                                PAGE
                                                              --------
Summary.....................................................      1
Risk Factors................................................      7
The Spin-off................................................     11
Dividend Policy.............................................     15
Capitalization..............................................     16
The Company.................................................     17
Selected Historical Financial Information...................     32
Management's Discussion and Analysis of Financial Condition
  and Results of Operations.................................     34
Management..................................................     40
Security Ownership After the Spin-off.......................     45
Certain Relationships.......................................     48
Federal Income Tax Considerations...........................     49
Shares Eligible for Future Sale.............................     59
Description of Capital Stock................................     59
Material Provisions of Maryland Law, Our Charter and
  Bylaws....................................................     60
Plan of Distribution........................................     68
Legal Matters...............................................     68
Experts.....................................................     69
Where You Can Find More Information.........................     69


                             ABOUT THIS PROSPECTUS


    You should rely only on the information contained in this prospectus. We have not, and Senior Housing and HRPT Properties have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We, Senior Housing and HRPT Properties believe that the information contained in this prospectus is accurate as of the date on the cover. Changes may occur after that date; and we, Senior Housing and HRPT Properties may not update this information except as required by applicable law.

                                    SUMMARY


    REFERENCES IN THIS PROSPECTUS TO "WE", "US", "OUR", THE "COMPANY" OR "FIVE STAR" MEAN FIVE STAR QUALITY CARE, INC. AND ITS SUBSIDIARIES. REFERENCES IN THIS PROSPECTUS TO "SENIOR HOUSING" MEAN SENIOR HOUSING PROPERTIES TRUST AND ITS SUBSIDIARIES. REFERENCES IN THIS PROSPECTUS TO "HRPT PROPERTIES" MEAN HRPT PROPERTIES TRUST AND ITS SUBSIDIARIES. REFERENCES IN THIS PROSPECTUS TO "CRESTLINE" MEAN CRESTLINE CAPITAL CORPORATION AND ITS SUBSIDIARIES. REFERENCES IN THIS PROSPECTUS TO "MARRIOTT" MEAN MARRIOTT SENIOR LIVING SERVICES, INC., AND ITS SUBSIDIARIES.


                                THE DISTRIBUTION


Distributing Companies....................  Senior Housing and HRPT Properties. Because HRPT
                                            Properties owns 29% of Senior Housing, HRPT Properties
                                            will receive our shares from Senior Housing. HRPT
                                            Properties will in turn distribute our shares to HRPT
                                            Properties' shareholders.

Shares to be Distributed..................  4,342,170 of our common shares, $.01 par value per share. Immediately after the spin-off and our merger
                                            with FSQ, Inc. we will have a total of 4,617,170 common
                                            shares outstanding and the distributed shares will
                                            represent 94% of our total common shares outstanding.

Distribution Ratio........................  One of our common shares for every 10 common shares of
                                            Senior Housing owned of record on       , 2001. One of
                                            our common shares for every 100 common shares of HRPT
                                            Properties owned of record on       , 2001. No cash
                                            distributions will be paid and fractional shares will be
                                            issued as necessary.

No Payment Required.......................  No holder of Senior Housing or HRPT Properties common shares will be required to make any payment, exchange
                                            any shares or to take any other action in order to
                                            receive our common shares.

Record Date...............................  The spin-off record date for Senior Housing's and HRPT
                                            Properties' distribution of our shares is expected to be
                                                        , 2001.

Distribution Date.........................  The spin-off distribution date is expected to be       ,
                                            2001.

Federal Income Tax Consequences...........  Our shares distributed to you in the spin-off will be treated for tax purposes like all other distributions
                                            from Senior Housing or HRPT Properties. The total value
                                            of this distribution, as well as your initial tax basis
                                            in our shares, will be determined by the trading price
                                            of our common shares at the time of the spin-off. A
                                            portion of this distribution will be taxable to you as a
                                            dividend and the remainder will be a tax-free reduction
                                            in your basis in your Senior Housing or HRPT Properties
                                            shares, as applicable. However, if you have held your
                                            Senior Housing or HRPT Properties common shares, as
                                            applicable, for the entire year, we expect you will have
                                            little or no additional taxable dividend for the year as
                                            a result of the spin-off distribution.

Background and Reasons for the
Distribution..............................  In July 2000, Senior Housing repossessed or acquired senior living facilities from former tenants. Senior
                                            Housing contracted with FSQ, Inc. to manage these
                                            properties. Under applicable provisions of the Internal
                                            Revenue Code, or IRC, REITs such as Senior Housing are
                                            not permitted to contract in this manner for facilities
                                            management for extended periods. We will lease 56 of
                                            these facilities from Senior Housing, and after the
                                            spin-off we will acquire FSQ, Inc.

                                            In August 2001, Senior Housing agreed to acquire 31
                                            senior living facilities from Crestline. These senior
                                            living facilities are managed by Marriott under
                                            agreements extending to 2027, plus renewal options
                                            thereafter. Upon the closing of this transaction, we
                                            will lease these 31 facilities from Senior Housing,
                                            assume the rights and obligations under the existing
                                            management agreements with Marriott, and acquire assets
                                            and liabilities relating to the operation of facilities
                                            which Senior Housing cannot assume under IRC REIT rules.

                                            Both Senior Housing and HRPT Properties are REITs. We
                                            were created to lease and operate senior living
                                            facilities which cannot be leased or operated by REITs
                                            under the IRC. HRPT Properties owns 29% of Senior
                                            Housing. Accordingly, when our shares are distributed by
                                            Senior Housing, a substantial number of our shares will
                                            be received by HRPT Properties and then distributed to
                                            its shareholders. Shareholders who continue to own our
                                            shares and their respective shares of Senior Housing or
                                            HRPT Properties will be able to participate in REIT
                                            qualified ownership of real estate in Senior Housing and
                                            HRPT Properties and in our operations of our leased real
                                            estate.

                                            The Crestline transaction is subject to conditions,
                                            including approval by Crestline shareholders and
                                            approval from Marriott under its management agreements.
                                            At this time, we expect that the Crestline transaction
                                            will close in early 2002. However, there can be no
                                            assurance that the Crestline transaction will close, and
                                            the spin-off is not conditioned on the closing of the
                                            Crestline transaction.

Conflicts of Interest.....................  We were formed primarily for the benefit of Senior
                                            Housing and not for our own benefit. Our formation
                                            allows Senior Housing to continue to own 56 nursing home
                                            properties that it currently owns and allows Senior
                                            Housing to acquire 31 Marriott facilities in the
                                            Crestline transaction without adverse tax consequences
                                            to Senior Housing. Because we were formed to benefit
                                            Senior Housing, some of our contractual relationships
                                            and the terms of our initial business operations may
                                            provide more benefits to Senior Housing than to us.

                                            Further, we are and will be subject to conflicts of
                                            interest, including the following:

                                            - Four of our five directors will also be trustees of
                                            Senior Housing. Initially and for the foreseeable
                                              future, substantially all of our business will be
                                              conducted at properties which we will lease from
                                              Senior Housing.

                                            - Two of our directors, Barry M. Portnoy and Gerard M.
                                              Martin, own 100% of FSQ, Inc. On January 2, 2002,
                                              after the distribution of our shares, we will acquire
                                              FSQ, Inc.

                                            - Messrs. Portnoy and Martin own Reit Management &
                                              Research LLC. Reit Management is the investment
                                              manager to Senior Housing and will also provide
                                              services to us. Also, two of our senior officers will
                                              simultaneously be employed as officers of Reit
                                              Management.

                                            - Messrs. Portnoy and Martin own the premises which we
                                            will lease for our headquarters.

                                            Because of these conflicts of interest some of our
                                            business may have been, and may in the future be,
                                            conducted on terms which are less favorable to us than
                                            we might have achieved on an arm's length basis.

Distribution Agent, Transfer Agent and
Registrar.................................  EquiServe Trust Company, N.A. will be the distribution agent, transfer agent and registrar for our shares.

Listing...................................  There is currently no public market for our shares. We have applied to list our shares on the American Stock
                                            Exchange under the symbol "FVE". If the application is
                                            approved, we expect trading will commence on or around
                                            the distribution date, , 2001. The listing of our shares
                                            does not ensure that an active trading market will be
                                            available to you.

                                            RELATED TRANSACTIONS

Merger Transaction........................  Following the spin-off, in exchange for 250,000 of our common shares, we will acquire all of the capital stock
                                            of FSQ, Inc., the company which currently manages the 56
                                            properties which we will lease from Senior Housing.
                                            Gerard M. Martin and Barry M. Portnoy, Managing Trustees
                                            of Senior Housing and members of our Board of Directors,
                                            together own 100% of FSQ, Inc. Senior Housing expects to
                                            receive an opinion from an internationally recognized
                                            investment banking firm as to the fairness, from a
                                            financial point of view, to us of the consideration
                                            provided for in the merger. For more detailed discussion
                                            of the merger, see "The Spin-off -- The Merger
                                            Transaction".

Crestline Transaction.....................  Senior Housing has agreed to acquire 31 senior housing facilities from Crestline. Upon the closing of the
                                            Crestline transaction, we will lease these 31 facilities
                                            from Senior Housing, assume the rights and obligations
                                            under existing management agreements with Marriott and
                                            acquire assets and liabilities related to the operation
                                            of these facilities. For a more detailed discussion of
                                            the Crestline transaction and this lease, see "The
                                            Spin-off -- The Crestline Transaction" and "The Company
                                            -- Our Lease for the Marriott Facilities".

                                            THE COMPANY

General...................................  We are a corporation originally formed under Delaware law in 2000 and reincorporated under Maryland law on
                                            September 20, 2001.

                                            Our principal place of business is 400 Centre Street,
                                            Newton, Massachusetts 02458, and our telephone number is
                                            (617) 796-8387.

Business..................................  We were formed by Senior Housing to lease and operate senior living facilities, including facilities owned by
                                            Senior Housing. We are not a REIT.

                                            Initially we will lease and operate 56 senior living
                                            facilities which are owned by Senior Housing and
                                            currently managed by FSQ, Inc., which is owned by
                                            Messrs. Portnoy and Martin. These 56 facilities contain
                                            5,125 nursing home beds and 145 independent and assisted
                                            living units. In early 2002, we expect to lease an
                                            additional 31 senior living facilities when they are
                                            acquired by Senior Housing from Crestline. These 31
                                            facilities contain 7,487 living units and are operated
                                            by Marriott under management agreements extending to
                                            2027, plus renewal options thereafter.

                                            In connection with this spin-off transaction, we have
                                            entered agreements which require us to afford Senior
                                            Housing, HRPT Properties, Hospitality Properties Trust,
                                            a REIT that invests in hotels, or any other public real
                                            estate entity managed by Reit Management, the
                                            opportunity to acquire or finance any real estate
                                            investments of the types in which such entity invests
                                            before we do. Aside from this restriction, we may engage
                                            in any business activity. At present, we expect that our
                                            future business will be focused principally upon
                                            leasing, operating and managing senior living
                                            facilities, possibly including additional facilities
                                            which we will lease from Senior Housing.

Initial Capitalization....................  At the time of the spin-off we will be capitalized with
                                            $50 million of equity consisting of cash and working
                                            capital, primarily operating receivables, net of
                                            operating payables. We will have no funded debt at the
                                            time of the spin-off.

Management................................  Prior to completion of the spin-off we expect to have five Board members, and four of our five Board members
                                            will also be members of Senior Housing's Board of
                                            Trustees. Our chief executive officer and our chief
                                            financial officer are also part time employees of Reit
                                            Management. Reit Management is the investment manager to
                                            Senior Housing, HRPT Properties and Hospitality
                                            Properties. We will enter an agreement with Reit
                                            Management to obtain shared services.

Dividend Policy...........................  We do not expect to pay dividends.

Organization and Relationships............  The following chart and table illustrate the ownership and contractual relationships among us, Senior Housing,
                                            HRPT Properties, Hospitality Properties, FSQ, Inc.,
                                            Crestline and Reit Management which we expect will be
                                            effective upon completion of the spin-off, the FSQ, Inc.
                                            merger, the Crestline transaction and the related
                                            transactions.



                             [ORGANIZATIONAL CHART]



                                                                           OWNED               OWNERSHIP
SHAREHOLDER                                                               ENTITY               PERCENTAGE
-----------                                                   -------------------------------  ----------
HRPT Properties.............................................  Senior Housing                      29.5%
HRPT Properties.............................................  Hospitality Properties               6.4%
Senior Housing..............................................  HRPT Properties                      0.8%
Senior Housing..............................................  Five Star                            0.8%
Reit Management and its officers and directors..............  HRPT Properties                      1.0%
Reit Management and its officers and directors..............  Hospitality Properties               0.6%
Reit Management and its officers and directors..............  Senior Housing                       0.3%
Reit Management and its officers and directors..............  Five Star                            6.0%
Messrs. Martin and Portnoy..................................  Reit Management                    100.0%

              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS



    We have made statements that are not historical facts in this document that constitute "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements concern:



    - our ability to manage effectively the 56 senior housing facilities which we will operate;



    - the ability of Senior Housing and us to acquire the 31 Marriott senior housing facilities;



    - Marriott's ability to manage effectively the 31 Marriott senior housing facilities we will lease from Senior Housing;



    - the ability of our senior housing facilities to generate cash flow in excess of our rent obligations to Senior Housing and our other operating expenses;



    - our policies and plans regarding operations, investments, financings and other matters; and



    - our ability to access capital markets or other sources of funds.



    Also, whenever we use words such as "believe," "expect," "anticipate," "estimate" or similar expressions, we are making forward-looking statements. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Our expected results may not be achieved, and actual results may differ materially from our expectations. This may be a result of various factors, including:



    - the status of the economy;



    - the Crestline transaction not closing;



    - compliance with and changes to regulations and payment policies within the healthcare industry;



    - competition within the senior housing and healthcare industries;



    - the status of capital markets (including prevailing interest rates); and



    - changes in federal, state and local legislation.



    Investors should not rely upon forward-looking statements except as statements of our present intentions and of our present expectations which may or may not occur.

                                  RISK FACTORS

    Ownership of our shares will involve various risks. The following is a summary of the material risks:

THERE IS NO HISTORICAL MARKET FOR OUR SHARES.


    We do not know what the trading prices of our shares will be after the spin-off. There is no historical market for our shares. The distribution of our shares is not being underwritten by an investment bank or otherwise. We have applied to list our shares on the American Stock Exchange, but there is no assurance that our request for listing will be approved. Until an orderly trading market develops, the trading prices of our shares may fluctuate significantly. If no regular trading market develops for our shares, you may not be able to sell our shares at fair prices.


OUR OPERATING MARGINS ARE NARROW.


    Our pro forma total operating revenues for the nine months ended
September 30, 2001, assuming completion of the Crestline transaction, were $361 million; and our pro forma income before income taxes for the same period was $1.1 million. A small percentage decline in our revenues or increase in our expenses might have a dramatic negative impact upon our pre-tax income or loss.


THE CRESTLINE TRANSACTION MAY NOT CLOSE.

    We expect to lease 31 Marriott senior living facilities when they are acquired by Senior Housing. The operations associated with this lease will represent over 50% of our total revenues. The closing of the Crestline transaction is subject to conditions, including approval by Crestline's shareholders and by Marriott under its management agreements. The closing of the Crestline transaction is also subject to healthcare regulatory approvals. If the Crestline transaction is not completed, our actual revenues and income will be substantially less than the pro forma amounts presented herein.

THE OPERATIONS OF SOME OF OUR FACILITIES ARE DEPENDENT UPON PAYMENTS FROM MEDICARE AND MEDICAID PROGRAMS.


    At some of our facilities, operating revenues are received from the Medicare and Medicaid programs. On a pro forma basis, assuming completion of the Crestline transaction, 38% of our total revenues for the nine months ended September 30, 2001, was derived from these programs. Since 1998, a Medicare prospective payment system has lowered Medicare rates paid to nursing homes. Many states have adopted formulas to limit Medicaid rates. As a result, in some instances Medicare and Medicaid rates no longer cover costs incurred by operators, including us. Seven of our nursing homes generated operating expenses in excess of operating revenues for the nine months ended September 30, 2001. These seven facilities derived $13.3 million, or on average 75%, of their revenues from Medicare or Medicaid programs during the nine months ended September 30, 2001. At present there is an active debate within the federal government and within many state governments between advocates who want to raise Medicare and Medicaid rates and others who want to retain or lower current Medicare and Medicaid rates. We cannot predict the outcome of this debate. If we cannot cover operating costs, our financial condition and results of operations will be adversely impacted.


OUR FACILITIES AND THEIR OPERATIONS ARE SUBJECT TO COMPLEX REGULATIONS.

    Physical characteristics of senior living facilities are mandated by various governmental authorities. Changes in these regulations may require significant expenditures. Our leases with Senior Housing require us to maintain our facilities in compliance with applicable laws. In the future, our facilities may require significant expenditures to address ongoing required maintenance and make them attractive to residents. Our available financial resources may be insufficient to fund these expenditures.


    State licensing and Medicare and Medicaid laws also require operators of senior living facilities to comply with standards governing operations. During the past three years, the Federal Centers for

Medicare and Medicaid Services, or the Federal Centers, have increased their efforts to enforce Medicare and Medicaid standards and their oversight of state survey agencies which inspect senior living facilities and investigate complaints. When deficiencies are identified, sanctions and remedies such as denials of payment for new Medicare and Medicaid admissions, civil money penalties, state oversight and loss of Medicare and Medicaid participation may be imposed. The Federal Centers and the states are increasingly using such sanctions and remedies when deficiencies, especially those involving findings of substandard care or repeat violations, are identified. Sanctions and remedies have been imposed on some of our nursing homes from time to time. For portions of the nine month period ended September 30, 2001, ten of our properties were under sanctions and were subjected to more frequent inspections but not to material financial penalties. As of the date of this prospectus, none of our properties are subject to sanctions. It is possible that sanctions will be imposed on us in the future and that such sanctions, if imposed, may have adverse financial consequences to us.


HEALTHCARE OPERATIONS ARE SUBJECT TO LITIGATION RISKS.


    There are various federal and state laws prohibiting fraud by healthcare providers, including criminal provisions that prohibit filing false claims for Medicare and Medicaid payments and laws that govern patient referrals. The state and federal governments seem to be devoting increasing resources to anti-fraud initiatives against healthcare providers. In some states, advocacy groups have been created to monitor the quality of care at senior living facilities, and these groups have brought litigation against operators. Also, in several instances private litigation by nursing home patients has succeeded in winning very large damage awards for alleged abuses. The effect of this litigation and potential litigation has been to increase materially the costs of monitoring and reporting quality of care compliance. In addition, the cost of medical malpractice insurance has increased and may continue to increase so long as the present litigation environment affecting the operations of nursing homes and other senior living facilities continues.



OUR CREATION AND INITIAL BUSINESS WAS, AND OUR CONTINUING BUSINESS WILL BE, SUBJECT TO CONFLICTS OF INTEREST WITH SENIOR HOUSING, REIT MANAGEMENT AND MESSRS. PORTNOY AND MARTIN.



    Our creation and initial business was, and our continuing business will be subject to conflicts of interest, as follows:


    - All of our directors were trustees of Senior Housing at the time we were created.


    - Upon completion of the spin-off we expect to have five directors, four of whom also will be trustees of Senior Housing.



    - Our chief executive officer and our chief financial officer are currently employees of Reit Management, and they will remain part time employees of Reit Management after the spin-off. Reit Management is the investment manager for Senior Housing, HRPT Properties and Hospitality Properties, and we will purchase various services from Reit Management pursuant to a shared services agreement.



    - Two of our directors, Barry M. Portnoy and Gerard M. Martin, are also Managing Trustees of Senior Housing and of other REITs managed by Reit Management. Messrs. Portnoy and Martin also own FSQ, Inc., Reit Management and another entity that leases office space to us.



    These conflicts may have caused, and in the future may cause, our business to be adversely affected, including as follows:


    - The leases we have entered with Senior Housing may be on terms less favorable to us than leases which would have been entered as a result of arm's length negotiations.


    - The terms of our merger with FSQ, Inc., our shared services agreement with Reit Management or our office lease with an entity owned by Messrs. Portnoy and Martin may be less favorable to us than we could have achieved on an arm's length basis; specifically, the consideration we will pay in the merger of 250,000 of our common shares, our payments of 0.6% of our total revenues for shared services, equal to $2.9 million on a pro forma basis for the year ended December 31, 2000 assuming the completion of the Crestline transaction, or office rent of $531,000 per year may be greater than if these matters were negotiated with third parties.



    - Future business dealings between us and Senior Housing, Reit Management, Messrs. Portnoy and Martin and their affiliates may be on terms less favorable to us than we could achieve on an arm's length basis.



    - We will have to compete with Senior Housing and Reit Management for the time and attention of our directors and officers, including
      Messrs. Portnoy and Martin.



OUR PROPERTY LEASES WILL BE SUBORDINATED TO SENIOR HOUSING'S DEBTS.



    Our leases for some of the Marriott properties which Senior Housing expects to acquire will be subordinated to mortgages totaling $404 million. The leases for all properties which we lease from Senior Housing may be subordinated to additional indebtedness Senior Housing incurs. In the event Senior Housing defaults upon the existing mortgages or future debts to which our leases are subordinated, we may lose our rights to continue operating the leased properties.


OWNERSHIP LIMITATIONS AND ANTI-TAKEOVER PROVISIONS MAY PREVENT YOU FROM RECEIVING A TAKEOVER PREMIUM.


    Our charter will prohibit any party from owning more than 9.8% of our outstanding common shares. Our leases with Senior Housing and our shared services agreement also restrict our share ownership and prohibit any change of control of us. Our charter and bylaws contain other provisions that may increase the difficulty of acquiring control of us by means of a tender offer, open market purchases, a proxy fight or otherwise, if the acquisition is not approved by our Board of Directors. These other anti-takeover provisions include the following:


    - a staggered Board of Directors with separate terms of service for each class of directors;


    - the availability, without a shareholders' vote, of additional shares and classes of shares that our Board of Directors may authorize and issue on terms that it determines;



    - a 75% shareholder vote required for removal of directors for cause; and


    - advance notice procedures with respect to nominations of directors and shareholder proposals.

    For all of these reasons, you may be unable to realize a change of control premium for the common shares that you receive in the spin-off distribution.

THE SENIOR LIVING INDUSTRY IS HIGHLY COMPETITIVE.


    We will compete with numerous other companies which provide senior living alternatives, including home healthcare companies and other real estate based service providers. Historically, nursing homes have been somewhat protected from competition by state requirements of obtaining certificates of need to develop new facilities; however, these barriers are being eliminated in many states. Also, there are few barriers to competition for home healthcare or for independent and assisted living services. Growth in availability of nursing home alternatives, including assisted living facilities, has and may in the future have the effect of reducing the occupancy or operating profitability at nursing homes including those we operate. Many of our existing competitors are larger and have greater financial resources than us. Accordingly, we cannot provide any assurances that we will be able to attract a sufficient number of residents to our facilities or that we will be able to attract employees and keep wages and other employee costs at levels which will allow us to operate profitably, and we do not know whether we will be able to grow our business by acquiring additional operations.

OUR RELATIONSHIPS WITH SENIOR HOUSING AND WITH REIT MANAGEMENT MAY INHIBIT OUR ABILITY TO GROW OUR BUSINESS.



    In connection with this spin-off we will enter agreements which prohibit us from acquiring or financing real estate in competition with Senior Housing, HRPT Properties, Hospitality Properties or other real estate entities managed by Reit Management, unless those investment opportunities are first offered to Senior Housing, HRPT Properties, Hospitality Properties or those real estate entities. Any of these conditions may make it difficult, more expensive or impossible for us to alter our business growth strategy in the future to include investments in real estate.



    Because of our various relationships with Senior Housing and Reit Management, competitors of those companies may be unwilling to lease senior living facilities to us or conduct business with us. Also, because we have limited financeable assets and ownership of more than 9.8% of our shares by a party is prohibited, we may be unable to finance future growth opportunities. These circumstances may also prevent us from realizing some growth opportunities.


WE HAVE A LIMITED OPERATING HISTORY.


    We are a recently formed company, have a limited operating history, and we have not previously operated as an independent public company. Accordingly, we may be unable to execute our business plans effectively.



OUR MANAGEMENT TEAM HAS LIMITED EXPERIENCE WORKING TOGETHER.



    Our management team has been assembled for less than two years. We do not have employment agreements with any of our executive officers. Two of our executive officers and all of our directors have other business interests which will prevent them from working full-time on our business. These conditions may make it difficult for us to carry out our business plans.



OUR LEASE OF SENIOR HOUSING FACILITIES CREATES RISKS AND LIABILITIES ASSOCIATED WITH REAL ESTATE.



    Our leases require that we pay for and indemnify Senior Housing from all liabilities associated with the ownership or operation of the facilities we lease from Senior Housing which arise prior to or during the terms of our leases. Accordingly, our business will be subject to risks associated with real estate, including:



    - costs associated with uninsured damages, including damages for which insurance may be unavailable or unavailable on commercially reasonable terms;



    - costs and damages caused by eminent domain takings;



    - costs that may be required for maintenance and repair; and



    - the need to make expenditures due to changes in laws and other regulations, including the Americans with Disabilities Act.



THE LEASE OF SENIOR HOUSING FACILITIES CREATES RISKS AND LIABILITIES DUE TO ENVIRONMENTAL HAZARDS.



    Under various laws in the United States, operators of real estate may be required to investigate and clean up hazardous substances present at their leased properties, including but not limited to medical waste, mishandled petroleum products and asbestos containing materials, and may be held liable for property damage or personal injuries that result from such contamination. These laws also expose us to the possibility that we become liable to reimburse the government for damages and costs it incurs in connection with the contamination. As the owner of real estate leased to us, Senior Housing is also subject to similar liabilities, and we have agreed to indemnify Senior Housing from costs it incurs at our leased properties related to environmental hazards which arise prior to or during the terms of our leases. We can give you no assurance that environmental liabilities are not present in our operated facilities or that costs we incur to remediate contamination or the presence of asbestos will not have a material adverse effect on our business and financial condition.

                                  THE SPIN-OFF

KEY DATES


DATE                                                             ACTIVITY
----                                                             --------
December   , 2001....................  PROSPECTUS MAILING DATE. The date the registration statement of which this prospectus is a part is declared effective by the SEC. We have mailed this prospectus to you on or about this date.

December   , 2001....................  RECORD DATE. Senior Housing common shareholders will receive one share of our common stock for every 10 Senior Housing
                                       common shares owned of record on this date. Because HRPT
                                       Properties owns 29% of Senior Housing, HRPT Properties will receive our shares from Senior Housing. Our shares that HRPT
                                       Properties receives from Senior Housing will be distributed by HRPT Properties to its shareholders. HRPT Properties
                                       common shareholders will receive one share of our common
                                       stock for every 100 HRPT Properties common shares owned of record on this date. After the record date is declared, a
                                       market for our shares may develop before the distribution
                                       date and our shares may begin to trade. A market that
                                       develops for shares that will be issued in the future is
                                       referred to as a "when issued" market. If a "when issued"
                                       market develops for our shares, a market may develop for the trading of Senior Housing shares and HRPT Properties shares which do not include the right to receive the distribution of our shares, which is referred to as a "when issued/ex
                                       dividend" market.

December   , 2001....................  DISTRIBUTION DATE. 4,342,170 of our common shares will be delivered to the distribution agent on this date, and the
                                       spin-off will be completed. If you hold Senior Housing or
                                       HRPT Properties common shares in a brokerage account, your shares of our common stock will be credited to that account.
                                       If you hold Senior Housing or HRPT Properties common shares in certificated form, a certificate representing your shares of our common stock will be mailed to you; the mailing
                                       process is expected to take about 30 days. If a "when
                                       issued" and "when issued/ex dividend" market has developed for our shares and for Senior Housing and HRPT Properties
                                       shares, respectively, it will cease on this date; and
                                       thereafter all those shares will trade in the regular way.

January 2, 2002......................  MERGER DATE. FSQ, Inc. will merge with a subsidiary of ours on this date. As a result of this merger, FSQ, Inc. will
                                       become a wholly owned subsidiary of ours and Messrs. Portnoy and Martin will each receive 125,000 of our common shares.

Early in 2002........................  CRESTLINE TRANSACTION DATE. We expect Senior Housing to acquire 31 Marriott facilities from Crestline on this date.
                                       Simultaneously with this closing, we will lease these 31
                                       Marriott facilities from Senior Housing.


DISTRIBUTION AGENT


    The distribution agent for the spin-off will be EquiServe Trust Company, N.A.

LISTING AND TRADING OF OUR SHARES


    There is currently no public market for our shares. We have applied to list our shares on the American Stock Exchange, or AMEX, under the symbol "FVE". A "when issued" market, if one develops, may permit you and others to trade our shares on the AMEX before the shares are distributed.



    Until we have distributed our shares and an orderly trading market develops, the price of our shares may fluctuate significantly. If our listing application is approved, we expect trading in the regular way on the AMEX will commence on the distribution date. You should understand that the listing of our shares will not ensure that an active trading market will be available to you. Many factors will influence the market price of our shares, including the depth and liquidity of the market which develops, investor perception of our business and growth prospects and general market conditions.


BACKGROUND AND REASONS FOR THE SPIN-OFF

    In order to maintain its status as a REIT for federal income tax purposes, in most cases a substantial majority of Senior Housing's revenues must be derived from real estate rents and mortgage interest.


    In July 2000, Senior Housing repossessed or acquired nursing homes from bankrupt former tenants. These facilities are now managed for Senior Housing's account by FSQ, Inc. IRC rules applicable to REITs restrict the manner and period these operations may be conducted and make the profits from these operations subject to corporate income tax. By completing this spin-off, Senior Housing will be able to continue indefinitely its ownership of these facilities, and the rent Senior Housing receives from us may generally be distributed to Senior Housing shareholders without any corporate federal income tax being paid by Senior Housing.



    In August 2001, Senior Housing agreed to acquire 31 Marriott facilities from Crestline. The income now realized from these properties is not the type of income which REITs may receive under applicable IRC rules. By completing this spin-off and leasing these facilities to us, Senior Housing may remain a REIT and realize a significant part of the future income from these facilities as rent without corporate federal tax on income generated from these facilities by Senior Housing.



    We have been formed by Senior Housing to meet Senior Housing's need for a tenant for the 56 facilities managed by FSQ, Inc. and the 31 Marriott facilities. We will be able to do so because we will be taxed as a regular corporation rather than a REIT. Also, in order to acquire the personnel, systems and assets used in managing the 56 facilities, we have agreed to acquire FSQ, Inc. on January 2, 2002.



    HRPT Properties is a REIT which owns 29% of Senior Housing's shares. When our shares are distributed by Senior Housing, HRPT Properties will simultaneously distribute all of our shares that it receives to HRPT Properties shareholders. HRPT Properties has agreed to make this simultaneous distribution because doing so will allow HRPT Properties to retain its own REIT status as well as assist Senior Housing to retain its REIT status.


    For a more detailed discussion of the tax provisions applicable to REITs which underlie this spin-off, see "Federal Income Tax Considerations".

MANNER OF EFFECTING THE SPIN-OFF AND RELATED TRANSACTIONS

    To effect the spin-off and related transactions, the following material actions will occur:


    - Senior Housing will capitalize us with $50 million of net assets, consisting primarily of cash and receivables net of accounts payable arising from the operations of 56 senior living facilities now managed for Senior Housing by FSQ, Inc.

    - Senior Housing will distribute 4,342,170 of our shares to its shareholders, and retain 25,000 of our shares. Senior Housing shareholders will receive one of our shares for every 10 common shares of Senior Housing owned on the record date.



    - HRPT Properties will distribute all of our shares it receives to its shareholders. HRPT Properties shareholders will receive one of our shares for every 100 common shares of HRPT Properties owned on the record date. Because Senior Housing owns 1,000,000 common shares of HRPT Properties, Senior Housing will receive 10,000 additional shares of ours from HRPT Properties.



    - Upon completion of the distribution of our shares by Senior Housing and HRPT Properties, our lease for the 56 facilities now managed for Senior Housing by FSQ, Inc. will become effective and our agreement with Senior Housing to lease the 31 Marriott facilities which Senior Housing has agreed to purchase from Crestline will become binding.



    - On January 2, 2002, we will issue 125,000 of our shares to each of Messrs. Portnoy and Martin and acquire FSQ, Inc. The now existing management agreement between FSQ, Inc. and Senior Housing will be cancelled.


    - The lease for the 31 Marriott facilities will be effective when the Crestline transaction is closed, which we expect to occur in early 2002.


    If you hold Senior Housing or HRPT Properties common shares in a brokerage account, your shares of our common stock will be credited to that account. If you hold Senior Housing or HRPT Properties common shares in certificated form, a certificate representing your shares of our common stock will be mailed to you by the distribution agent; the mailing process is expected to take about
30 days.


    No cash distributions will be paid and we will issue fractional shares of our common stock in connection with the spin-off distribution as necessary.


    No holder of common shares of Senior Housing or HRPT Properties is required to make any payment or exchange any shares in order to receive our common shares.


THE TRANSACTION AGREEMENT


    In order to effect the spin-off and to govern relations after the spin-off, we entered a transaction agreement with Senior Housing, HRPT Properties, Hospitality Properties, FSQ, Inc. and Reit Management. This transaction agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. If you want more information about the actions which have been and will be taken to effect the spin-off or about the agreements among us, Senior Housing, HRPT Properties, Hospitality Properties, FSQ, Inc. and Reit Management concerning future relations, you should read the entire transaction agreement. The material provisions of the transaction agreement are summarized as follows:



    - Senior Housing will capitalize us with net equity of $50 million consisting primarily of cash and accounts receivable net of accounts payable arising from the operation of the 56 senior living facilities now owned by Senior Housing which we will lease.



    - On the distribution date Senior Housing will distribute 4,342,170 of our shares to its shareholders; and HRPT Properties will distribute all of our shares that it receives as a Senior Housing shareholder to HRPT Properties' shareholders.


    - Our lease for the 56 facilities now owned by Senior Housing will be effective on the distribution date. See "The Company -- Our Lease for the 56 Facilities".

    - On January 2, 2002, in order to acquire the personnel, systems and assets necessary to operate the 56 facilities which we will lease, we will acquire FSQ, Inc. See "-- The Merger Transaction".



    - To retain certain services now provided by Reit Management to FSQ, Inc., simultaneously with the FSQ, Inc. merger we will enter a shared services agreement with Reit Management. See "Management -- Our Shared Services Agreement with Reit Management".



    - When Senior Housing acquires the 31 Marriott facilities from Crestline, we will lease those facilities from Senior Housing. See "-- The Crestline Transaction" and "The Company -- Our Lease for the Marriott Facilities".



    - Hospitality Properties will provide certain consents to Crestline in order to facilitate the closing of the Crestline transaction and our lease of the 31 Marriott facilities.



    - We will afford Senior Housing, HRPT Properties, Hospitality Properties or any other public company for which Reit Management serves as investment manager the opportunity to acquire or finance any real estate investments of the types in which they invest before we do.



    - We will agree to restrict the ownership of our shares and conduct all of our business activities in a manner which may prevent a change of control of us and does not jeopardize Senior Housing's or HRPT Properties' status as a REIT. See "Material Provisions of Maryland Law, Our Charter and Bylaws -- Restrictions on Share Ownership and Transfer".



    - We and Senior Housing will cooperate to file future tax returns including appropriate allocation of taxable income, expenses and other tax attributes.



    - We will agree to indemnify Senior Housing for liabilities which may arise relating to our business, operations and the leased facilities, for periods either before or after the spin-off.


    - Senior Housing will pay all of the costs and expenses of the spin-off and related transactions which may be incurred by the parties to the transaction agreement.

THE MERGER TRANSACTION


    Promptly after completion of the spin-off, one of our subsidiaries will merge into FSQ, Inc. so that we may acquire the personnel, systems and assets now used by FSQ, Inc. to manage the 56 facilities which we will lease from Senior Housing. The merger agreement between FSQ, Inc., one of our subsidiaries and us has been filed as an exhibit to the registration statement of which this prospectus is a part. If you want more information about this merger transaction, you should read the merger agreement. The material terms of the merger agreement are summarized as follows:


    - The merger will be a stock for stock transaction.


    - One of our wholly owned subsidiaries will merge into FSQ, Inc.



    - As consideration in the merger, we will issue 125,000 shares of our common stock to each of Messrs. Portnoy and Martin, the current owners of FSQ, Inc.



    - After the merger we will own 100% of FSQ, Inc.



    - The merger and related indemnity agreement will contain representations, warranties and indemnities between us and Messrs. Portnoy and Martin, as owners of FSQ, Inc.



    In connection with this merger at the time of execution of the merger agreement, which will occur prior to the spin-off when we are still a wholly-owned subsidiary of Senior Housing, Senior Housing expects to receive an opinion of an internationally recognized investment banking firm as to the fairness, from a financial point of view, to us of the exchange ratio provided for in the merger. Immediately after this merger we will have 4,617,170 common shares outstanding.

THE CRESTLINE TRANSACTION


    In August 2001, Senior Housing agreed to purchase all of the outstanding capital stock of one of Crestline's subsidiaries that owns 31 senior living facilities which are managed by Marriott. The total purchase price Senior Housing will pay is $600 million, subject to adjustments. We have agreed with Senior Housing to assume the rights and obligations under the existing management agreements with Marriott and to acquire certain operating assets and liabilities of these Marriott facilities simultaneously with Senior Housing's closing with Crestline. On a pro forma basis as of September 30, 2001, the assets and liabilities are principally composed of accounts receivable of $8.9 million and accrued operating liabilities of $12.5 million. The net of these operating assets and liabilities, if any, will be settled between Senior Housing and us in cash. On a pro forma basis as of September 30, 2001, this cash amounts to $3.6 million which we would receive from Senior Housing. Also, simultaneously with this closing we will lease these facilities from Senior Housing. We expect this transaction to close in early 2002. However, this transaction is subject to certain conditions, including the following:


    - approval by Crestline shareholders;

    - consents from Marriott as required under its management agreements;

    - consent from certain Crestline lenders to Senior Housing's assuming their debt and our leasing the properties;


    - Crestline's obtaining new mortgage financing which may be assumed by Senior Housing which is currently expected to be $170 million; and


    - various regulatory approvals for the change of ownership for these facilities from Crestline to Senior Housing and for Senior Housing's leases to us.

    The Crestline transaction may be terminated, in addition to other customary reasons, by either Crestline or Senior Housing:

    - if the closing has not occurred prior to June 30, 2002;

    - for regulatory reasons; and

    - if Crestline's shareholders do not approve the transaction or if Crestline accepts an offer to purchase the facilities from a third party other than Senior Housing.

    Under certain termination events, Crestline is required to pay a termination fee to Senior Housing. If Senior Housing receives this fee, it will pay up to $7.5 million to us.


    A copy of the purchase agreement between Senior Housing and Crestline has been filed as an exhibit to the registration statement of which this prospectus is a part. If you want more information about this agreement and the various conditions to closing you should read this purchase agreement. For more information about the terms of our prospective lease of these 31 Marriott facilities, see "The Company -- Our Lease for the Marriott Facilities".


                                DIVIDEND POLICY

    We do not expect to pay dividends in the foreseeable future.

                                 CAPITALIZATION


    The following table describes our pro forma capitalization as of September 30, 2001, assuming the capitalization by Senior Housing pursuant to the transaction agreement and the closing of the FSQ, Inc. merger and as adjusted for the closing of the Crestline transaction (in 000s):



                                                                                AS ADJUSTED FOR THE SPIN-OFF,
                                                 AS ADJUSTED FOR THE SPIN-OFF     FSQ, INC. MERGER AND THE
                                                     AND FSQ, INC. MERGER           CRESTLINE TRANSACTION
                                                 ----------------------------   -----------------------------
Debt...........................................             $    --                        $    --
Common Equity (1)..............................              51,449                         51,449
                                                            -------                        -------
Total Capital..................................             $51,449                        $51,449
                                                            =======                        =======


------------------------


(1) This table assumes that HRPT Properties will not purchase any of our shares in order to complete a 1 for 100 distribution to its shareholders. See "Security Ownership After the Spin-off" and "Plan of Distribution".

                                  THE COMPANY

GENERAL


    We are a corporation organized under Maryland law. We are in the business of leasing and operating senior living facilities, including senior apartments, assisted living facilities, congregate communities and nursing homes. Upon the completion of the spin-off and the FSQ, Inc. merger, we will lease and operate 56 senior living facilities. Upon completion of the Crestline transaction, we will lease an additional 31 senior living facilities.


HISTORY


    Messrs. Portnoy and Martin have been active in the senior living industry for over 25 years. In 1986 they organized HRPT Properties as a REIT to invest in senior living and healthcare related real estate. In the mid-1990s HRPT Properties began to diversify its investments by purchasing hotels and office buildings. In 1995 HRPT Properties' hotel subsidiary, Hospitality Properties, completed an initial public offering, and it now operates as a separate public company. By the late 1990s the amount of HRPT Properties' office building investments greatly exceeded its investments in senior living properties; and, in October 1999, HRPT Properties concentrated its senior living investments in Senior Housing and a majority interest in Senior Housing was spun-out to HRPT Properties shareholders. Today, HRPT Properties continues to own 29% of the common shares of Senior Housing, but HRPT Properties is primarily focused on owning office buildings.



    In July 2000, Senior Housing repossessed or acquired senior living facilities from two bankrupt former tenants. Under IRC rules applicable to REITs, Senior Housing was required to engage an independent operating company to manage the healthcare businesses conducted at their facilities. Messrs. Portnoy and Martin formed FSQ, Inc. to manage these facilities for Senior Housing. During the past year, we believe the combined operations at these 56 facilities has stabilized and improved. Simultaneously with the repossession of these facilities, Senior Housing foreclosed upon one million HRPT Properties shares which had been pledged by one of its bankrupt former tenants to secure its lease.


    In August 2001, Senior Housing agreed to acquire 31 senior living facilities from Crestline for $600 million. The operations at these 31 facilities are managed by Marriott under management contracts, generally with terms through 2027 plus one five year renewal option. The operating income generated by these facilities is not REIT qualified income under applicable IRC rules. To complete the Crestline transaction and remain a REIT, Senior Housing must identify a taxable entity to lease these facilities.


    We are now a 100% owned subsidiary of Senior Housing. Currently, all of the operations of the 56 facilities are managed by FSQ, Inc. for Senior Housing. We will enter a lease agreement with Senior Housing for these facilities. This lease will become effective upon completion of the spin-off. Promptly after completion of the spin-off, in order to acquire the personnel, systems and assets now used to manage the 56 facilities which we will lease, we will acquire FSQ, Inc. Also, we have entered an agreement to lease the 31 Marriott facilities from Senior Housing when they are acquired by Senior Housing from Crestline.


BUSINESS AND GROWTH STRATEGY


    The population of the United States is aging. We expect we may be able to take advantage of this demographic fact by attracting new residents to, and retaining existing residents at, our leased facilities. This attraction and retention will be pursued through a combination of high-quality resident care services and facilities. Our facilities strategy with regard to our 56 nursing homes includes correcting maintenance and repairs that had been deferred at these facilities by their former operators. We also expect to expand our operations by leasing or managing additional senior living facilities in conjunction with Senior Housing and independently of Senior Housing.

TYPES OF FACILITIES


    Upon completion of the spin-off, the FSQ, Inc. merger and the Crestline transaction, we will lease or manage senior apartments, assisted living facilities, congregate care communities and nursing homes. Our present business plan contemplates the leasing and management of these types of senior living facilities, including some facilities that combine more than one type in a single building or campus.


    SENIOR APARTMENTS. Senior apartments, or independent living, are marketed to residents who are generally capable of caring for themselves. Residence is usually restricted on the basis of age. Purpose built facilities may have special function rooms, concierge services, high levels of security and assistance call systems for emergency use. Tenants at these facilities who need healthcare or assistance with the activities of daily living are expected to contract independently for these services with homemakers or home healthcare companies.

    CONGREGATE COMMUNITIES. Congregate communities also provide high levels of privacy to residents and require residents to be capable of relatively high degrees of independence. Unlike a senior apartment facility, a congregate community usually bundles several services as part of a regular monthly charge -- for example, one or two meals per day in a central dining room, weekly maid service and a social director. Additional services are generally available from staff employees on a fee-for-service basis. In some congregate communities, separate parts of the facility are dedicated to assisted living or nursing services.

    ASSISTED LIVING FACILITIES. Assisted living facilities are typically comprised of one bedroom suites which include private bathrooms and efficiency kitchens. Services bundled within one charge usually include three meals per day in a central dining room, daily housekeeping, laundry, medical reminders and 24 hour availability of assistance with the activities of daily living such as dressing and bathing. Professional nursing and healthcare services are usually available at the facility on call or at regularly scheduled times. Since the early 1990s there has been explosive growth in the number of purpose built assisted living facilities.


    NURSING HOMES. Nursing homes generally provide extensive nursing and healthcare services similar to those available in hospitals, without the high costs associated with operating theaters, emergency rooms or intensive care units. A typical purpose built nursing home includes mostly two-bed units with a separate bathroom in each unit and shared dining and bathing facilities. Some private rooms are often available for those residents who can afford to pay higher rates or for patients whose medical conditions require segregation. Nursing homes are generally staffed by licensed nursing professionals 24 hours per day.


    During the past few years, nursing home operators have faced two significant business challenges. First, the rapid expansion of the assisted living industry which started in the early 1990s has attracted a number of residents away from nursing homes. This was especially significant because the residents who chose assisted living facilities often previously had been the most profitable residents in the nursing homes. These residents required a lesser amount of care and were able to pay higher private rates rather than government rates.


    The second major challenge arose as a result of Medicare and Medicaid cost containment laws, particularly 1997 federal legislation that required the Medicare program to implement a prospective payment program for various subacute services provided in nursing homes. Implementation of this Medicare prospective payment program began on July 1, 1998. Prior to the prospective payment program, Medicare generally paid nursing home operators based upon audited costs for services provided. The new prospective payment system sets Medicare rates based upon government estimated costs of treating specified medical conditions. Although it is possible that a nursing home may increase its profit if it is able to provide quality services at below average costs, we believe that the effect of the new Medicare rate setting methodology has been and will be to reduce the profitability of Medicare services in nursing homes. This belief is based upon our observation of the impact of similar Medicare changes that were implemented for hospitals during the 1980s and the large number of bankruptcies which have occurred in the nursing home industry since the implementation of the Medicare prospective payment system began.


GOVERNMENT REGULATION AND RATE SETTING

    SENIOR APARTMENTS. Generally, government programs do not pay for housing in senior apartments. Rents are paid from the residents' private resources. Accordingly, the government regulations that apply to these types of properties are generally limited to zoning, building and fire codes, Americans with Disabilities Act requirements and other life safety type regulations applicable to residential real estate. Government rent subsidies and government assisted development financing for low income senior housing are exceptions to these general statements. The development and operation of subsidized senior housing properties are subject to numerous governmental regulations. While it is possible that we may lease some subsidized senior apartment facilities, we do not expect these facilities to be a major part of our future business, and after the spin-off and the Crestline transaction, we will own no senior apartments where rent subsidies are applicable.

    CONGREGATE COMMUNITIES. Government benefits generally are not available for services at congregate communities and the resident charges in these facilities are paid from private resources. However, a number of Federal Supplemental Security Income program benefits pay housing costs for elderly or disabled residents to live in these types of residential facilities. The Social Security Act requires states to certify that they will establish and enforce standards for any category of group living arrangement in which a significant number of supplemental security income residents reside or are likely to reside. Categories of living arrangements which may be subject to these state standards include congregate communities and assisted living facilities. Because congregate communities usually offer common dining facilities, in many locations they are required to obtain licenses applicable to food service establishments in addition to complying with land use and life safety requirements. In many states, congregate communities are licensed by state health departments, social service agencies, or offices on aging with jurisdiction over group residential facilities for seniors. To the extent that congregate communities maintain units in which assisted living or nursing services are provided, these units are subject to applicable state licensing regulations, and if the facilities receive Medicaid or Medicare funds, to certification standards. In some states, insurance or consumer protection agencies regulate congregate communities in which residents pay entrance fees or prepay other costs.


    ASSISTED LIVING. According to the National Academy for State Health Policy, 38 states provide or are approved to provide Medicaid payments for residents in some assisted living facilities under waivers granted by the Federal Centers for Medicare and Medicaid Services or under Medicaid state plans, and eight other states are planning some Medicaid funding by requesting waivers implementing assisted living pilot programs or demonstration projects. Because rates paid to assisted living facility operators are lower than rates paid to nursing home operators, some states use Medicaid funding of assisted living as a means of lowering the cost of services for residents who may not need the higher intensity of health-related services provided in nursing homes. States that administer Medicaid programs for assisted living facilities are responsible for monitoring the services at, and physical conditions of, the participating properties. Different states apply different standards in these matters, but generally we believe these monitoring processes are similar to the concerned states' inspection processes for nursing homes.


    In light of the large number of states using Medicaid to purchase services at assisted living facilities and the growth of assisted living, a majority of states have adopted licensing standards applicable to assisted living facilities. According to the National Academy for State Health Policy, 29 states have licensing statutes or standards specifically using the term "assisted living". The majority of states have revised their licensing regulations recently or are reviewing their policies or drafting or revising their regulations. State regulatory models vary; there is no national consensus on a definition of assisted living, and no uniform approach by the states to regulating assisted living facilities. Most state licensing standards apply to assisted living facilities whether or not they accept Medicaid funding.

Also, according to the National Academy for State Health Policy, seven states require certificates of need from state health planning authorities before new assisted living facilities may be developed and two states have exempted assisted living facilities from certificate of need laws. Based on our analysis of current economic and regulatory trends, we believe that assisted living facilities that become dependent upon Medicaid payments for a majority of their revenues may decline in value because Medicaid rates may fail to keep up with increasing costs. We also believe that assisted living facilities located in states that adopt certificate of need requirements or otherwise restrict the development of new assisted living facilities may increase in value because these limitations upon development may help ensure higher occupancy and higher non-governmental rates.


    Two federal government studies provide background information and make recommendations regarding the regulation of, and the possibility of increased governmental funding for, the assisted living industry. The first study, an April 1999 report by the General Accounting Office to the Senate Special Committee on Aging on assisted living facilities in four states, found a variety of residential settings serving a wide range of resident health and care needs. The General Accounting Office found that consumers often receive insufficient information to determine whether a particular facility can meet their needs and that state licensing and oversight approaches vary widely. The General Accounting Office anticipates that as the states increase the use of Medicaid to pay for assisted living, federal financing will likewise grow, and these trends will focus more public attention on the place of assisted living in the continuum of long-term care and upon state standards and compliance approaches. The second study, a National Study of Assisted Living for the Frail Elderly, was funded by the U.S. Department of Health and Human Services Assistant Secretary for Planning and Evaluation and is expected to result in a report on the effects of different service and privacy arrangements on resident satisfaction, aging in place and affordability. In 2001, the Senate Special Committee on Aging held hearings on assisted living and its role in the continuum of care and on community-based alternatives to nursing homes. We cannot predict whether these studies will result in governmental policy changes or new legislation, or what impact any changes may have. Based upon our analysis of current economic and regulatory trends, we do not believe that the federal government is likely to have a material impact upon the current regulatory environment in which the assisted living industry operates unless it also undertakes expanded funding obligations, and we do not believe a materially increased financial commitment from the federal government is presently likely. However, we do anticipate that assisted living facilities will increasingly be licensed and regulated by the various states, and that in absence of federal standards, the states' policies will continue to vary widely.



    NURSING HOMES. About 58% of all nursing home revenues in the U.S. in 1999 came from government Medicare and Medicaid programs, including about 47% from Medicaid programs. Nursing homes are among the most highly regulated businesses in the country. The federal and state governments regularly monitor the quality of care provided at nursing homes. State health departments conduct surveys of resident care and inspect the physical condition of nursing home properties. These periodic inspections and occasional changes in life safety and physical plant requirements sometimes require nursing home operators to make significant capital improvements. These mandated capital improvements have in the past usually resulted in Medicare and Medicaid rate adjustments, albeit on the basis of amortization of expenditures over expected useful lives of the improvements. A new Medicare prospective payment system, often referred to as PPS, began being phased in for cost reporting years starting on or after July 1, 1998, and will be completely phased in during 2001. Under this new Medicare payment system, capital costs are part of the prospective rate and are not facility specific. This new Medicare payment system and other recent legislative and regulatory actions with respect to state Medicaid rates are limiting the reimbursement levels for some nursing home and other eldercare services. At the same time federal and state enforcement and oversight of nursing homes is increasing, making licensing and certification of these facilities more rigorous. These actions have adversely affected the revenues and increased the expenses of many nursing home operators, including us. The new Medicare payment system was established by the Balanced Budget Act of 1997, and was intended to reduce the rate of growth in Medicare payments for skilled nursing facilities. Before the new Medicare payment system, Medicare rates were facility-specific and cost-based. Under the new Medicare payment system, facilities receive a fixed payment for each day of care provided to Medicare patients. Each patient is assigned to one of 44 care groups depending on that patient's medical characteristics and service needs. Per diem payment rates are based on these care groups. Medicare payments cover substantially all services provided to Medicare patients in skilled nursing facilities, including ancillary services such as rehabilitation therapies. The new Medicare payment system is intended to provide incentives to providers to furnish only necessary services and to deliver those services efficiently. During the three-year phase-in period, Medicare rates for skilled nursing facilities are based on a blend of facility-specific costs and rates established by the new Medicare payment system. According to the General Accounting Office, between fiscal year 1998 and fiscal year 1999, the first full year of the new Medicare payment system phase-in, the average Medicare payment per day declined by about nine percent. As of September 30, 2001, all of the facilities that we will lease from Senior Housing on the distribution date and that participate in the Medicare program have derived their Medicare revenues under the new payment system rates for at least six months. The new Medicare payment system rates have been applied to 34 of our 56 leased facilities since January 1, 2001.



    Since November 1999, Congress has provided some relief from the impact of the Balanced Budget Act of 1997. Effective April 1, 2000, the Medicare, Medicaid and SCHIP Balanced Budget Refinement Act of 1999 temporarily boosted payments for certain skilled nursing cases by 20 percent and allowed nursing facilities to transition more rapidly to the federal payment system. This Act also increased the new Medicare payment rates by four percent for fiscal years 2001 and 2002 and imposed a two-year moratorium on some therapy limitations for skilled nursing patients covered under Medicare Part B.



    In December 2000, the Medicare, Medicaid and SCHIP Benefits Improvement and Protection Act of 2000 was approved. Effective April 1, 2001, to October 1, 2002, this Act increases the nursing component of the payment rate for each care group by 16.6%. This Act also increased annual inflation adjustments for fiscal year 2001, increased rehabilitation care group rates by 6.7%, and maintained the previously temporary 20% increase in the other care group rates established in 1999.



    The Federal Centers for Medicare and Medicaid Services, or the Federal Centers, have begun to implement an initiative to increase the effectiveness of Medicare and Medicaid nursing facility survey and enforcement activities. The Federal Centers' initiative follows a July 1998 General Accounting Office investigation which found inadequate care in a significant proportion of California nursing homes and the Federal Centers' July 1998 report to Congress on the effectiveness of the survey and enforcement system. In 1999, the U.S. Department of Health and Human Services Office of Inspector General issued several reports concerning quality of care in nursing homes, and the General Accounting Office issued reports in 1999 and 2000 which recommended that the Federal Centers and the states strengthen their compliance and enforcement practices to better ensure that nursing homes provide adequate care. In 1998, 1999 and 2000, the Senate Special Committee on Aging held hearings on these issues. The Federal Centers are taking steps to focus more survey and enforcement efforts on nursing homes with findings of substandard care or repeat violations of Medicare and Medicaid standards and to identify chain-operated facilities with patterns of noncompliance. The Federal Centers are increasing their oversight of state survey agencies and requiring state agencies to use enforcement sanctions and remedies more promptly when substandard care or repeat violations are identified, to investigate complaints more promptly, and to survey facilities more consistently. In addition, the Federal Centers have adopted regulations expanding federal and state authority to impose civil money penalties in instances of noncompliance. Medicare survey results for each nursing home are posted on the internet at http://www.medicare.gov. In 2000, the Federal Centers issued a report on their study linking nursing staffing levels with quality of care, and the Federal Centers are assessing the impact that minimum staffing requirements would have on facility costs and operations. Federal efforts to target fraud and abuse and violations of anti-kickback laws and physician referral laws by Medicare and Medicaid providers have also increased. In March 2000, the U.S. Department of Health and Human Services Office of Inspector General issued compliance guidelines for nursing facilities, to assist them in developing voluntary compliance programs to prevent fraud and abuse. Also, new rules governing the privacy, use and disclosure of individually identified health information became final in 2001 and will require compliance by 2003, with civil and criminal sanctions for noncompliance. An adverse determination concerning any of our licenses or eligibility for Medicare or Medicaid reimbursement or compliance with applicable federal or state regulations could negatively affect our financial condition and results of operations.


    Most states also limit the number of nursing homes by requiring developers to obtain certificates of need before new facilities may be built. Even states such as California and Texas that have eliminated certificate of need laws have often retained other means of limiting new nursing home development, such as the use of moratoria, licensing laws or limitations upon participation in the state Medicaid program. We believe that these governmental limitations generally make nursing homes more valuable by limiting competition.

    A number of legislative proposals that would affect major reforms of the healthcare system have been introduced in Congress, such as additional Medicare and Medicaid reforms and cost containment measures. We cannot predict whether any of these legislative proposals will be adopted or, if adopted, what effect, if any, these proposals would have on our business.

OUR SENIOR LIVING FACILITIES


    Upon completion of the spin-off we will lease and operate 56 senior living facilities which are owned by Senior Housing. These 56 facilities include 54 nursing homes and two assisted living facilities; four of the nursing homes also contain some independent living units. These 56 facilities have 5,270 beds or living units and they are located in 12 states. The following table provides additional information about these facilities and their current operations:



                                                                                                                        PERCENT OF
                                                                                                                         REVENUES
                                                                        NO. OF BEDS/UNITS                                  FROM
                                                                          (FUNCTIONALLY                                 MEDICARE/
                        FACILITY/LOCATION           TYPE OF FACILITY       AVAILABLE)*      OCCUPANCY*    REVENUES**    MEDICAID**
                        --------------------------  -----------------   -----------------   ----------   ------------   ----------
1.                      Phoenix, AZ                 Nursing Home                119            81.1%     $  4,336,883      78%
2.                      Yuma, AZ                    Nursing Home                125            92.6%        5,933,453      80%
3.                      Yuma, AZ                    Assisted Living              55            80.5%          577,418       0%
4.                      Arleta, CA                  Assisted Living              90            81.1%        1,455,642       0%
5.                      Lancaster, CA               Nursing Home                 99            93.0%        4,769,915      70%
6.                      Stockton, CA                Nursing Home                116            96.1%        6,533,247      72%
7.                      Thousand Oaks, CA           Nursing Home                124            92.8%        7,173,189      75%
8.                      Van Nuys, CA                Nursing Home                 58            96.3%        2,888,722      81%
9.                      Canon City, CO              Nursing Home/               133            92.1%        3,634,960      62%
                                                    Senior Apartments
10.                     Cherrelyn, CO               Nursing Home                200            89.8%        9,358,669      83%
11.                     Colorado Springs, CO        Nursing Home                100            76.7%        3,934,308      75%
12.                     Delta, CO                   Nursing Home                 76            86.9%        3,561,334      84%
13.                     Grand Junction, CO          Nursing Home                 95            87.2%        4,045,418      64%
14.                     Grand Junction, CO          Nursing Home                 82            92.8%        4,110,896      73%
15.                     Lakewood, CO                Nursing Home                125            84.2%        5,707,481      81%
16.                     New Haven, CT               Nursing Home                150            98.0%        9,979,701      94%
17.                     Waterbury, CT               Nursing Home                150            95.4%       10,034,180      93%
18.                     College Park, GA            Nursing Home                 99            90.4%        3,152,554      99%
19.                     Dublin, GA                  Nursing Home                130            84.9%        3,696,744      97%
20.                     Glenwood, GA                Nursing Home                 61            83.3%        1,725,061      94%
21.                     Marietta, GA                Nursing Home                109            84.9%        3,589,047      88%
22.                     Clarinda, IA                Nursing Home                 96            61.2%        2,404,946      70%
23.                     Council Bluffs, IA          Nursing Home                 62            94.7%        2,403,495      89%
24.                     Des Moines, IA              Nursing Home                 85            89.7%        3,931,047      80%
25.                     Glenwood, IA                Nursing Home                116            99.6%        6,700,259      99%

                                                                                                                        PERCENT OF
                                                                                                                         REVENUES
                                                                        NO. OF BEDS/UNITS                                  FROM
                                                                          (FUNCTIONALLY                                 MEDICARE/
                        FACILITY/LOCATION           TYPE OF FACILITY       AVAILABLE)*      OCCUPANCY*    REVENUES**    MEDICAID**
                        --------------------------  -----------------   -----------------   ----------   ------------   ----------
26.                     Mediapolis, IA              Nursing Home                 62            88.4%        2,219,393      66%
27.                     Pacific Junction, IA        Nursing Home                 12           100.0%          730,684      95%
28.                     Winterset, IA               Nursing Home/               118            68.7%        2,633,879      49%
                                                    Senior Apartments
29.                     Ellinwood, KS               Nursing Home/                59            92.2%        1,741,190      54%
                                                    Senior Apartments
30.                     Farmington, MI              Nursing Home                149            76.3%       10,260,143      75%
31.                     Howell, MI                  Nursing Home                172            76.1%        9,854,331      85%
32.                     Tarkio, MO                  Nursing Home                 76            68.4%        1,970,096      69%
33.                     Ainsworth, NE               Nursing Home                 48            88.2%        1,678,222      69%
34.                     Ashland, NE                 Nursing Home                101            94.2%        4,413,039      69%
35.                     Blue Hill, NE               Nursing Home                 63            86.1%        2,115,889      69%
36.                     Campbell, NE                Nursing Home                 45            88.1%        1,592,978      75%
37.                     Central City, NE            Nursing Home                 66            93.4%        2,314,880      73%
38.                     Columbus, NE                Nursing Home                 48            97.7%        2,085,751      63%
39.                     Edgar, NE                   Nursing Home                 52            85.4%        1,622,872      65%
40.                     Exeter, NE                  Nursing Home                 48            88.9%        1,496,107      59%
41.                     Grand Island, NE            Nursing Home                 76            97.7%        3,007,170      65%
42.                     Gretna, NE                  Nursing Home                 63            90.9%        2,466,417      68%
43.                     Lyons, NE                   Nursing Home                 63            81.6%        1,831,253      58%
44.                     Milford, NE                 Nursing Home                 54            89.5%        1,937,522      69%
45.                     Sutherland, NE              Nursing Home                 62            90.6%        2,320,377      81%
46.                     Utica, NE                   Nursing Home                 40            95.1%        1,710,904      74%
47.                     Waverly, NE                 Nursing Home                 50            87.1%        2,037,489      49%
48.                     Brookfield, WI              Nursing Home                226            93.6%       11,581,198      71%
49.                     Clintonville, WI            Nursing Home                100            87.9%        3,366,821      78%
50.                     Clintonville, WI            Nursing Home                 61            94.1%        3,196,578      68%
51.                     Madison, WI                 Nursing Home                 63            72.6%        2,753,580      59%
52.                     Milwaukee, WI               Nursing Home                154            80.5%        6,226,508      82%
53.                     Pewaukee, WI                Nursing Home                160            90.7%        6,916,165      74%
54.                     Waukesha, WI                Nursing Home                105            95.6%        5,082,921      57%
55.                     Laramie, WY                 Nursing Home                120            75.7%        4,441,856      70%
56.                     Worland, WY                 Nursing Home/                99            77.2%        3,366,246      72%
                                                    Senior Apartments
                                                                              -----           ------     ------------      ---
TOTALS:                                                                       5,270            87.1%     $224,611,028      76%
                                                                        beds/ units


------------------------


*/ Based upon functionally available beds/units for the period January 1, 2001, through September 30, 2001. Total licensed bed/unit capacity is 5,593.



**/ January 1, 2001, through September 30, 2001, annualized.



    After it repossessed or acquired the foregoing facilities from bankrupt former tenants, Senior Housing undertook to correct deferred maintenance which had been allowed to occur at these facilities by their former tenants. Between July 2000 and September 2001, $5.7 million was spent by Senior Housing under this program. We expect this deferred maintenance to be largely completed by the time of the spin-off; and in the transaction agreement, Senior Housing has agreed to provide us with sufficient cash to fund the estimated costs of certain projects which remain unfinished at the time of the spin-off without any adjustment to our rent. During the course of these projects, parts of these facilities are sometimes closed and these closings can adversely impact occupancy; however, we believe these projects are necessary for continuing operations at these facilities and may make the facilities more attractive to residents.

    Upon completion of the Crestline transaction we expect to lease an additional 31 senior living facilities from Senior Housing. These facilities contain 7,487 living units and are located in 13 states. The following table provides additional information about these facilities and their current operations:



                                                                                                          PERCENT OF REVENUES
                                                                    NO. OF                  ANNUALIZED       FROM PRIVATE
                         FACILITY LOCATION      TYPE OF UNITS       UNITS     OCCUPANCY*    REVENUES**      PAY SOURCES***
                        -------------------   ------------------   --------   ----------   ------------   -------------------
1.                      Peoria, AZ            Independent Living      155
                                              Assisted Living          79
                                              Nursing Care             57
                                                                    -----
                                                                      291       90.4%      $  9,206,164          95.0%

2.                      Scottsdale, AZ        Independent Living      167
                                              Assisted Living          33
                                              Nursing Care             96
                                                                    -----
                                                                      296       91.7%        11,328,565          92.8%

3.                      Tucson, AZ            Independent Living      202
                                              Assisted Living          30
                                              Special Care             27
                                              Nursing Care             67
                                                                    -----
                                                                      326       95.9%        11,748,561          94.7%

4., 5.                  San Diego, CA         Independent Living      246
                        (2 properties)        Assisted Living         100
                                              Nursing Care             59
                                                                    -----
                                                                      405       94.1%        18,369,605          98.5%

6.                      Newark, DE            Independent Living       62
                                              Assisted Living          26
                                              Nursing Care            110
                                                                    -----
                                                                      198       97.0%         9,661,986          74.5%

7.                      Wilmington, DE        Independent Living      140
                                              Assisted Living          37
                                              Nursing Care             66
                                                                    -----
                                                                      243       96.6%        11,390,174          88.0%

8.                      Wilmington, DE        Independent Living       71
                                              Assisted Living          44
                                              Nursing Care             46
                                                                    -----
                                                                      161       94.2%         6,058,991          97.4%

9.                      Wilmington, DE        Independent Living       62
                                              Assisted Living          15
                                              Nursing Care             82
                                                                    -----
                                                                      159       92.9%         7,311,724          79.5%

10.                     Wilmington, DE        Assisted Living          51
                                              Special Care             26
                                              Nursing Care             31
                                                                    -----
                                                                      108       68.0%         3,065,660         100.0%

11.                     Coral Springs, FL     Independent Living      184
                                              Assisted Living          62
                                              Nursing Care             35
                                                                    -----
                                                                      281       90.3%         9,191,159          91.1%

                                                                                                          PERCENT OF REVENUES
                                                                    NO. OF                  ANNUALIZED       FROM PRIVATE
                         FACILITY LOCATION      TYPE OF UNITS       UNITS     OCCUPANCY*    REVENUES**      PAY SOURCES***
                        -------------------   ------------------   --------   ----------   ------------   -------------------
12.                     Deerfield Beach, FL   Independent Living      198
                                              Assisted Living          33
                                              Nursing Care             60
                                                                    -----
                                                                      291       89.0%        10,547,804          78.9%

13.                     Ft. Lauderdale, FL    Assisted Living         109       90.0%         2,102,493         100.0%

14.                     Ft. Myers, FL         Assisted Living          85       89.7%         2,223,621         100.0%

15.                     Palm Harbor, FL       Independent Living      230
                                              Assisted Living          87
                                                                    -----
                                                                      317       81.4%         7,156,858         100.0%

16.                     West Palm Beach, FL   Independent Living      276
                                              Assisted Living          64
                                                                    -----
                                                                      340       85.0%         7,222,533         100.0%

17.                     Indianapolis, IN      Independent Living      117
                                              Special Care             30
                                              Nursing Care             74
                                                                    -----
                                                                      221       93.0%        10,579,381          89.4%

18.                     Overland Park, KS     Independent Living      117
                                              Assisted Living          30
                                              Nursing Care             60
                                                                    -----
                                                                      207       94.2%         8,151,923          93.0%

19.                     Lexington, KY         Independent Living      149       93.0%         4,057,754         100.0%

20.                     Lexington, KY         Assisted Living          22
                                              Nursing Care            111
                                                                    -----
                                                                      133       94.7%         6,899,220          76.9%

21.                     Louisville, KY        Independent Living      240
                                              Assisted Living          24
                                              Nursing Care             60
                                                                    -----
                                                                      324       97.1%        10,566,732          94.5%

22.                     Winchester, MA        Assisted Living         125       98.1%         5,619,342         100.0%

23.                     Lakewood, NJ          Independent Living      217
                                              Assisted Living         108
                                              Special Care             31
                                              Nursing Care             60
                                                                    -----
                                                                      416       80.4%        14,999,394          92.3%

24.                     Albuquerque, NM       Independent Living      114
                                              Assisted Living          34
                                              Nursing Care             60
                                                                    -----
                                                                      208       98.8%         9,212,891          96.1%

25.                     Columbus, OH          Independent Living      143
                                              Assisted Living          87
                                              Special Care             25
                                              Nursing Care             60
                                                                    -----
                                                                      315       91.9%        13,159,571          95.1%

26.                     Myrtle Beach, SC      Assisted Living          60
                                              Special Care             36
                                              Nursing Care             68
                                                                    -----
                                                                      164       81.2%         5,618,344          77.4%

                                                                                                          PERCENT OF REVENUES
                                                                    NO. OF                  ANNUALIZED       FROM PRIVATE
                         FACILITY LOCATION      TYPE OF UNITS       UNITS     OCCUPANCY*    REVENUES**      PAY SOURCES***
                        -------------------   ------------------   --------   ----------   ------------   -------------------
27.                     Dallas, TX            Independent Living      190
                                              Assisted Living          38
                                              Nursing Care             90
                                                                    -----
                                                                      318       91.1%        12,740,302          90.3%

28.                     El Paso, TX           Independent Living      123
                                              Special Care             15
                                              Nursing Care            120
                                                                    -----
                                                                      258       85.9%         9,589,566          77.7%

29.                     Houston, TX           Independent Living      197
                                              Assisted Living          71
                                              Special Care             60
                                              Nursing Care             87
                                                                    -----
                                                                      415       95.9%        17,431,197          95.1%

30.                     San Antonio, TX       Independent Living      151
                                              Assisted Living          30
                                              Special Care             28
                                              Nursing Care             60
                                                                    -----
                                                                      269       96.2%        10,747,120          96.3%

31.                     Woodlands, TX         Independent Living      239
                                              Assisted Living         100
                                              Special Care             16
                                                                    -----
                                                                      355       91.1%        10,291,170         100.0%

TOTALS:                 31 properties         Independent Living    3,990
                        13 states             Assisted Living       1,584
                                              Special Care            294
                                              Nursing Care          1,619
                                                                    -----       -----      ------------         ------
                                                                    7,487       91.1%      $276,249,805          91.1%


--------------------------


*/  December 30, 2000, through September 7, 2001.



**/ December 30, 2000, through September 7, 2001, annualized.



***/ December 31, 2000, through August 10, 2001.

OUR LEASE FOR THE 56 FACILITIES


    Upon completion of the spin-off, our lease for the 56 facilities now owned by Senior Housing will become effective. This lease requires us to maintain Senior Housing's facilities during the lease term and to indemnify Senior Housing for any liability which may arise during the lease term by reason of ownership and operation of the properties during or prior to the lease term. The lease has been filed as an exhibit to the registration statement of which this prospectus is a part. If you want more information about the lease terms, you should read the entire lease. The following is a summary of material terms of this lease:


    OPERATING COSTS. The lease is a so-called "triple-net" lease which requires us to pay all costs incurred in the operation of the facilities, including the costs of personnel, service to residents, insurance and real estate and personal property taxes.

    MINIMUM RENT. The lease requires us to pay minimum rent to Senior Housing of $7 million per year.


    PERCENTAGE RENT. Starting in 2004, the lease requires additional rent with respect to each lease year in an amount equal to three percent (3%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2003.


    TERM.  The lease expires on June 30, 2018.

    RENEWAL OPTION. We have the option to renew the lease for all but not less than all the facilities for one renewal term ending on June 30, 2033, by notice to Senior Housing on or before June 30, 2016.

    RENT DURING RENEWAL TERM. Rent during the renewal term shall be a continuation of minimum rent and percentage rent payable during the initial term.


    MAINTENANCE AND ALTERATIONS. We are required to maintain, at our expense, the leased facilities in good order and repair, including structural and nonstructural components. We may request Senior Housing to fund amounts needed for repairs and renovations in return for rent adjustments to provide Senior Housing a return on its investment according to a formula set forth in the lease. At the end of the lease term, we are required to surrender the leased facilities in substantially the same condition as existed on the commencement date of the lease, subject to any permitted alterations and subject to ordinary wear and tear.



    ASSIGNMENT AND SUBLETTING. Senior Housing's consent is generally required for any direct or indirect assignment or sublease of any of the facilities. In the event of any assignment or subletting, we will remain liable under the lease.



    ENVIRONMENTAL MATTERS. We are required, at our expense, to remove and dispose of any hazardous substance at the leased facilities in compliance with all applicable environmental laws and regulations. We have indemnified Senior Housing for any liability which may arise as a result of the presence of hazardous substances at any leased facilities and from any violation or alleged violation of any applicable environmental law or regulation.

    INDEMNIFICATION AND INSURANCE. With limited exceptions, we are required to indemnify Senior Housing from all liabilities which may arise from the ownership or operation of the facilities. We generally are required to maintain commercially reasonable insurance. At the outset, that insurance will include the following types of insurance:


    - "all-risk" property insurance, in an amount equal to 100% of the full replacement cost of the facilities;

    - business interruption insurance;

    - comprehensive general liability insurance, including bodily injury and property damage, in amounts as are generally maintained by companies providing senior living services;


    - flood insurance if any facility is located in whole or in part in a flood plain;


    - worker's compensation insurance if required by law; and

    - such additional insurance as may be generally maintained by companies providing senior living services.

    The lease requires that Senior Housing be named as an additional insured under these policies.


    DAMAGE, DESTRUCTION OR CONDEMNATION. If any of the leased facilities is damaged by fire or other casualty or taken for a public use, we are generally obligated to rebuild unless the facility cannot be restored. If the facility cannot be restored, Senior Housing will generally receive all insurance or taking proceeds and we are liable to Senior Housing for the amount of any deductible or deficiency.


    EVENTS OF DEFAULT.  Events of default under the lease include the following:

    - our failure to pay rent or any other sum when due;


    - our failure to maintain the insurance required under the lease;


    - the occurrence of certain events with respect to our insolvency;

    - the institution of any proceeding for our dissolution;

    - any person or group of affiliated persons acquiring ownership of more than 9.8% of us without Senior Housing's consent;

    - any change in our control, without Senior Housing's consent;


    - our failure to perform under any management or operating agreement involving any facility owned by Senior Housing;



    - our default under any other lease involving any facility owned by Senior Housing; and



    - our failure to perform any terms, covenants or agreements of the lease and the continuance thereof for a specified period of time after written notice.


    REMEDIES. Upon the occurrence of any event of default, the lease provides that, among other things, Senior Housing may, to the extent legally permitted:

    - accelerate the rent;

    - terminate the lease;

    - terminate any other lease which we have with Senior Housing;

    - enter the property and take possession of any and all our personal property and retain or sell the same at public or private sale; and

    - make any payment or perform any act required to be performed by us under the lease.

    We are obligated to reimburse Senior Housing for all costs and expenses incurred in connection with any exercise of the foregoing remedies.


    MANAGEMENT. We may not enter into, amend or modify any management agreement affecting any leased property without the prior written consent of Senior Housing.



    LEASE SUBORDINATION. Our lease may be subordinated to any mortgages of the leased properties by Senior Housing.


    PLEDGE OF SUBSIDIARY SHARES. If any of our subsidiaries is or becomes a tenant or subtenant of any of the leased facilities, we are required to pledge 100% of the capital stock of such subsidiary to Senior Housing and we shall remain a co-obligor and guarantor of the lease.


OUR LEASE FOR THE MARRIOTT FACILITIES



    We expect that Senior Housing will acquire 31 Marriott facilities from Crestline in early 2002. We will lease these properties from Senior Housing at the time they are acquired. The material terms of our lease for these facilities will be substantially the same as those of our lease for the 56 facilities now owned by Senior Housing, except as follows:



    MINIMUM RENT. The lease requires us to pay minimum rent to Senior Housing of $63 million per year.



    PERCENTAGE RENT. Starting in 2003, the lease requires additional rent with respect to each lease year in an amount equal to five percent (5%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2002.



    TERM.  The lease term expires on June 20, 2017.



    RENEWAL OPTIONS. We will have two options to renew the lease for all but not less than all the facilities: the first for 10 years ending on June 20, 2027; and the second for five years ending June 20, 2032. The first renewal option must be exercised by notice to Senior Housing two years prior to the expiration of the initial term. The second renewal option must be exercised by notice to Senior Housing at least 11 months before the then current term expires.



    A representative form of lease has been filed as an exhibit to the registration statement of which this prospectus is a part. If you want more information about lease terms, you should read the entire representative form of lease.


MARRIOTT MANAGEMENT


    The 31 facilities to be acquired by Senior Housing from Crestline are each subject to a management agreement with Marriott. At the time the lease of these 31 facilities commences, we will assume all of the owner's rights and responsibilities under these management agreements. The following is a description of the material terms of the management agreements. If you want more information about these agreements, you should read the representative form of management agreement which has been filed as an exhibit to the registration statement of which this prospectus is a part.


    TERM. Generally each of the management agreements has an initial term expiring in 2027, with one five-year renewal term at Marriott's option.

    FACILITY SERVICES. Marriott has responsibility and authority for all day-to-day operations of the managed facilities, including obtaining and maintaining all licenses necessary for operations, establishing resident care policies and procedures, carrying out and supervising all necessary repairs and maintenance, procuring food, supplies, equipment, furniture and fixtures, and establishing prices, rates and charges for services provided. Marriott also recruits, employs and directs all facility based employees, including managerial employees.

    CENTRAL SERVICES. Marriott also furnishes certain central administrative services, which are provided on a central or regional basis to all senior living facilities managed by Marriott. Such services include: (i) marketing and public relations; (ii) human resources program development; (iii) information systems development and support; and (iv) centralized computer payroll and accounting.

    WORKING CAPITAL. We will be required to maintain working capital at each of the managed facilities at levels consistent with the Marriott senior living system standard.


    FF&E RESERVES AND CAPITAL IMPROVEMENTS. Marriott has established a reserve account under each management agreement, referred to as an FF&E Reserve, to cover the expected recurring cost of replacements and renewals to the furniture, furnishings, fixtures, soft goods, case goods, vehicles and equipment, and for routine building repairs and maintenance which are normally capitalized. The FF&E Reserve accounts are funded from the operating revenues of the managed facilities. The amount of this funding varies somewhat among the managed facilities; however, for most facilities it is currently set at 2.65% of gross revenues and is expected to gradually increase thereafter. In the event major capital improvements are required, or if the amounts set aside in the FF&E Reserve accounts are inadequate for required repairs, we may be required to fund such repairs and improvements. Any such funding which we provide increases the amount of our owner's priority, described below. Also, under our lease we have the option to request Senior Housing to provide such required funding in return for rent adjustments to provide Senior Housing a return on its investment according to a formula set forth in the lease.



    FEES. For its facility services, Marriott receives a base fee generally equal to 5% of the managed facilities' gross revenues, plus an incentive fee generally equal to 20% of operating profits in excess of owner's priority amounts, as defined in the agreements. For its central services, Marriott receives a fee generally equal to 2% of gross revenues. Payment of up to one half of this central services fee (i.e., 1% of gross revenues) is conditional, and is waived if specified annual profit targets are not achieved.



    OWNER'S PRIORITY. We will receive the profits of the Marriott managed facilities on a priority basis before Marriott receives any incentive fees for facility services or any conditional central services fees. The amount of the owner's priority for each managed facility is established based upon a specified rate of return on historical capital investments in these facilities, including capital investments funded in addition to the FF&E Reserve. For fiscal year 2001, the aggregate amount of owner's priority for all 31 properties is $69.4 million.



    POOLING. Twenty-nine of the Marriott management agreements are subject to pooling arrangements whereby the calculation and payment of FF&E Reserves, fees payable to Marriott and owner's priority for several groups of these 29 facilities are combined.


    EVENTS OF DEFAULT. Events of default under the operating agreements include, among others, certain events relating to the insolvency or bankruptcy of either party.


    TERMINATION. The Marriott management agreements may be terminated as follows:


    - Upon material default, by the non-defaulting party after applicable cure periods lapse.

    - By us, if a specific facility, or a pooled combination of facilities, fails to achieve specified financial performance; provided, however, Marriott has the option to avoid financial performance terminations by making specified payments to us or by temporarily reducing certain of its fees.

    - By us, upon 120 days notice, provided we make a termination payment to Marriott calculated according to a formula set forth in the agreements.

Our right to exercise termination options under the Marriott management agreements is subject to approval by Senior Housing under the terms of our leases for these 31 Marriott facilities.

COMPETITION


    The senior living services business is highly competitive. We will compete with service providers offering different modes of services, such as homemaker or home healthcare services, as well as other companies providing real estate facility based services. We believe we will be able to compete successfully for the following reasons:



    - Our merger with FSQ, Inc. and our shared services agreement with Reit Management may provide us a depth and quality of management which is equal to or stronger than most other senior living services providers.


    - Our historical and continuing relationship with Senior Housing may provide us opportunities to expand our business by acquiring new leaseholds for senior living facilities from Senior Housing.

    - The senior living services industry has experienced severe financial distress during the past few years. Many operators of nursing homes and assisted living facilities have been forced into bankruptcy. As a new company without any material debt, we do not expect to be burdened with financial difficulties of the types which currently burden some of these competitors.


    Our management team has been recently assembled within the past two years, and, although we believe it is highly talented, it does not have extensive experience working together. We expect we may expand our business with Senior Housing; however, Senior Housing is not obligated to provide us with opportunities to lease additional properties. We have no debt, but we do have large lease obligations, limited financeable assets and only about $50 million of equity capital; and many of our competitors have greater financial resources than us. For all of these reasons and others, we cannot provide you any assurance that we will be able to compete successfully for business in the senior living industry.


ENVIRONMENTAL MATTERS


    Under various federal, state and local laws, ordinances and regulations, tenants and operators as well as owners of real estate may be required to investigate and clean up hazardous substances released at a property, and may be held liable to a governmental entity or to third parties for property damage or personal injuries and for investigation and clean-up costs incurred in connection with any contamination. Under our leases, we have also agreed to indemnify Senior Housing for any such liabilities related to the facilities leased from Senior Housing. In addition, some environmental laws create a lien on a contaminated site in favor of the government for damages and costs it incurs in connection with the contamination, which lien may be senior in priority to our leases. We have reviewed some preliminary environmental surveys of the properties we will lease upon completion of the spin-off and upon completion of the Crestline transaction. Based upon that review we do not believe that any of these properties are subject to any material environmental contamination. However, no assurances can be given that:


    - a prior owner, operator or occupant of our leased properties did not create a material environmental condition not known to us which might have been revealed by more in-depth study of the properties; and

    - future uses or conditions (including, without limitation, changes in applicable environmental laws and regulations) will not result in the imposition of environmental liability upon us.

EMPLOYEES


    As of November 1, 2001, we had no employees and FSQ, Inc. had approximately 6,500 employees, including 5,100 full time equivalents. Approximately 763 employees, including 570 full time equivalents, are represented under seven collective bargaining agreements, all of which have remaining terms of two to three years. FSQ, Inc. has no other employment agreements and we do not expect to have any other employment agreements. We believe relations with these union and non-union employees to be good. After the FSQ, Inc. merger, we will become the employer of FSQ, Inc.'s employees.


LEGAL PROCEEDINGS

    We have a limited operating history and are not currently a party to any legal proceedings, and we are not aware of any material legal proceeding affecting our facilities for which we may become liable. Moreover, Senior Housing has agreed to indemnify us for pending litigation affecting the properties leased to us.

                   SELECTED HISTORICAL FINANCIAL INFORMATION


    The following table presents our selected historical financial information and has been derived from our historical financial statements for the period from April 27, 2000 (the date we commenced operations), through December 31, 2000, and for the nine months ended September 30, 2001. The following data should be read in conjunction with our financial statements and the notes thereto included elsewhere in the prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations".



                                                                            PERIOD FROM
                                                                           APRIL 27, 2000
                                                      NINE MONTHS             THROUGH
                                                         ENDED              DECEMBER 31,
                                                   SEPTEMBER 30, 2001           2000
                                                   ------------------      --------------
                                                           (DOLLARS IN THOUSANDS)
FIVE STAR QUALITY CARE, INC.
  Operating data
    Operating revenues.......................           $170,681              $ 2,520
    Net income...............................               (760)              (1,316)
  Balance sheet data
    Total assets.............................           $ 79,876              $54,788
    Long term obligations....................                100                  100



    The following table presents selected historical financial information of our two predecessors and has been derived from the historical financial statements of those predecessors included elsewhere in the prospectus. The following data should be read in conjunction with the financial statements and notes thereto entitled Combined Financial Statements of Forty-Two Facilities acquired by Senior Housing Properties Trust from Integrated Health
Services, Inc. and Combined Financial Statements of Certain Mariner Post-Acute Network Facilities (Operated by Subsidiaries of Mariner Post-Acute Network) included elsewhere in the prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Historical Results of Operations -- Mariner Predecessor" and "Historical Results of
Operations -- Integrated Predecessor". The following table presents the information from 1996 to 2000 to the extent it was available from the two predecessor entities.


                                                          YEAR ENDED DECEMBER 31,
                                           -----------------------------------------------------
                                             2000       1999        1998       1997       1996
                                           --------   ---------   --------   --------   --------
                                                          (DOLLARS IN THOUSANDS)
INTEGRATED PREDECESSOR
  Operating data
    Operating revenues...................  $135,378   $ 130,333   $140,116   $104,727   $112,805
    Net loss.............................   (25,252)   (126,939)   (17,183)   (10,432)    (1,190)
  Balance sheet data
    Total assets.........................  $ 34,942   $  61,274   $190,553   $174,954      *
    Long term obligations................        --      17,500     17,751     18,006      *
MARINER PREDECESSOR
  Operating data
    Operating revenues...................  $ 85,325   $  86,945   $105,486   $107,829   $111,985
    Net loss.............................    (7,421)    (43,804)    (7,710)    (9,453)     *
  Balance sheet data
    Total assets.........................  $ 23,052   $  17,433   $ 62,502   $ 84,119   $ 36,846
    Long term obligations................    32,091      28,603     33,195     15,498     12,528

------------------------

* Mariner Predecessor and Integrated Predecessor have indicated to us that certain financial information, some of which relates to periods during which these operations were conducted by third parties for 1996 is not available.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

OVERVIEW


    We were incorporated in April 2000 as a Delaware corporation and reincorporated in Maryland on September 20, 2001. We were formed as a 100% owned subsidiary of Senior Housing to operate healthcare facilities owned by Senior Housing. Effective July 1, 2000, we assumed the operations of healthcare facilities from two bankrupt former tenants of Senior Housing. At the time we assumed operations of these facilities, we had not received substantially all of the required licenses for these facilities. As a result, for the period from July 1, 2000, through December 31, 2000, we accounted for the operations of these facilities using the equity method of accounting and we only recorded the net income from these operations. Since that time, we have obtained all necessary licenses to operate these facilities, and on January 1, 2001, we began to consolidate the results of operations of these facilities.



    Since we succeeded to substantially all of the business formerly conducted by subsidiaries or units of two former tenants of Senior Housing, these subsidiaries and units are considered to be our predecessors. We have included the financial statements of these predecessors in this prospectus and discuss their results of operations. Our predecessors' financial statements are entitled: Certain Mariner Post-Acute Network Facilities (referred to herein as Mariner Predecessor); and Forty-Two Facilities Acquired by Senior Housing Properties Trust from Integrated Health Services, Inc. (referred to herein as Integrated Predecessor).


    You should read the following discussion in conjunction with our historical and pro forma financial statements and the financial statements of our predecessors included elsewhere in this prospectus.


    Our revenues consist primarily of payments for services provided to patients at our facilities. The payments are either paid for by the patients, their families or insurers, or by the Medicare and Medicaid programs. The substantial majority of our historical revenues are paid by the Medicare and Medicaid programs. The substantial majority of the revenues associated with the 31 Marriott facilities are paid by the patients, or private pay. On a pro forma basis, assuming the Crestline transaction closes, for the nine months ended September 30, 2001, private pay revenues would have represented 61% of our total revenues. Our expenses consist primarily of wages and benefits of personnel, food, supplies and other patient care costs, as well as taxes, insurance and other property related costs.



    We will account for our merger with FSQ, Inc. as the termination of a management contract rather than as a business combination. As a result, at the closing of the merger, to the extent that the fair value of our common shares issued in connection with the FSQ, Inc. acquisition exceeds the fair value of FSQ, Inc.'s assets, we will recognize an expense in an amount equal to that excess. For this purpose, the fair value of our common shares will be based on their observable trading prices after the spin-off. As this information is not now known, we cannot estimate the amount of this expense, if any.


OUR HISTORICAL RESULTS OF OPERATIONS


    As described above, we have operated and, until completion of the spin-off we will operate, as a subsidiary of Senior Housing. Our operations as Senior Housing's subsidiary differ from our expected future operations as follows:



    - Our historical operating business included certain facilities, assets and activities which we will not own or conduct.


    - The principal source of financing for these operating businesses was intercompany advances from Senior Housing, an entity with financial resources substantially in excess of ours.


    We believe that because of these differences, the historical results of operations described below are not comparable to future operations which we expect to conduct. Specifically, we will operate only

56 properties for Senior Housing immediately after the spin-off, and we will not own real estate which will continue to be owned by Senior Housing. We will lease these facilities from Senior Housing, and we will conduct our own affairs and incur costs as a separate public company which may be more or less than the costs incurred by Senior Housing and allocated to us.



NINE MONTHS ENDED SEPTEMBER 30, 2001, VERSUS 2000



    We did not begin to operate the senior living facilities of our predecessors or generate revenue until July 1, 2000. Therefore, our results for the nine months ended September 30, 2001, are not comparable to the nine months ended September 30, 2000.



    Revenues for the nine month period ended September 30, 2001, were $170.7 million. On a combined basis, the two predecessor entities had revenues of $164.0 million for the nine month period ended September 30, 2000. This increase was due mainly to an increase in the average daily rate received during these periods.



    Expenses for the nine month period ended September 30, 2001, were $171.4 million. On a combined basis, the two predecessor entities had expenses of $171.9 million for the nine month period ended September 30, 2001. The decrease is due primarily to rent and interest expenses which were included in the 2000 expenses of our predecessors but were zero in 2001 because, after Senior Housing's repossessions and foreclosures, rent and interest payments on the leases and mortgages ceased. This decrease was offset by non-recurring general and administrative expenses arising from our start up of operations recorded in 2001 which were zero in 2000.


PERIOD APRIL 27, 2000 (DATE OPERATIONS COMMENCED) THROUGH DECEMBER 31, 2000


    This period was our first period of operations and, therefore, there is no comparable period.



    During 2000 we accounted for our investment in these operating businesses using the equity method of accounting. As a result, the reported revenues included our equity in earnings of these investees. Revenues for 2000 were $2.5 million and represent the net amount of net patient revenues in excess of expenses of these operations for the 2000 period. Net patient revenues at the operating businesses for the six months ended December 31, 2000, were $114.5 million and expenses incurred for the period were $111.9 million.


LIQUIDITY AND CAPITAL RESOURCES


    On a historical basis our expenditures, including capital expenditures and for working capital, were provided by Senior Housing, our parent company. We maintained no financing sources apart from Senior Housing. As of September 30, 2001, Senior Housing had invested $50.3 million in our operations and did not charge interest on that amount to us.



    After the spin-off, our primary source of cash to fund operating expenses, including rent payable to Senior Housing, will be the patient revenues we generate at our leased facilities. We believe that this operating revenue will be sufficient to allow us to meet our ongoing operating expenses, working capital needs and rent payments to Senior Housing in the short term, or next
12 months, and long term, whether or not we arrange for a line of credit secured by our receivables, as described below.



    Our agreement to purchase shared services from Reit Management will allow us to defer payments to Reit Management under the shared services agreement if necessary to make rent payments to Senior Housing. On a pro forma basis, payments to Reit Management for shared services totaled $2.9 million during the year ended December 31, 2000.



    As of the spin-off date, our pro forma assets and liabilities provided by Senior Housing will include cash, operating accounts receivable and accrued operating liabilities. On a pro forma basis, assuming the Crestline transaction does not occur, our cash balance at September 30, 2001, was $28.3 million. Assuming the Crestline transaction does occur, our pro forma cash balance at September 30, 2001, was $31.9 million.



    As of the spin-off date, on a pro forma basis we will have no debt. Our principal asset other than cash will be our accounts receivable from residents at the 56 nursing homes that we will lease from Senior Housing. On a pro forma basis, these receivables at September 30, 2001, totaled $43.4 million. We have had preliminary discussions with two financing companies regarding using a portion of our receivables as collateral for a line of credit, but have not engaged either of these financing sources in negotiations to date. We expect, but can provide no assurances, that our receivables will support a line of credit available to us for general corporate purposes and for business expansion opportunities.


SEASONALITY


    Our business is subject to modest effects of seasonality. During the calendar fourth quarter holiday periods nursing home patients are sometimes discharged to join family celebrations and admission decisions are often deferred. The first quarter of each calendar year usually coincides with increased illness among nursing home residents which can result in increased costs or discharges to hospitals. As a result of these factors, nursing home operations sometimes produce greater earnings in the second and third quarters of each calendar year and lesser earnings in the first and fourth quarters. This seasonality is not expected to cause fluctuations in our revenues or operating cash flow to such an extent that we will have difficulty paying our expenses, including rent, which do not fluctuate seasonally.


INFLATION AND DEFLATION

    Inflation in the past several years in the United States has been modest. Future inflation might have both positive or negative impacts on our business. Rising price levels may allow us to increase occupancy charges to residents, but may also impact our operating costs. Because a portion of our revenues are set by Medicare and Medicaid formulae, our revenues may change by either more or less than the rate of change in our expenses. Because a large component of our expenses will consist of fixed rental obligations to Senior Housing, we may not be able to fully capitalize on declines in general price levels.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK


    We have no obligations for funded debt and as such are not directly affected by changes in market interest rates. However, as discussed above, we may negotiate with financing sources for a line of credit secured by some or all of our receivables. We expect that such a line of credit would bear interest for funded amounts at floating rates.



    We may from time to time consider our exposure to interest rate risks if we have or expect to have material amounts of floating rate obligations. As a result of these considerations we may decide to purchase interest rate caps or other hedging instruments.


HISTORICAL RESULTS OF OPERATIONS -- MARINER PREDECESSOR


    The Mariner Predecessor conducted operations of 17 facilities leased from Senior Housing. The operations of the Mariner Predecessor during the period prior to its acquisition by Senior Housing differs from our expected operations as follows:



    - The business of the Mariner Predecessor was conducted by its then parent, Mariner Post-Acute Network, an entity with a capital structure, corporate overhead costs, and operating systems which we expect to be substantially different than ours.

    - During the period of Mariner's operation of this business, significant writeoffs of goodwill and other long-lived assets of the Mariner Predecessor occurred and Mariner filed for bankruptcy.



We believe that because of these differences, the historical results of operations described below are not comparable to future operations which we expect to conduct. Specifically, the historical operations described below include: revenues and operating expenses for only 17 facilities, one of which has since been closed while we expect we will generate revenues and incur operating expenses at 87 facilities; revenues prior to 1999 which were derived prior to the completion of the phase-in of the new Medicare prospective payment system, often referred to as PPS; depreciation expenses which relate to real estate and amortization expenses which relate to goodwill, while we expect we will not have substantial depreciable assets; expenses related to allocation of corporate overhead by the parent of these operations, while we expect to operate on a stand-alone basis and incur our separate corporate expenses; rent expense under a lease which has been cancelled; charges for impairments of long-lived assets of substantial amounts, while we expect we will not have substantial long-lived assets; and interest expense incurred on debt, while we will have no debt as of the spin-off date.


YEAR ENDED DECEMBER 31, 2000, VERSUS 1999 -- MARINER PREDECESSOR


    Revenues for the year ended December 31, 2000, were $85.3 million. These revenues represent a decrease of $1.5 million from the revenues in the 1999 period. This decrease is attributable primarily to a slight decrease in occupancy at the facilities in operation during both periods and by the closing of one facility.



    Expenses for the year ended December 31, 2000, were $92.7 million, a decrease of $1.6 million over the 1999 period, excluding non-recurring or unusual charges and write-offs incurred in 1999. This decrease is attributable primarily to decreases in general and administrative costs and provision for bad debts and rent, offset by an increase in salary, wages and benefits.



    Net loss for the year ended December 31, 2000, was $7.4 million, a decrease in loss of $36.4 million over the 1999 period. This decrease in loss is principally attributable to the impact of unusual charges related to the impairment of long-lived assets in 1999.


YEAR ENDED DECEMBER 31, 1999, VERSUS 1998 -- MARINER PREDECESSOR


    Revenues for the year ended December 31, 1999, were $86.9 million. These revenues represent a decrease of $18.5 million from revenues in the 1998 period. This decrease is attributable primarily to the detrimental effects of initial reductions in rates under the new Medicare prospective payment system, or PPS, for skilled nursing facilities under the federal Medicare program. The per diem rates under the new Medicare prospective payment system were significantly lower than the amounts received under the former cost-based system.



    Expenses, excluding losses related to the impairment of long-lived assets aggregating $36.3 million and $8.7 million, in 1999 and 1998, respectively, were $94.3 million and $103.4 million in 1999 and 1998, respectively. This
$9.1 million decrease is the result of cost cutting measures undertaken to offset the reductions in Medicare rates.


    During 1999 and 1998, the Mariner Predecessor incurred losses related to the impairment of long lived assets of $36.3 million and $8.7 million, respectively. These charges were a result of write-downs related to goodwill of $30.4 million and $8.1 million and to property and equipment of $5.9 million and $546,000, in 1999 and 1998, respectively.

    Net loss for the year ended December 31, 1999, was $43.8 million, a $36.1 million increase in loss over the 1998 period. This increase in loss is attributable to the reduction in net patient revenues and the additional impairment write-downs discussed above.

HISTORICAL RESULTS OF OPERATIONS -- INTEGRATED PREDECESSOR


    The Integrated Predecessor conducted operations of 42 facilities leased from or mortgaged to Senior Housing. The operations of the Integrated Predecessor during the period prior to its acquisition by Senior Housing differs from our expected operations as follows:



    - The business of the Integrated Predecessor was conducted by its then parent, Integrated Health Services, Inc., an entity with a capital structure, corporate overhead costs, and operating systems which we expect to be substantially different than ours.


    - During the period of Integrated Health Services' operation of the business, significant write-offs of goodwill and other long-lived assets of the Integrated Predecessor occurred and Integrated Health Services filed for bankruptcy.


We believe that because of these differences, the historical results of operations described below are not comparable to future operations which we expect to conduct. Specifically, the historical operations described below include: revenues and operating expenses for only 42 facilities, one of which has since been closed, while we expect we will generate revenues and incur operating expenses at 87 facilities; revenues prior to 1999 which were derived prior to the completion of the phase-in of the new Medicare prospective payment system; depreciation expenses which relate to real estate and amortization expenses which relate to intangible assets, while we expect we will not have substantial depreciable assets; expenses related to property management fees charged by the parent of the Mariner Predecessor, while we expect to operate on a stand-alone basis and incur our separate corporate expenses; rent expense under a lease which has been cancelled; charges for impairments of long-lived assets of substantial amounts, while we expect we will not have substantial long-lived assets; and interest expense incurred on debt, while we will have no debt as of the spin-off date.


YEAR ENDED DECEMBER 31, 2000, VERSUS 1999 -- INTEGRATED PREDECESSOR


    Revenues for the year ended December 31, 2000, were $135.4 million. These revenues represent an increase of $5.1 million over the revenues in the 1999 period. This increase resulted primarily from an increase in Medicaid rates and an increase in occupancy at the Integrated Predecessor facilities.



    Expenses for the year ended December 31, 2000, excluding non-recurring or unusual charges and write-offs of $16.7 million as discussed in the next paragraph, were $143.9 million, a decrease of $2.1 million from the 1999 period. This decrease is attributable primarily to a decrease in rent, depreciation and amortization at the Integrated Predecessor facilities offset by increased operating expenses.



    During the 2000 period, the Integrated Predecessor incurred unusual charges related to a loss on settlement of lease and mortgage obligations of $16.7 million. These charges were a result of the bankruptcy settlement between Integrated and Senior Housing and represent the carrying value of the tangible and intangible assets of the facilities conveyed to Senior Housing, less the debts due Senior Housing which were not paid. During the 1999 period, the Integrated Predecessor incurred write-offs and unusual charges related to a loss on impairment of long-lived assets of $120.0 million.

    Net loss for the year ended December 31, 2000, was $25.3 million, a decrease of $101.6 million from the net loss of $126.9 million in 1999. This decrease in loss is attributable the decreases in rent, depreciation and amortization and the impact of unusual charges discussed above.


YEAR ENDED DECEMBER 31, 1999, VERSUS 1998 -- INTEGRATED PREDECESSOR


    Revenues for the year ended December 31, 1999, were $130.3 million. These revenues represent a decrease of $9.8 million from the revenues in the 1998 period. This decrease is attributable primarily to reduced rates under the new Medicare prospective payment system, or PPS, for skilled nursing facilities. The per diem Medicare rates under PPS were significantly lower than the amounts the facilities received under the former cost-based system.



    Expenses for the year ended December 31, 1999, excluding non-recurring or unusual charges and write-offs aggregating $120.0 million and discussed in the next paragraph, were $146.0 million, a decrease of $8.4 million from the 1998 period. This decrease is attributable primarily to a decrease in operating expenses resulting from cost cutting measures undertaken to combat the reductions in rates under the new Medicare prospective payment system.



    During the 1999 period, the Integrated Predecessor incurred unusual charges related to the impairment of long-lived assets of $120 million. No such charge occurred in 1998.


    Net loss for the year ended December 31, 1999, was $126.9 million, an increase of $109.7 million over the net loss of $17.2 million in 1998. This increase in loss is primarily attributable to the impact of unusual charges discussed above, as well as decreases in net patient revenues and offset somewhat by decreases in operating expenses.

                                   MANAGEMENT

    The following sets forth the names, ages and positions of the persons who will be our directors and executive officers upon completion of the spin-off:


NAME                                                   AGE                        POSITION
----                                                 --------                     --------
Barry M. Portnoy...................................     56      Director (term will expire in 2002)
Gerard M. Martin...................................     67      Director (term will expire in 2003)
Bruce M. Gans, M.D.................................     54      Director (term will expire in 2004)
John L. Harrington.................................     65      Director (term will expire in 2002)
Arthur G. Koumantzelis.............................     71      Director (term will expire in 2003)

Evrett W. Benton...................................     53      President, Chief Executive Officer and
                                                                Secretary
Rosemary Esposito, RN..............................     58      Senior Vice President, Chief Operating
                                                                Officer
Gretchen A. Holtz, RN..............................     59      Vice President, Chief Clinical Officer
Maryann Hughes.....................................     54      Vice President, Director of Human Resources
Bruce J. Mackey Jr.................................     31      Treasurer, Chief Financial Officer and
                                                                Assistant Secretary


DIRECTORS


    BARRY M. PORTNOY has been one of the Managing Trustees of Senior Housing, HRPT Properties and Hospitality Properties, since each began business in 1999, 1986 and 1995, respectively. Mr. Portnoy is and has been a director and 50% owner of Reit Management and FSQ, Inc. since each began business in 1986 and 2000, respectively. From 1978 through March 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel, and he was Chairman of that firm from 1994 through March 1997.



    GERARD M. MARTIN has been one of the Managing Trustees of Senior Housing, HRPT Properties and Hospitality Properties since each began business in 1999, 1986 and 1995, respectively. Mr. Martin is and has been a director and 50% owner of each of Reit Management and FSQ, Inc. since each began business in 1986 and 2000, respectively.


FUTURE DIRECTORS

    Prior to the completion of the spin-off, we expect to appoint the following individuals to our Board of Directors:


    BRUCE M. GANS, M.D. has been Executive Vice President and Chief Medical Officer at Kessler Rehabilitation Corporation, a provider of healthcare services headquartered in West Orange, New Jersey, since June 1, 2001. From April 1999 to May 31, 2001, Dr. Gans was Senior Vice President for Continuing Care and Chairman of Physical Medicine and Rehabilitation at North Shore Long Island Jewish Health System, a provider of healthcare services headquartered in New Hyde Park, New York, and Professor of Physical Medicine and Rehabilitation at the Albert Einstein College of Medicine in New York City. From 1989 through March 1999, Dr. Gans was a Professor and Chairman of the Department of Physical Medicine and Rehabilitation at Wayne State University and a Senior Vice President of the Detroit Medical Center, both located in Detroit, Michigan.
Dr. Gans was a trustee of HRPT Properties from October 1995 through October 11, 1999. Dr. Gans has been a trustee of Senior Housing since October 12, 1999; and he will resign that position when the spin-off is completed.



    JOHN L. HARRINGTON has been the Chief Executive Officer of the Boston Red Sox Baseball Club, Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust for over five years. The Yawkey Foundation and JRY Trust are not-for-profit charitable foundations headquartered in Dedham, Massachusetts. Mr. Harrington was a trustee of HRPT Properties from 1991 through

August 1995 and a trustee of Hospitality Properties and Senior Housing since those companies became publicly owned in 1995 and 1999, respectively, through the present.



    ARTHUR G. KOUMANTZELIS has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company, located in Lexington, Massachusetts since June 1998. Since April 2000, he has served as the President, Chief Executive Officer and a member of the Board of Directors of Peponi Investments, LLC, a private company, also located in Lexington, Massachusetts. In addition, Mr. Koumantzelis has served as Treasurer and has been a 33% stockholder of Mosaic Communications Group, LLC, a media company, since December 2000. He is also a Trustee of Milo Trust and Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc.; all of these private companies are headquartered in Massachusetts. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms Inc., a private company headquartered in Canton, Massachusetts, engaged in the convenience store business and the distribution and retail sale of gasoline. Mr. Koumantzelis was a trustee of HRPT Properties from 1992 to 1995, and he has been a trustee of Hospitality Properties and Senior Housing since they became publicly owned in 1995 and 1999, respectively, through the present.


EXECUTIVE OFFICERS


    EVRETT W. BENTON has been President and Chief Executive Officer of FSQ, Inc. since it began operations in 2000. From November 1999 until FSQ, Inc. began operations, Mr. Benton served as a business and legal consultant to Reit Management and Senior Housing in connection with their negotiations with former tenants of Senior Housing who filed for bankruptcy. From 1998 to November 1999, Mr. Benton was an independent consultant working in the healthcare and real estate industries. From December 1991 to 1998, Mr. Benton was Chief Administrative Officer and General Counsel to Grancare, Inc., a publicly owned healthcare services company. Prior to December 1991, Mr. Benton was the Managing Partner of the Los Angeles office of the law firm of Andrews & Kurth LLP.
Mr. Benton has been a Vice President of Reit Management since September 2000 and will continue in that office.



    ROSEMARY ESPOSITO, RN, has been Senior Vice President and Chief Operating Officer of FSQ, Inc. since September 2001. Between 1996 and February 2001,
Ms. Esposito was Vice President and Chief Operating Officer of Lenox
Healthcare, Inc., a privately owned nursing home chain headquartered in Pittsfield, Massachusetts, that filed for Chapter 11 bankruptcy in February 2000. Prior to 1996, Ms. Esposito held senior management positions with Berkshire Health Systems, Inc., an acute care medical center and multi-facility, long-term care company headquartered in Pittsfield, Massachusetts.



    GRETCHEN A. HOLTZ, RN, has been Vice President and Chief Clinical Officer of FSQ, Inc. since May 2000. From 1999 until May 2000, Ms. Holtz was a private consultant for various healthcare insurance and referral businesses specializing in elder care services. From 1997 to 1999, Ms. Holtz was Vice President for Clinical Services at the Frontier Group, Inc., a Boston, Massachusetts based private company in the nursing home business. From 1994 to 1997, Ms. Holtz was National Director of Subacute Services for Sun Healthcare Group, Inc., a publicly owned company which provided healthcare services.



    MARYANN HUGHES has been Vice President and Director of Human Resources for FSQ, Inc. since May 2000. Between 1996 and May 2000, Ms. Hughes was Senior Vice President of Human Resources for Olympus Healthcare Group, Inc., a privately owned company headquartered in Waltham, Massachusetts in the business of operating nursing homes and rehabilitation hospitals. From 1994 to 1996, Ms. Hughes was Senior Vice President of Health Alliance, a partnership of two acute care hospitals, two nursing homes and other medical services businesses based in Leominster, Massachusetts.



    BRUCE J. MACKEY JR. has been the Treasurer and Chief Financial Officer of FSQ, Inc. since October 2001. From 1997 to September 2001, Mr. Mackey was an Assistant Vice President and

Controller of Reit Management. From 1992 to 1997, Mr. Mackey was an accountant with the firm of Arthur Andersen LLP. Mr. Mackey is a certified public accountant. Mr. Mackey was elected a Vice President of Reit Management in September 2001 and will continue in that office.


COMMITTEES OF THE BOARD OF DIRECTORS

    Our Board of Directors will establish three committees when the spin-off is completed:

    - AUDIT COMMITTEE. The audit committee will evaluate the performance of, and make recommendations to the Board of Directors as to the selection of, our independent auditors; and it will review our published financial statements and the adequacy of our internal accounting controls. The initial members of the audit committee will be Messrs. Gans, Harrington and Koumantzelis, each of whom will be independent directors as defined by the AMEX. The audit committee will operate under a written charter which will be adopted by our Board of Directors and become effective upon the completion of the spin-off. A copy of the proposed audit committee charter has been filed as an exhibit to the registration statement of which this prospectus is a part.

    - COMPENSATION COMMITTEE. Our entire Board of Directors will initially serve as our compensation committee to review the performance and establish the compensation of our executive officers. The compensation committee will also serve as the administrator of our stock option and stock incentive plan described below.

    - QUALITY OF CARE COMMITTEE. Our quality of care committee will initially consist of Dr. Gans and Mr. Martin. The quality of care committee will periodically meet with our officers and other employees to evaluate the quality of services provided to residents at our facilities.

COMPENSATION OF DIRECTORS


    We will pay each director other than Messrs. Martin and Portnoy an annual fee of $15,000, plus a fee of $500 for each Board meeting attended. In addition, each director will automatically receive an annual grant of 1,000 of our common shares at the first meeting of the Board of Directors following each annual meeting of shareholders, commencing in 2002. Board members will not be separately compensated for serving on Board committees; however, we will pay the Board member serving as chairman of our audit committee an additional annual fee of $5,000, and the Board member serving as chairman of our quality of care committee an additional annual fee of $10,000. We will reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the Board of Directors or Board committees on which they serve. Messrs. Portnoy and Martin will not receive any cash compensation as directors or as members of Board committees, but they will receive the annual share grants and they will be reimbursed for their expenses.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION


    Our entire Board of Directors is expected initially to serve as our compensation committee. None of our Board members are expected to be our employee or an employee of any of our subsidiaries.



    Two of our directors, Messrs. Portnoy and Martin, are owners, directors and employees of Reit Management. Messrs. Benton and Mackey, our president and treasurer, respectively, are also officers, and will be part-time employees, of Reit Management.



    Messrs. Portnoy and Martin, our two current directors, are trustees of Senior Housing, our landlord. Upon completion of the spin-off and our appointment of additional directors, all of our directors, other than Dr. Gans, are expected to continue as trustees of Senior Housing. Messrs. Portnoy, Martin, Harrington and Koumantzelis are also trustees of Hospitality Properties;
Messrs. Portnoy and Martin are also trustees of HRPT Properties; and our directors to be appointed prior to the spin-off, Messrs. Harrington and Koumantzelis and Dr. Gans, formerly served as trustees of HRPT Properties. Reit Management is the investment manager for Senior Housing, Hospitality Properties and HRPT Properties, and will be a party to a shared services agreement with us.
Messrs. Portnoy and Martin also own the building where we rent space for our headquarters.


    For more information about possible relationships which might impact compensation decisions see below at "Certain Relationships".

EXECUTIVE COMPENSATION


    Our five highest paid executive officers and the amount of their annual cash compensation at the time of the spin-off are expected to be as follows:



                                                                                  ANNUAL CASH
                                                        POSITION                  COMPENSATION
                                         ---------------------------------------  ------------
Evrett W. Benton.......................  President, Chief Executive Officer and     $420,000
                                         Secretary
Rosemary Esposito, RN..................  Senior Vice President, Chief Operating     $225,000
                                         Officer
Gretchen A. Holtz, RN..................  Vice President, Chief Clinical             $152,500
                                         Officer
Maryann Hughes.........................  Vice President, Director of Human          $152,500
                                         Resources
Bruce J. Mackey Jr.....................  Treasurer, Chief Financial Officer and     $120,000
                                         Assistant Secretary


    We have no employment agreements with any of our executive officers.


    Messrs. Benton and Mackey are each expected to devote a substantial majority of their business time to providing services to us as officers and employees. We also expect Messrs. Benton and Mackey to continue to dedicate some of their business time to providing services to Reit Management unrelated to us. Therefore, in addition to receiving compensation paid by us, Reit Management will pay each of Messrs. Benton and Mackey compensation for their services to Reit Management. Neither of Messrs. Benton or Mackey have employment agreements with us, FSQ, Inc. or Reit Management.



    Except with respect to incentive share awards under Senior Housing's 1999 Incentive Share Award Plan, neither we nor Senior Housing paid or prior to the spin-off expect to pay compensation to our executive officers. Their compensation for services to us and Senior Housing was and is paid by FSQ, Inc. and Reit Management. In each of 2000 and 2001, Mr. Benton, our president and chief executive officer, received a grant of 2,000 restricted shares of Senior Housing, having a value of $17,250 and $26,040, respectively, based upon the share closing prices for Senior Housing's common shares on the New York Stock Exchange on the grant dates. At December 31, 2000, the 2,000 incentive shares granted to Mr. Benton in that year had a value of $18,625, based upon a $9.3125 per share closing price for Senior Housing's common shares on the New York Stock Exchange on that date. Each share award provided that one-third of the award vested immediately upon grant and one-third vests on the first and second anniversaries of the grant. Under Senior Housing's plan, if Mr. Benton ceases to be an officer or employee of Reit Management during the vesting period, the Senior Housing common shares which have not yet vested may be repurchased by Senior Housing for nominal consideration. Vested and unvested common shares under Senior Housing's plan are entitled to distributions paid by Senior Housing, including the spin-off distribution described in this prospectus.

OUR STOCK OPTION AND STOCK INCENTIVE PLAN


    We have adopted the Five Star Quality Care, Inc. 2001 Stock Option and Stock Incentive Plan (the "Plan"). Under the Plan, we are authorized to grant our employees, officers, directors and other individuals rendering services to us and our subsidiaries equity-based awards, including incentive stock options, nonqualified stock options, common shares, restricted common shares and stock appreciation rights. The Plan is administered by our Board compensation committee. The Plan provides that the compensation committee has the authority to select the participants and determine the terms of the stock options and other awards granted under the Plan.



    An incentive stock option is not transferable by the recipient except by will or by the laws of descent and distribution. Nonqualified stock options and other awards are transferable only to the extent provided in the agreement relating to such option or award. In the event that termination of employment is due to death or disability, the stock option is exercisable for a maximum of 12 months after such termination. The aggregate number of shares of common stock which may be issued under the Plan is 650,000. No awards have been made to date under the Plan and none are expected to be made before the first meeting of the Board of Directors following the annual meeting of our shareholders in 2002.


    If you want more information about this plan you should review the copy of the Plan which has been filed as an exhibit to the registration statement of which this prospectus is a part.


OUR SHARED SERVICES AGREEMENT WITH REIT MANAGEMENT



    In order that we may have the benefit of certain shared services from Reit Management, including certain services that Reit Management has historically provided to FSQ, Inc., we will enter a shared services agreement with Reit Management. The following is a summary of the material provisions of the shared services agreement between us and Reit Management. If you want more information, you should read the entire shared services agreement, which has been filed as an exhibit to the registration statement of which this prospectus is part.



    GENERAL. Under this agreement, Reit Management will provide, or assist us with, certain services relating to human resources, management information systems, tax, accounting, property maintenance and repairs, investor relations, acquisition, business expansion or reduction, capital markets advice, office support, cash management, SEC compliance and supervision of our relationship with Marriott.



    COMPENSATION TO REIT MANAGEMENT. For Reit Management's services rendered to us pursuant to the shared services agreement, we will pay Reit Management a fee equal to 0.6% of our total revenues. The fee will be paid monthly in advance based upon the prior month's revenues. We will also reimburse Reit Management for its reasonable out-of-pocket expenses.



    SUBORDINATION OF REIT MANAGEMENT FEES TO SENIOR HOUSING RENT. No fees shall be paid to Reit Management if any rent we owe Senior Housing is past due or if the fee payment would leave us with insufficient cash, credit facilities or current accounts receivable to make our next scheduled rent payment under our leases with Senior Housing. Unpaid fees shall accrue, together with interest at the prime rate, and will be payable when the condition preventing their payment is no longer in effect or upon termination of, or the occurrence of certain events of default by us under, the shared services agreement. The fees due Reit Management are not subordinated to any of our other obligations.



    CONFLICTS OF INTEREST WITH SENIOR HOUSING. We have acknowledged that Reit Management may continue to serve as the investment manager for Senior Housing and we have agreed that, regarding issues and in circumstances where there is a conflict of interest between us and Senior Housing, Reit Management will serve as the investment manager for Senior Housing and will not be required to consider our interests.

    NON-COMPETITION WITH REIT MANAGEMENT. We will afford any public real estate entity Reit Management manages during the term of the shared services agreement the opportunity to acquire or finance any real estate investments of the types in which such entity invests before we do.



    TERMINATIONS. The initial term of the agreement expires on December 31, 2002, and it will renew automatically from year to year unless either we or Reit Management terminate due to default, or provide written notice of termination at least 90 days prior to the termination date.



    INDEMNIFICATION, DEFAULT AND DAMAGES. We have agreed to indemnify Reit Management, its owners, directors, officers and employees for any damages, liabilities, losses or out-of-pocket expenses incurred by them in the course of performing services other than any such damage, liability or loss resulting from Reit Management's gross negligence or bad faith. In the event of a termination because of our default we must pay the fees due Reit Management for the remainder of the current term. In the event of Reit Management's default, our remedy is limited to termination of the agreement and we cannot collect damages, except when Reit Management has taken action willfully and in bad faith.


                     SECURITY OWNERSHIP AFTER THE SPIN-OFF

GENERAL

    As of the date on the cover of this prospectus:


    - Senior Housing has 43,421,700 common shares outstanding;



    - HRPT Properties owns 12,809,238 common shares of Senior Housing; and



    - Senior Housing owns 1,000,000 common shares of HRPT Properties.



    We have agreed to issue 125,000 common shares to each of Messrs. Portnoy and Martin in connection with our acquisition of FSQ, Inc. Messrs. Portnoy and Martin and entities they control also own some shares of Senior Housing and HRPT Properties and they will receive some of our shares in those capacities.



    The following table sets forth our common share ownership following the spin-off and the merger with FSQ, Inc. For purposes of the following table, we have assumed: (1) a distribution ratio of one of our common shares for every 10 Senior Housing common shares and one of our common shares for every 100 HRPT Properties common shares; and (2) no change in the number of shares of Senior Housing outstanding, no change in the number of Senior Housing shares owned by HRPT Properties and no change in the number of HRPT Properties shares owned by Senior Housing.



                                                                                 OUR
                                                              NUMBER OF OUR   PERCENTAGE
OWNER                                                         COMMON SHARES   OWNERSHIP
-----                                                         -------------   ----------
Senior Housing shareholders (other than HRPT Properties and
  Messrs. Portnoy and Martin)...............................   3,049,005.5        66.0%
HRPT Properties shareholders (other than Senior Housing and
  Messrs. Portnoy and Martin)...............................   1,258,420.8        27.2%
Senior Housing..............................................        35,000         0.8%
HRPT Properties (1).........................................             0          --
Barry M. Portnoy............................................     137,371.9         3.0%
Gerard M. Martin............................................     137,371.9         3.0%


------------------------


(1) HRPT Properties will receive 1,280,923.8 of our shares from Senior Housing and will distribute one of our shares to its shareholders for every 100 shares of HRPT Properties owned. As of the date on the cover of this prospectus, HRPT Properties has 128,940,747 shares outstanding; however, HRPT Properties has authorized a share buyback program and may have a lesser number of its shares outstanding on the spin-off record date. If HRPT Properties has less than

    128,092,380 shares outstanding on the spin-off record date, HRPT Properties will retain our shares which are not distributed to its shareholders. If HRPT Properties has more than 128,092,380 shares outstanding on the spin-off record date, we have agreed to sell HRPT Properties up to an additional 10,000 of our shares so that it may complete a distribution of our shares on the basis of one for one hundred HRPT Properties shares owned. The purchase price for these shares will be equal to the average of the reported high and low trading prices in the public market on the day of our spin-off. The numbers in this table assume that HRPT Properties will have 128,092,380 shares outstanding on the spin-off record date.



    We estimate that we may have over 8,000 shareholders of record after giving effect to the distributions based on the number of record holders of common shares of Senior Housing and HRPT Properties, respectively, as of November 1, 2001.


CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


    The following table sets forth certain information regarding beneficial ownership of our common shares following the distribution of our common shares pursuant to the spin-off by:


    - each named executive officer;

    - each of our current directors and those individuals we expect to appoint as directors prior to the spin-off;

    - each person known to us to be the beneficial owner of more than 5% of our common shares; and

    - all directors and executive officers as a group.


    Information in the following table is based upon public filings relating to the holders of Senior Housing's and HRPT Properties' common shares. Under federal securities laws, shareholders are generally required to publicly disclose their holdings if they beneficially own more than 5% of a company. It is possible that a shareholder that beneficially owns shares in both Senior Housing and HRPT Properties may beneficially own more than 5% of our shares after the spin-off as a result of their combined ownership of Senior Housing and HRPT Properties. Accordingly, it is possible that we may not be aware of beneficial owners of more than 5% of our shares after giving effect to the spin-off.



    Unless otherwise noted, the address of each beneficial owner listed on the table is c/o Five Star Quality Care, Inc., 400 Centre Street, Newton, Massachusetts 02458, and each beneficial owner has sole voting and investing power over the shares shown as beneficially owned except to the extent authority is shared by spouses under applicable law and except as set forth in the footnotes to the table.



    The following table sets forth our common share ownership following the spin-off. For purposes of the following table, we have assumed: (1) a distribution ratio of one of our common shares for every 10 Senior Housing common shares and one of our common shares for every 100 HRPT Properties common shares; and (2) no change in the number of shares of Senior Housing outstanding, no change in the number of Senior Housing shares owned by HRPT Properties and no change in the number of

HRPT Properties shares owned by Senior Housing. This table includes our 125,000 shares which will be issued to each of Messrs. Portnoy and Martin in connection with our merger with FSQ, Inc.



                                                              BENEFICIAL OWNERSHIP
                                                              ---------------------
                                                              NUMBER OF
NAME                                                            SHARES     PERCENT
----                                                          ----------   --------
Barry M. Portnoy(1).........................................   172,371.9     3.7%
Gerard M. Martin(1).........................................   172,371.9     3.7%
Bruce M. Gans, M.D..........................................         190       *
John L. Harrington..........................................         150       *
Arthur G. Koumantzelis......................................      224.65       *
Evrett W. Benton............................................         405       *
All directors and executive officers as a group.............   310,731.4     6.7%


------------------------

*   Less than 1%


(1) Mr. Martin is the sole stockholder of a corporation which will own
    137,371.9 common shares. Mr. Portnoy is the sole stockholder of a separate corporation which will own 137,371.9 common shares. Messrs. Martin and Portnoy are each 50% owners and directors of Reit Management, the investment manager to Senior Housing. Senior Housing, of which Messrs. Martin and Portnoy are Managing Trustees, will own 35,000 common shares. Under some interpretations of applicable law, Messrs. Martin and Portnoy may be deemed to have beneficial ownership of our shares owned by Senior Housing; however, Messrs. Martin and Portnoy disclaim beneficial ownership of the common shares owned by Senior Housing.

                             CERTAIN RELATIONSHIPS

    Our creation was, and our continuing business operations will be, subject to possible conflicts of interest. These conflicts may have caused, and in the future may cause, our business to be adversely affected. These conflicts and their possible adverse effects upon us include the following:


    - All of the persons expected to serve as our directors following the spin-off were trustees of Senior Housing at the time we were created, and four of them will remain trustees of Senior Housing after the spin-off. Upon completion of the spin-off all of our operating facilities will be leased from Senior Housing. Upon closing of the Crestline transaction, we will lease 31 Marriott facilities from Senior Housing. We believe that our lease terms with Senior Housing are commercially reasonable. Nonetheless, it is possible that, if these leases were negotiated on an arm's length basis, the rent and other lease terms might be more favorable to us. We also believe that our historical and continuing relationships with Senior Housing will provide us with a competitive advantage in locating business expansion opportunities. Nonetheless, we will afford Senior Housing, HRPT Properties and Hospitality Properties the opportunity to acquire or finance any real estate investments of the type in which Senior Housing, HRPT Properties and Hospitality Properties, respectively, invests before we do. Also, future business dealings between Senior Housing and us could be on less favorable terms than would be possible if there were no historical or continuing management relationships between Senior Housing and us.



    - Messrs. Portnoy and Martin are two of the five directors we expect to have following the completion of the spin-off, and they are the Managing Trustees of Senior Housing. Messrs. Portnoy and Martin formed FSQ, Inc. to manage properties repossessed by Senior Housing. Upon completion of the spin-off, we will acquire FSQ, Inc. and Messrs. Portnoy and Martin will each receive 125,000 of our shares. At the time of execution of the merger agreement, which will occur prior to the spin-off when we are still a wholly-owned subsidiary of Senior Housing, Senior Housing expects to receive an opinion from an internationally recognized investment banking firm as to the fairness from a financial point of view, to us of the exchange ratio provided for in the merger. The terms of this merger have been approved by Senior Housing's disinterested trustees. Nonetheless, it is possible that, if this merger were negotiated on an arm's length basis, different terms more favorable to us might have been achieved.



    - Our chief executive officer and our chief financial officer are currently also officers and employees of Reit Management, and they will remain officers and part time employees of Reit Management after the spin-off. At present, we expect that these officers will devote a substantial majority of their business time to our affairs and the remainder of their business time to Reit Management's business which is separate from us. The current compensation which we will pay to these officers reflects our expectation of their division of business time. Periodically hereafter these individuals may devote a larger percentage of their time to our or Reit Management's affairs and the compensation they receive from us may become disproportionate to their efforts on our behalf. Also, because of this dual employment arrangement we may have to compete with Reit Management for the time and attention of these officers.



    - Messrs. Portnoy and Martin own Reit Management. Reit Management is the investment manager for Senior Housing, HRPT Properties and Hospitality Properties, and has other business interests. After the spin-off, we will enter a shared services agreement with Reit Management under which Reit Management will provide certain administrative services to us similar to the services it now provides to FSQ, Inc. as well as other services which we may require. Under this shared services agreement, we will pay Reit Management a fee equal to 0.6% of our total revenues. On a pro forma basis, assuming completion of the spin-off and the Crestline transaction, this fee was $2.9 million for the year ended December 31, 2000. We believe we will receive fair value for the fee paid to Reit Management. The shared services agreement is terminable upon at least 90 days notice prior to the expiration date of the then current term. However, despite our beliefs and this termination provision, equivalent services might be available from parties other than Reit Management on more favorable terms to us, including for a lesser fee. Also, the fact that Reit Management has responsibilities to other entities, including our landlord, Senior Housing, could create conflicts; and, in the event of such conflicts between Senior Housing and us, the shared services agreement allows Reit Management to prefer its responsibilities to Senior Housing. See "Management -- Our Shared Services Agreement with Reit Management".



    - Messrs. Portnoy and Martin own the building in which our headquarters is located. As a result of our acquisition of FSQ, Inc. we will become obligated for a lease in this building. This lease expires in 2011 and requires rent of $531,069 per year, subject to annual increases of $16,093 per year. We believe that the terms of this lease are commercially reasonable. However, this lease was negotiated at a time when
      Messrs. Portnoy and Martin simultaneously owned the building and FSQ, Inc., and, accordingly, it was not done on an arm's length basis. If the lease were negotiated on an arm's length basis it is possible that the lease might have been more favorable to FSQ, Inc., and to us after the merger, including for a lesser rent.



    - Until March 31, 1997, Mr. Portnoy was a partner in the law firm
      Sullivan & Worcester LLP, our counsel and counsel to Senior Housing, HRPT Properties, Hospitality Properties, FSQ, Inc., Reit Management and certain of their affiliates. Mr. Portnoy has received in 2000 and 2001 payments from Sullivan & Worcester LLP in respect of his retirement.


                       FEDERAL INCOME TAX CONSIDERATIONS

GENERAL

    In order to maintain its status as a REIT for federal income tax purposes, a substantial majority of Senior Housing's gross income must generally be derived from real estate rents and mortgage interest. Thus, the Internal Revenue Code of 1986, as amended, or IRC, imposes strict limits on Senior Housing's ability to own properties that it or others operate for Senior Housing's own account. Even in circumstances where Senior Housing is permitted to own properties operated for its own account, the IRC encourages leasing the properties to one or more qualified tenants. A qualified tenant is a tenant in whom Senior Housing has at all times during the taxable year an actual or constructive ownership interest of less than 10% by vote and by value. In particular, Senior Housing must generally pay federal corporate income tax on its net income from operated property, whereas Senior Housing generally does not pay any corporate income tax on its rental income from qualified tenants that is distributed to shareholders.

    With respect to Senior Housing's repossessed properties from former tenants, the REIT foreclosure property tax rules generally permit Senior Housing to have those properties operated for its own account only through 2004. Further, during the period that these properties are operated for Senior Housing's own account, Senior Housing cannot make improvements to the repossessed properties other than repairs, and the net income from the repossessed property operations is subject to corporate income tax. In contrast, Senior Housing's leased properties can generally be improved without limitation, and rental income from leased properties that is distributed to shareholders is generally not subject to corporate income tax. Finally, if and when Senior Housing closes the Crestline transaction, the IRC REIT qualification rules require Senior Housing to lease those properties to one or more qualified tenants.

    Sullivan & Worcester LLP, Boston, Massachusetts, has rendered a legal opinion that the discussions in the following summary are accurate in all material respects and fairly summarize the federal income tax issues of the spin-off, and the opinions of counsel referred to in this section represent Sullivan & Worcester LLP's opinions on those subjects. Specifically, subject to the qualifications and assumptions contained in its opinions and in this prospectus, Sullivan & Worcester LLP has rendered opinions to the effect that:

    - Senior Housing has been organized and has qualified as a REIT under the IRC for its 1999 and 2000 taxable years, and its current investments and plan of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the IRC; Senior Housing's actual qualification as a REIT, however, will depend upon its ability to meet, and its meeting, through actual annual operating results and distributions, the various REIT qualification tests imposed under the IRC;


    - HRPT Properties has been organized and has qualified as a REIT under the IRC for its 1987 through 2000 taxable years, and HRPT Properties' current investments and plan of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the IRC; HRPT Properties' actual qualification as a REIT, however, will depend upon its ability to meet, and its meeting, through actual annual operating results and distributions, the various REIT qualification tests imposed under the IRC;



    - Senior Housing's and HRPT Properties' distributions of our common shares to shareholders will be treated for federal income tax purposes like other REIT distributions, as described below; and


    - commencing with our 2001 taxable year that begins on the date of the spin-off, we will be taxed as a subchapter C corporation under the IRC.


These opinions are conditioned upon the assumption that our leases and other contracts with Senior Housing, our charter and bylaws, the declarations of trust and bylaws of both Senior Housing and HRPT Properties, and all other legal documents to which we, Senior Housing or HRPT Properties are or have been a party, have been and will be complied with by all parties to these documents, upon the accuracy and completeness of the factual matters described in this prospectus, and upon representations that we, Senior Housing, and HRPT Properties have made. The opinions of Sullivan & Worcester LLP are based on the law as it exists today, but the law may change in the future, possibly with retroactive effect. Also, an opinion of counsel is not binding on the Internal Revenue Service or the courts, and the IRS or a court could take a position different from that expressed by counsel.



    The following summary of federal income tax considerations is based on existing law, and is limited to investors who own our common shares, Senior Housing common shares, and/or HRPT Properties common shares as investment assets rather than as inventory or as property used in a trade or business. The summary does not discuss the particular tax consequences that might be relevant to you if you are subject to special rules under the federal income tax law, for example if you are:


    - a bank, life insurance company, regulated investment company, or other financial institution,

    - a broker or dealer in securities or foreign currency,

    - a person who has a functional currency other than the U.S. dollar,


    - a person who acquires our common shares, Senior Housing shares, or HRPT Properties shares in connection with his employment or other performance of services,


    - a person subject to alternative minimum tax,


    - a person who owns our common shares, Senior Housing common shares, or HRPT Properties common shares as part of a straddle, hedging transaction, constructive sale transaction, or conversion transaction, or


    - except as specifically described in the following summary, a tax-exempt entity or a foreign person.


The sections of the IRC that govern the federal income tax qualification and treatment of a REIT and its shareholders are complex. This summary is based on applicable IRC provisions, related rules and regulations and administrative and judicial interpretations, all of which are subject to change, possibly with retroactive effect. Future legislative, judicial, or administrative actions or decisions could affect the accuracy of statements made in this summary. Neither we, Senior Housing, nor HRPT Properties has sought a ruling from the IRS with respect to the spin-off, and neither we, Senior Housing, nor HRPT Properties can assure you that the IRS or a court will agree with the statements made in this summary. In addition, the following summary is not exhaustive of all possible tax consequences, and does not discuss any state, local, or foreign tax consequences. For all these reasons, we urge you to consult with a tax advisor about the federal income tax and other tax consequences of your acquisition, ownership and disposition of our common shares, as well as your acquisition, ownership and disposition of Senior Housing shares and HRPT Properties shares.


    Your federal income tax consequences may differ depending on whether or not you are a "U.S. person". For purposes of this summary, a U.S. person for federal income tax purposes is:

    - a citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the federal income tax laws,

    - a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes, that is created or organized in or under the laws of the United States, any state thereof or the District of Columbia, unless otherwise provided by Treasury regulations,

    - an estate the income of which is subject to federal income taxation regardless of its source, or

    - a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or electing trusts in existence on August 20, 1996 to the extent provided in Treasury regulations, whose status as a U.S. person is not overridden by an applicable tax treaty. Conversely, a "non-U.S. person" is a beneficial owner of our common shares, Senior Housing common shares, or HRPT Properties common shares who is not a U.S. person.



FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF TO SENIOR HOUSING'S AND HRPT PROPERTIES COMMON SHAREHOLDERS



    IN GENERAL. Senior Housing's and HRPT Properties' distribution of our common shares by spin-off will generally affect each REIT's shareholders in the same manner as any other distribution of cash or property by a REIT on its common shares. These tax consequences are summarized below:


    - A REIT is generally not subject to tax on its net income to the extent that net income is distributed to its shareholders.

    - Distributions to a REIT's shareholders out of a REIT's current or accumulated earnings and profits that are not designated by the REIT as capital gain dividends generally will be taken into account by the REIT's shareholders as ordinary income dividends. To the extent of a REIT's net capital gain for the taxable year, the REIT may designate dividends as capital gain dividends that will be taxable to its shareholders as long-term capital gain.

    - Distributions in excess of a REIT's current and accumulated earnings and profits will not be taxable to a REIT shareholder to the extent that they do not exceed the shareholder's adjusted basis in its REIT common shares, but rather will reduce the adjusted basis in those shares.

    - Distributions in excess of a REIT's current and accumulated earnings and profits that exceed a REIT shareholder's adjusted basis in its REIT common shares generally will be taxable as capital gain from a deemed sale of those shares.

    - A REIT's earnings and profits for a year will be allocated among each of the distributions for that year in proportion to the amount of each distribution.

    - Neither a REIT's ordinary income dividends nor its capital gain dividends will entitle the REIT's corporate shareholders to any dividends received deduction.


    Accordingly, the spin-off of our common shares will be treated as a distribution by Senior Housing and HRPT Properties to you in the amount of the fair market value of the common shares distributed. Senior Housing and HRPT Properties expect that a portion of this distribution will be taxable to you as a dividend and a portion will be treated as a tax-free reduction in the adjusted basis in your REIT shares. You will have a tax basis in our common shares received in the spin-off equal to their fair market value at the time of the spin-off, and your holding period in our common shares commences on the day after the spin-off.



    We, Senior Housing and HRPT Properties believe that for all federal income tax purposes each of our common shares may be properly valued on the distribution date as the average of the reported high and low trading prices in the public market on that date, and Senior Housing and HRPT Properties will perform all tax reporting, including statements supplied to you and to the IRS, on the basis of this average price, called the distribution price. Because of the factual nature of the value determinations, Sullivan & Worcester LLP is unable to render an opinion on the fair market value of our common shares.



    As described in more detail below, although the amount and extent to which Senior Housing and HRPT Properties recognize gains and losses in the spin-off is not free from doubt, Senior Housing and HRPT Properties expect: (1) to recognize neither gain nor loss on our and our subsidiaries' properties and other assets; and (2) to recognize gain but not loss on the distribution of our common shares. Any gain that Senior Housing and HRPT Properties recognize in the spin-off will increase their 2001 current earnings and profits, and this will increase the total amount of their 2001 distributions, including the distribution of our common shares, that is taxable as a dividend to you. Computing the amount of these gains and the additional taxable dividend amount is a calculation which requires some information, including the distribution price for our common shares at the time of the spin-off, that is not available at this time. Assuming that you have held your Senior Housing or HRPT Properties common shares, as applicable, for the entire 2001 calendar year, Senior Housing and HRPT Properties estimate:



    - If the distribution price for our common shares equals pro-forma per share book value, or $11.14 per share, you will have no additional taxable dividend as a result of the spin-off.



    - You will have little or no additional taxable dividend for distribution prices up to $13.43 per Five Star share.



    - For each $1.00 increase in the distribution price in excess of $13.43, you will have additional taxable dividends of $0.10 per Senior Housing common share and $0.01 per HRPT Properties common share.


    - The spin-off distribution will not reduce the taxable dividends to you for the year.

However, a definitive additional taxable dividend computation will not be possible until after the spin-off.


    To the extent Senior Housing and HRPT Properties are able, they intend to designate a portion of their taxable dividends for the year as capital gain dividends that generally will be subject to tax at the maximum capital gain rates of 20% and 25% in the case of Senior Housing and HRPT Properties noncorporate shareholders.



    TAXATION OF TAX-EXEMPT ENTITIES. Tax-exempt entities are generally not subject to federal income taxation except to the extent of their "unrelated business taxable income," often referred to as UBTI, as defined in
Section 512(a) of the IRC. As with Senior Housing's and HRPT Properties' other distributions, the distribution of our common shares to you if you are a tax-exempt entity should generally not constitute UBTI, provided that you have not financed the acquisition of your Senior

Housing and HRPT Properties common shares with acquisition indebtedness within the meaning of Section 514 of the IRC. However, if you are a tax-exempt pension trust, including a so-called 401(k) plan but excluding an individual retirement account or government pension plan, that owns more than 10% by value of a pension-held REIT, then you may have to report a portion of the dividends that you receive from that REIT as UBTI. Although Senior Housing and HRPT Properties cannot provide complete assurance on this matter, each of Senior Housing and HRPT Properties believes that it has not been and will not become a pension-held REIT.



    TAXATION OF NON-U.S. PERSONS. If you are a non-U.S. person who holds common shares in Senior Housing or HRPT Properties, the spin-off of our common shares will generally be taxable to you in the same manner as any other distribution of cash or property that Senior Housing or HRPT Properties makes to you. The rules governing the federal income taxation of non-U.S. persons are complex, and the following discussion is intended only as a summary of these rules. If you are a non-U.S. person, you should consult with your own tax advisor to determine the impact of federal, state, local, and foreign tax laws, including any tax return filing and other reporting requirements, with respect to the spin-off of our common shares and your investment in Senior Housing and HRPT Properties common shares.



    You will generally be subject to regular federal income tax in the same manner as a U.S. person with respect to the spin-off of our common shares and your investment in Senior Housing or HRPT Properties shares, if this investment in REIT shares is effectively connected with your conduct of a trade or business in the United States. In addition, if you are a corporate shareholder of Senior Housing or HRPT Properties, your income that is effectively connected with a trade or business in the United States may also be subject to the 30% branch profits tax under Section 884 of the IRC, which is payable in addition to regular federal corporate income tax. The balance of this summary addresses only those non-U.S. persons whose investment in Senior Housing and HRPT Properties common shares is not effectively connected with the conduct of a trade or business in the United States.



    Neither Senior Housing nor HRPT Properties is at this time designating the distribution of our common shares as a capital gain dividend that is subject to 35% withholding for non-U.S. persons, and accordingly the 30% or applicable lower treaty rate withholding will be imposed upon the fair market value of our common shares that Senior Housing or HRPT Properties distributes to you. Senior Housing, HRPT Properties or other applicable withholding agents will collect the amount required to be withheld by reducing to cash for remittance to the IRS a sufficient portion of our common shares that you would otherwise receive, and you will bear the brokerage or other costs for this withholding procedure. Because neither Senior Housing nor HRPT Properties can determine its current and accumulated earnings and profits until the end of its taxable year, withholding at the rate of 30% or applicable lower treaty rate will be imposed on the gross fair market value of our common shares distributed to you. Notwithstanding this and other withholding on distributions in excess of a REIT's current and accumulated earnings and profits, these distributions are a nontaxable return of capital to the extent that they do not exceed your adjusted basis in your common shares of that REIT, and the nontaxable return of capital will reduce your adjusted basis in your common shares of that REIT. To the extent that distributions in excess of the REIT's current and accumulated earnings and profits exceed your adjusted basis in your common shares of that REIT, the distributions will give rise to tax liability only if you would otherwise be subject to tax on any gain from the sale or exchange of your common shares in that REIT. Your gain from the sale or exchange of your common shares in a REIT will not be taxable if: (1) the REIT's common shares are "regularly traded" within the meaning of Treasury regulations under Section 897 of the IRC and you have at all times during the preceding five years owned 5% or less by value of that REIT's outstanding common shares, or (2) the REIT is a "domestically-controlled REIT" within the meaning of Section 897 of the IRC. Although neither can provide complete assurance on this matter, each of Senior Housing and HRPT Properties believes that its shares are regularly traded and that it is a domestically-controlled REIT. You may seek a refund of amounts withheld on distributions to you in excess of Senior Housing's or HRPT Properties' current and accumulated earnings and profits, as applicable, provided that you furnish the required information to the IRS.



    Some of Senior Housing's and HRPT Properties' 2001 distributions may be treated for federal income tax purposes as attributable to dispositions of United States real property interests. To the extent that a portion of any of Senior Housing's or HRPT Properties' distributions to you, including the distribution of our common shares, is attributable to a disposition by Senior Housing or HRPT Properties of United States real property interests, you will be subject to tax on this portion as though it were gain effectively connected with a trade or business conducted in the United States. Accordingly, you will be taxed on these amounts at the capital gain rates applicable to a U.S. person, subject to any applicable alternative minimum tax and to a special alternative minimum tax in the case of nonresident alien individuals; you will be required to file a United States federal income tax return reporting these amounts, even if applicable 35% withholding is imposed as described below; and if you are a corporation, you may owe the 30% branch profits tax under Section 884 of the IRC in respect of these amounts.



    If you are a non-U.S. person, Senior Housing, HRPT Properties and other applicable withholding agents will be required to withhold from distributions to you, and to remit to the IRS, 35% of the maximum amount of any distribution that could be designated as a capital gain dividend by Senior Housing or HRPT Properties, as applicable. In addition, if either Senior Housing or HRPT Properties designates any of its prior distributions as capital gain dividends, then its subsequent distributions up to the amount of the designated prior distributions will be treated as capital gain dividends for purposes of this 35% withholding rule. After the close of each of Senior Housing's and HRPT Properties' 2001 taxable year, each REIT expects to designate to the maximum extent possible a portion of one or more of its 2001 distributions as capital gain dividends, and accordingly 35% withholding will be imposed upon its subsequent distributions to you to that extent.


FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF TO SENIOR HOUSING

    The IRC imposes upon Senior Housing various REIT qualification tests discussed more fully in Senior Housing's Annual Report on Form 10-K. While Senior Housing believes that it has operated and will operate in a manner to satisfy the various REIT qualification tests, counsel has not reviewed and will not review its compliance with these tests on a continuing basis. The following discussion summarizes how the spin-off affects Senior Housing's REIT qualification and taxation issues under the IRC.

    IN GENERAL. So long as we and our subsidiaries remain wholly owned direct or indirect subsidiaries of Senior Housing, we and most all of our subsidiaries will be qualified REIT subsidiaries under Section 856(i) of the IRC or, equivalently, noncorporate entities that are taxed as part of Senior Housing under regulations issued under Section 7701 of the IRC. During these periods we and these subsidiaries will not be taxpayers separate from Senior Housing for federal income tax purposes. A few of our subsidiaries are Senior Housing taxable REIT subsidiaries, with federal income tax filing and payment obligations that are separate from Senior Housing. Under the transaction agreement, Senior Housing is generally responsible for our federal income tax liabilities and filings, as well as those of all our subsidiaries, for the periods prior to the spin-off.

    When we cease to be wholly owned by Senior Housing as a result of the spin-off, the following will be deemed to have occurred for federal income tax purposes:

    - Immediately preceding the spin-off distribution of our common shares, Senior Housing disposed of our properties and assets, and the properties and assets of our subsidiaries, in a tax-free exchange called the deemed incorporation, in which the aggregate amount Senior Housing realized equaled the sum of: (1) the fair market value of all our common shares immediately preceding the spin-off, plus (2) the aggregate amount of liabilities that are associated with our and our subsidiaries' properties and assets and that remain our and our subsidiaries'

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      responsibility after the spin-off. For these purposes, the assets and liabilities of the Senior Housing taxable REIT subsidiaries are ignored, and instead the stock in the parent taxable REIT subsidiary is treated like any other asset of ours.


    - Immediately after the deemed incorporation, Senior Housing distributed to its common shareholders, including HRPT Properties, 99% of our common shares that Senior Housing was treated as having received in the deemed incorporation.


    TAXATION OF THE DISTRIBUTION. The distribution by Senior Housing to its shareholders of our common shares in the spin-off will be treated in the same manner as any other distribution of cash or property that Senior Housing may make. Thus, the distribution of our common shares together with Senior Housing's other 2001 distributions will entitle Senior Housing to a dividends paid deduction to the extent of its earnings and profits for the year. In addition, Senior Housing will recognize gain from the distribution of our common shares equal to the excess, if any, of the fair market value of our common shares that Senior Housing distributes, over Senior Housing's tax basis in those shares. In contrast, Senior Housing will not recognize loss on the distribution even if its tax basis in our common shares exceeds its fair market value.

    Under applicable judicial precedent, it is possible that for federal income tax purposes the per share fair market value of our common shares Senior Housing distributes will differ from the average of the reported high and low trading prices for our common shares in the public market on the date of the spin-off, called the distribution price. Because of the factual nature of value determinations, Sullivan & Worcester LLP is unable to render an opinion on the fair market value of our common shares that Senior Housing will distribute. However, for purposes of computing any gain that Senior Housing may have on the distribution of our common shares, we and Senior Housing believe that the fair market value of our common shares may be computed as the distribution price multiplied by the number of our common shares distributed. Senior Housing's tax basis in our common shares distributed is computed as described below.

    Any gain that Senior Housing recognizes on the distribution of our common shares will be qualifying gross income under the 95% gross income test of
Section 856(c) of the IRC, provided that Senior Housing is not treated as holding our common shares as inventory or other property held primarily for sale to customers. If any of this gain were characterized as the sale of inventory or other property held primarily for sale to customers, this would not affect Senior Housing's ability to satisfy the 95% gross income test, but the recharacterized gain would be subject to the 100% penalty tax of
Section 857(b)(6) of the IRC. Although Senior Housing can provide no assurance on this matter, Senior Housing does not believe that it has held our common shares as inventory or other property held primarily for sale to customers, and accordingly it believes that its gain, if any, on our distributed common shares will be short-term capital gain.

    Senior Housing's tax basis in the 100% of our common shares that it owns immediately prior to the spin-off will be equal to, and its tax basis in each distributed share of our common stock will be the per share value of, the following sum: (1) Senior Housing's aggregate adjusted tax basis in our properties and assets, and the properties and assets of our subsidiaries, immediately prior to the deemed incorporation; minus (2) the aggregate amount of liabilities that are associated with our properties and assets, and the properties and assets of our subsidiaries, that remain our and our subsidiaries' responsibility after the spin-off. For these purposes, the assets and liabilities of the Senior Housing taxable REIT subsidiaries are ignored, and instead the stock in the parent taxable REIT subsidiary is treated like any other asset of ours. Accordingly, Senior Housing expects that its tax basis in each of our shares that it owns immediately prior to the distribution will be approximately equal to the distribution price, and may possibly exceed the distribution price. Under these circumstances, Senior Housing could recognize some gain but no loss on its distribution of our common shares.


    OUR POST SPIN-OFF RELATIONSHIP WITH SENIOR HOUSING. After the distribution of our common shares, Senior Housing will own 35,000, or less than one percent, of our common shares. In addition, our

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leases with Senior Housing, our charter, and the transaction agreement collectively contain restrictions upon our ownership and provisions that require us to refrain from taking any actions that may jeopardize Senior Housing's or HRPT Properties' qualification as REITs under the IRC, including actions which would result in Senior Housing or HRPT Properties obtaining actual or constructive ownership of 10% or more of our shares for IRC Section 856(d) purposes. Accordingly, commencing with its 2002 taxable year, Senior Housing anticipates that the rental income it receives from us will be "rents from real property" under Section 856(d) of the IRC, as well as qualifying income under the 75% and 95% gross income tests of Section 856(c) of the IRC.



FEDERAL INCOME TAX CONSEQUENCES OF THE SPIN-OFF TO HRPT PROPERTIES



    The IRC imposes upon HRPT Properties various REIT qualification tests discussed more fully in HRPT Properties' Annual Report on Form 10-K. While HRPT Properties believes that it has operated and will operate in a manner to satisfy the various REIT qualification tests, counsel has not reviewed and will not review its compliance with these tests on a continuing basis. The following discussion summarizes how the spin-off affects HRPT Properties' REIT qualification and taxation issues under the IRC.



    HRPT Properties currently owns approximately 29% of the common shares of Senior Housing. Accordingly, HRPT Properties will receive a substantial number of our common shares as a distribution from Senior Housing. To the extent of Senior Housing's allocable earnings and profits, this distribution from Senior Housing will be a REIT dividend to HRPT Properties that qualifies under the 75% and 95% gross income tests of Section 856(c) of the IRC. To the extent the distribution exceeds Senior Housing's allocable earnings and profits, HRPT Properties will treat the distribution as a tax-free recovery of basis in its Senior Housing shares.



    The distribution by HRPT Properties to its shareholders of our common shares in the spin-off will be treated in the same manner as any other distribution of cash or property that HRPT Properties may make. Thus, the distribution of our common shares together with HRPT Properties' other 2001 distributions will entitle HRPT Properties to a dividends paid deduction to the extent of its earnings and profits for the year. In addition, HRPT Properties will recognize gain from the distribution of our common shares equal to the excess, if any, of the fair market value of our common shares that HRPT Properties distributes, over HRPT Properties' tax basis in those shares. In contrast, HRPT Properties will not recognize loss on the distribution even if its tax basis in our common shares exceeds its fair market value.



    Any gain that HRPT Properties recognizes on the distribution of our common shares will be qualifying gross income under the 95% gross income test of
Section 856(c) of the IRC, provided that HRPT Properties is not treated as holding our common shares as inventory or other property held primarily for sale to customers. If any of this gain were characterized as the sale of inventory or other property held primarily for sale to customers, this would not affect HRPT Properties' ability to satisfy the 95% gross income test, but the recharacterized gain would be subject to the 100% penalty tax of
Section 857(b)(6) of the IRC. Although HRPT Properties can provide no assurance on this matter, HRPT Properties does not believe that it has held our common shares as inventory or other property held primarily for sale to customers, and accordingly it believes that its gain, if any, on our distributed common shares will be short-term capital gain. Furthermore, as discussed below, HRPT Properties expects to have no gain on its distribution of our common shares.



    HRPT Properties' tax basis in our common shares it distributes will follow the valuation assumptions that Senior Housing is employing for the Senior Housing common shareholders, of which HRPT Properties is one: the tax basis in each of our common shares will equal the average of the reported high and low trading prices for our common shares in the public market on the date of the spin-off, called the distribution price. Under applicable judicial precedent, it is possible that for federal income tax purposes the per share fair market value of our common shares that HRPT Properties


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

distributes will differ from the distribution price. Because of the factual nature of value determinations, Sullivan & Worcester LLP is unable to render an opinion on the fair market value of our common shares that HRPT Properties will distribute. However, for purposes of computing any gain that HRPT Properties may have on the distribution of our common shares, we and HRPT Properties believe that the fair market value of our common shares may be computed as the distribution price multiplied by the number of shares of our common shares distributed. Accordingly, HRPT Properties does not expect to have any gain or loss on its distribution of our common shares.



    If Senior Housing as a result of the spin-off recognizes additional gain and distributes that additional gain as a REIT dividend to its common shareholders, then HRPT Properties as a Senior Housing common shareholder will receive its pro rata share of the additional Senior Housing REIT dividend. In addition, if HRPT Properties' valuation methodologies for our common shares are successfully challenged by the IRS, then HRPT Properties could have gain on its distribution of our common shares. In either case, this could correspondingly increase HRPT Properties' income, distribution requirement, and taxable REIT dividend to its common shareholders.


FEDERAL INCOME TAXATION OF FIVE STAR AND OUR SHAREHOLDERS

    IN GENERAL. We will be taxable as a subchapter C corporation. Accordingly, we will pay federal income taxes on our income, and not be subject to the distribution and other requirements applicable to REITs. Under the transaction agreement, Senior Housing is generally responsible for our federal income tax liabilities and filings, as well as those of all our subsidiaries, for the periods prior to the spin-off.

    DISTRIBUTIONS ON OUR COMMON SHARES. At the present time, we do not expect to pay any dividends on our common shares. However, if we do later decide to do so, your tax consequences would generally be as follows.

    If you are a U.S. person, distributions to you on our common shares during taxable years beginning on or after the spin-off will be treated as ordinary income dividends to the extent attributable to our current or accumulated earnings and profits and thereafter as a return of basis to the extent of that basis, with any excess being treated as gain from a deemed disposition of our common shares. If you are a corporation, dividends paid to you on our common shares will generally be eligible for the dividends received deduction, subject to the limitations of the IRC with respect to the corporate dividends received deduction.

    If you are a non-U.S. person, dividends paid to you will be subject to withholding of federal income tax at a 30% rate or a lower rate as may be specified by an applicable income tax treaty. If you are eligible for a reduced rate of withholding tax pursuant to a tax treaty, you may obtain a refund of any excess amounts previously withheld by filing an appropriate claim for refund with the IRS. To claim the benefits on an income tax treaty, you are required to satisfy the applicable certification requirements, generally by executing an IRS Form W-8.

    DISPOSITIONS OF OUR COMMON SHARES. If you are a U.S. person, you will generally recognize gain or loss on a disposition of our common shares in an amount equal to the difference between the amount realized on the disposition and your adjusted basis in the disposed of common shares. This gain or loss will be capital gain or loss, and will be long-term capital gain or loss if your holding period in the disposed of common shares exceeds one year. Special rates of tax may apply to long-term capital gains recognized by noncorporate U.S. persons.

    If you are a non-U.S. person, you will generally not be subject to United States federal income tax in respect of gain you recognize on a disposition of our common shares. However, you may be subject to taxation if you are an individual who is present in the United States for 183 or more days in the taxable year of the sale. In addition, you may be subject to taxation if we are or have been a "United States real property holding corporation" for federal income tax purposes; however, this taxation will not apply if our stock is "regularly traded" within the meaning of Treasury regulations under Section 897 of the IRC and you have at all times during the preceding five years owned 5% or less by value of our common shares. For corporate non-U.S. persons, taxable gains recognized on a United States real property holding corporation may also be subject to an additional "branch profits" tax at a 30% or lower applicable treaty rate. At this time, we do not believe that we are or will become a "United States real property holding corporation" for federal income tax purposes, but can provide no assurance in this regard.

INFORMATION REPORTING AND BACKUP WITHHOLDING


    Information reporting and backup withholding may apply to distributions or proceeds paid to Senior Housing and HRPT Properties shareholders and our shareholders in the circumstances discussed below. Amounts withheld under backup withholding are generally not an additional tax and may be refunded or credited against your federal income tax liability, provided that you furnish the required information to the IRS. The current backup withholding rate is 30.5%, but that rate falls to 30% for the calendar years 2002 and 2003, and is scheduled to gradually decrease to 28% by calendar year 2006.



    The spin-off distribution of our common shares is an in-kind distribution to Senior Housing and HRPT Properties shareholders, and thus Senior Housing, HRPT Properties, or other applicable withholding agents will have to collect any applicable backup withholding by reducing to cash for remittance to the IRS a sufficient portion of our common shares that a Senior Housing shareholder or HRPT Properties shareholder would otherwise receive, and the recipient shareholder will bear the brokerage or other costs for this withholding procedure.



    IF YOU ARE A U.S. PERSON. You may be subject to backup withholding when you receive distributions on, or proceeds upon the sale, exchange, redemption, retirement or other disposition of, Senior Housing shares, HRPT Properties shares, or our common shares. Thus, backup withholding may apply to common shares you receive in the spin-off distribution. In general, you can avoid this backup withholding if you properly execute under penalties of perjury an IRS Form W-9 or substantially similar form on which you:


    - provide your correct taxpayer identification number, and

    - certify that you are exempt from backup withholding because (a) you are a corporation or come within another enumerated exempt category, (b) you have not been notified by the IRS that you are subject to backup withholding or (c) you have been notified by the IRS that you are no longer subject to backup withholding.

If you have not previously provided and do not provide your correct taxpayer identification number on the IRS Form W-9 or substantially similar form, you may be subject to penalties imposed by the IRS and the withholding agent may also have to withhold a portion of any capital gain distributions paid to you.


    Unless you have established on a properly executed IRS Form W-9 or substantially similar form that you are a corporation or come within another exempt category, distributions and other payments on Senior Housing shares, HRPT Properties shares, and our common shares paid to you during the calendar year, and the amount of tax withheld if any, will be reported to you and to the IRS.



    IF YOU ARE A NON-U.S. PERSON. Distributions on Senior Housing shares, HRPT Properties shares, and our common shares paid to you during each calendar year, and the amount of tax withheld if any, will generally be reported to you and to the IRS. This information reporting requirement applies regardless of whether you were subject to withholding, or whether the withholding was reduced or eliminated by an applicable tax treaty. Also, distributions and other payments to you on Senior Housing shares, HRPT Properties shares, or our common shares may be subject to backup withholding as discussed above, unless you have properly certified your non-U.S. person status on an IRS Form W-8


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

or substantially similar form. Similarly, information reporting and backup withholding will not apply to proceeds you receive upon the sale, exchange, redemption, retirement or other disposition of Senior Housing shares, HRPT Properties shares, or our common shares if you have properly certified your non-U.S. person status on an IRS Form W-8 or substantially similar form. Even without having executed an IRS Form W-8 or substantially similar form, however, in some cases information reporting and backup withholding will not apply to proceeds that you receive upon the sale, exchange, redemption, retirement or other disposition of Senior Housing shares, HRPT Properties shares, or our common shares if you receive those proceeds through a broker's foreign office.


OTHER TAX CONSEQUENCES


    You should recognize that our and our shareholders' federal income tax treatment, as well as Senior Housing's, HRPT Properties' and their respective shareholders' federal income tax treatment, may be modified by legislative, judicial, or administrative actions at any time, which actions may be retroactive in effect. The rules dealing with federal income taxation are constantly under review by the Congress, the IRS and the Treasury Department, and statutory changes as well as promulgation of new regulations, revisions to existing regulations, and revised interpretations of established concepts occur frequently. No prediction can be made as to the likelihood of passage of new tax legislation or other provisions either directly or indirectly affecting us, Senior Housing, HRPT Properties or any of our respective shareholders. Revisions in federal income tax laws and interpretations of these laws could adversely affect the tax consequences of an investment in our common shares, Senior Housing shares, or HRPT Properties shares. We, Senior Housing, and HRPT Properties, as well as our respective shareholders, may also be subject to state or local taxation in various state or local jurisdictions, including those in which we, Senior Housing, HRPT Properties and our respective shareholders transact business or reside. State and local tax consequences may not be comparable to the federal income tax consequences discussed above.


                        SHARES ELIGIBLE FOR FUTURE SALE


    Our shares being distributed as part of the spin-off will be freely transferable, except for shares held by persons that are "affiliates" as defined in the Securities Act of 1933. The Securities Act of 1933 generally defines affiliates as individuals or entities that control, are controlled by, or are under common control with us and may include our officers, directors and principal shareholders. Shares held by affiliates may only be sold pursuant to an effective registration statement under the Securities Act of 1933 or Rule 144 of the Securities Act of 1933. We cannot predict whether substantial amounts of our shares will be sold in the open market following the distribution. Sales of substantial amounts of our shares in the public market, or the perception that substantial sales may occur, could adversely affect their market price. The 25,000 common shares of ours retained by Senior Housing and the common shares we will issue to Messrs. Portnoy and Martin as consideration in our acquisition of FSQ, Inc. will not be registered under the Securities Act of 1933, and therefore these shares can only be sold pursuant to an effective registration statement or Rule 144.


                          DESCRIPTION OF CAPITAL STOCK


    The following description of our capital stock and certain provisions of our charter and bylaws are summaries and are qualified by reference to our charter and our bylaws. Copies of these documents have been filed as exhibits to the registration statement of which this prospectus is a part.


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COMMON SHARES


    Upon completion of the spin-off and the FSQ, Inc. merger, we will have only one class of common shares, $.01 par value per share, of which ten million shares will be authorized and 4,617,170 shares will have been issued. Our charter provides that our Board of Directors, without any action by the shareholders, may amend the charter to increase or decrease the number of our authorized common shares. All of our common shares distributed in the spin-off and issued in the merger will be duly authorized, fully paid and non-assessable.



    The holders of common shares are entitled to one vote for each share held of record on our books for the election of directors and on all matters submitted to a vote of shareholders. The holders of common shares are entitled to receive ratably dividends, if any, when, as and if authorized by our Board of Directors out of assets legally available therefor, subject to any preferential dividend rights of any outstanding preferred shares. Upon our dissolution, liquidation or winding up, the holders of common shares are entitled to receive ratably our net assets available after the payment of all debts and other liabilities, subject to the preferential rights of any outstanding preferred shares. Holders of common shares have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of common shares are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred shares that we may designate and issue in the future. Our charter authorizes our Board of Directors to reclassify any unissued common shares into other classes or series of stock and to establish the number of shares in each class or series and to set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption for each such class or series. Our charter and our bylaws contain certain provisions that could have the effect of delaying, deferring or preventing a change in our control. See "Material Provisions of Maryland Law, Our Charter and Bylaws" below for a description of these provisions.


PREFERRED SHARES


    Upon completion of the spin-off, we will have no preferred shares authorized. Our Board of Directors will be authorized, without further vote or action by the shareholders, to issue from time to time preferred shares in one or more series and to classify any unissued preferred shares and to reclassify any previously classified but unissued preferred shares of any series. Prior to issuance of shares of each series, our Board of Directors is required by Maryland law and our charter to set, subject to the provisions of our charter regarding the restrictions on transfer of shares, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each such series. Our charter provides that our Board of Directors, without any action by the shareholders, may amend the charter to increase or decrease the number of our authorized preferred shares. The issuance of preferred shares could adversely affect the voting power of holders of common shares and the likelihood that such holders will receive dividend payments and payments upon liquidation and could have the effect of delaying, deferring or preventing a change in control. We believe that the ability of our Board of Directors to issue one or more series of preferred shares provides us with flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that may arise.


TRANSFER AGENT AND REGISTRAR

    Upon completion of the spin-off, our transfer agent and registrar for the common shares will be EquiServe Trust Company, N.A.

          MATERIAL PROVISIONS OF MARYLAND LAW, OUR CHARTER AND BYLAWS

    We are organized as a Maryland corporation. The following is a summary of our charter and bylaws that will be in effect on the date of the spin-off and several provisions of Maryland law. Because

                                       60
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it is a summary, it does not contain all the information that may be important to you. If you want more information, you should read our entire charter and bylaws, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, or refer to the provisions of applicable Maryland corporate law summarized below.

RESTRICTIONS ON SHARE OWNERSHIP AND TRANSFER

    Our charter will restrict the amount of shares that shareholders may own. These restrictions are intended to assist Senior Housing with REIT compliance under the IRC, and otherwise to promote our orderly governance. All certificates representing our shares will bear a legend referring to these restrictions.


    Our charter provides that no person or group of persons acting in concert may own, or be deemed to own by virtue of the attribution provisions of the IRC, more than 9.8% of the number or value of any class or series of our outstanding shares of capital stock. Any person who acquires or attempts or intends to acquire actual or constructive ownership of shares of our capital stock that will or may violate this 9.8% ownership limitation must give notice immediately to us and provide us with any other information that we may request.


    The ownership limitations in our charter will be effective against all of our shareholders as of the spin-off distribution date; however, the ownership limitations will not apply to any person whose ownership exceeds the limitation solely by reason of receipt of common shares in the distribution on the spin-off distribution date. With the written consent of Senior Housing, our Board of Directors may grant an exemption from the ownership limitation if it is satisfied that: (i) the shareholder's ownership will not cause us or any of our subsidiaries that are tenants of Senior Housing to be deemed a "related party tenant" under the IRC rules applicable to REITs; (ii) the shareholder's ownership will not cause a default under any lease we have outstanding; and
(iii) the shareholder's ownership is otherwise in our interest as determined by our Board of Directors in the exercise of its business judgment.

    If a person attempts a transfer of our shares in violation of the ownership limitations described above, then that number of shares which would cause the violation will be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries designated by us. The prohibited owner will not acquire any rights in the shares held in trust, will not benefit economically from ownership of the shares held in trust, will have no rights to distributions and will not possess any rights to vote the shares held in trust. This automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the violative transfer.

    Within 20 days after receiving notice from us that shares have been transferred to the trust, the trustee will sell the shares held in the trust to a person selected by the trustee whose ownership of the shares will not violate the ownership limitations. Upon this sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the prohibited owner and to the charitable beneficiary as follows:

    - The prohibited owner will receive the lesser of:

       (1) the net price paid by the prohibited owner for the shares or, if the prohibited owner did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price of the shares on the day of the event causing the shares to be transferred to the trust; and

       (2) the net price received by the trustee from the sale of the shares held in the trust.

    - Any net sale proceeds in excess of the amount payable to the prohibited owner shall be paid to the charitable beneficiary.

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    If, prior to our discovery that shares of our capital stock have been transferred to the trust, a prohibited owner sells those shares, then:

    - those shares will be deemed to have been sold on behalf of the trust; and

    - to the extent that the prohibited owner received an amount for those shares that exceeds the amount that the prohibited owner was entitled to receive from a sale by the trustee, the prohibited owner must pay the excess to the trustee upon demand.

    Also, shares of capital stock held in the trust will be offered for sale to us, or our designee, at a price per share equal to the lesser of:

    - the price per share in the transaction that resulted in the transfer to the trust or, in the case of a devise or gift, the market price at the time of the devise or gift; and

    - the market price on the date we or our designee accepts the offer.

We will have the right to accept the offer until the trustee has sold the shares held in the trust. The net proceeds of the sale to us will be distributed similar to any other sale by the trustee.

    Every owner of 5% or more of any class or series of our shares may be required to give written notice to us within 30 days after the end of each taxable year stating the name and address of the owner, the number of shares of each class and series of our shares which the owner beneficially owns, and a description of the manner in which those shares are held. In addition, each shareholder is required to provide us upon demand with any additional information that we may request in order to assist us and Senior Housing in its determination of its status as a REIT and to determine and ensure compliance with the foregoing share ownership limitations.

    The restrictions described above will not preclude the settlement of any transaction entered into through the facilities of the AMEX or any other national securities exchange or automated inter-dealer quotation system. Our charter will provide, however, that the fact that the settlement of any transaction occurs will not negate the effect of any of the foregoing limitations and any transferee in this kind of transaction will be subject to all of the provisions and limitations described above.

    These ownership limitations could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of our common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

POSSIBLE LIABILITY OF SHAREHOLDERS FOR BREACH OF RESTRICTIONS ON OWNERSHIP


    Our facility leases and our shared services agreement are terminable by Senior Housing and Reit Management, respectively, in the event that any shareholder or group of shareholders acting in concert becomes the owner of more than 9.8% of our capital stock without Senior Housing's consent. If a breach of the ownership limitations in our charter results in a lease termination, the breaching shareholders may become liable to us or to our other shareholders for damages. These damages may be in addition to the loss of beneficial ownership and voting rights, the transfer to a trust and the forced sale of excess shares described above. These damages may be for material amounts.


DIRECTORS

    Our charter and bylaws provide that our Board of Directors establishes the number of directors. However, there may not be less than the minimum number required by Maryland law nor more than seven directors. In the event of a vacancy, a majority of the remaining directors will fill the vacancy and the director elected to fill the vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred.

    Our charter divides our Board of Directors into three classes. The initial term of the first class will expire in 2002; the initial term of the second class will expire in 2003; and the initial term of the third class will expire in 2004. Beginning in 2002, shareholders will elect directors of each class for three-year terms upon the expiration of their current terms. Shareholders will elect only one class of directors each year. There will be no cumulative voting in the election of directors. Consequently, at each annual meeting of shareholders, a majority of the votes cast will be able to elect all of the successors of the class of directors whose term expires at that meeting.

    We believe that classification of the board will help to assure the continuity of our business strategies and policies. However, the classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of the Board of Directors.


    Our charter provides that a director may be removed only for cause by the affirmative vote of at least 75% of the shares entitled to vote in the election of directors. This provision precludes shareholders from removing incumbent directors unless they can obtain a substantial affirmative vote of shares.


ADVANCE NOTICE OF DIRECTOR NOMINATIONS AND NEW BUSINESS

    Our bylaws provide that nominations of persons for election to our Board of Directors and other business may only be considered at our shareholders meetings if the nominations or other business are included in the notice of the meeting, made or proposed by our Board of Directors or made or proposed by a shareholder who:

    - is a shareholder of record at the time of giving notice of the nomination or the business to be considered;

    - is a shareholder of record entitled to vote at the meeting at which the nomination or business is to be considered;

    - is a shareholder of record at the time of the meeting and physically present in person or by proxy at the meeting to answer questions about the nomination or business; and

    - has complied in all respects with the advance notice provisions for shareholder nominations and other business set forth in our bylaws.


    Under our bylaws, a shareholder's notice of nominations for director or business to be transacted at an annual meeting of shareholders must be delivered to our secretary at our principal office not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the date of mailing of our notice for the preceding year's annual meeting. In the event that the date of mailing of our notice of the annual meeting is advanced or delayed by more than 30 days from the anniversary date of the mailing of our notice for the preceding year's annual meeting, a shareholder's notice must be delivered to us not earlier than the close of business on the 120th day prior to the mailing of notice of such annual meeting and not later than the close of business on the later of: (1) the 90th day prior to the date of mailing of the notice for an annual meeting, or
(2) the 10th day following the day on which we first make a public announcement of the date of mailing of our notice for such meeting. The public announcement of a postponement of the mailing of the notice for an annual meeting or of an adjournment or postponement of an annual meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice. If the number of directors to be elected to our Board of Directors at a shareholders meeting is increased and we make no public announcement of such action or do not specify the size of the increased Board of Directors at least 100 days prior to the first anniversary of the date of mailing of notice for our preceding year's annual meeting, a shareholder's notice also will be considered timely, but only with respect to nominees for any new positions created by such increase, if the notice is delivered to our secretary at our principal office not later than the close of business on the 10th day immediately following the day on which such public announcement is made. This provision does not apply to new directors who are elected by the Board of Directors to fill a vacancy, including a vacancy created by Board action which increases the number of directors.


    For special meetings of shareholders, our bylaws require a shareholder who is nominating a person for election to our Board of Directors at a special meeting at which directors are to be elected to give notice of such nomination to our secretary at our principal office not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of: (1) the 90th day prior to such special meeting or
(2) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting to a later date or time will not commence a new time period for the giving of a shareholder's notice as described above.

    Any notice from a shareholder of nominations for director or business to be transacted at a shareholders meeting must be in writing and include the following:


    - as to each person nominated for election or reelection as a director,
      (1) the person's name, age, business and residence addresses, (2) the principal occupation or employment of the person for the past five years,
      (3) the class and number of shares beneficially owned or owned of record by the person and (4) all other information relating to the person that is required to be disclosed in solicitations of proxies for election of directors or otherwise required by Regulation 14A under the Securities Exchange Act of 1934, as amended, together with the nominee's written consent to being named in the proxy statement as a nominee and to serving as a director if elected;


    - as to other business that the shareholder proposes to bring before the meeting, a brief description of the business, the reasons for considering the business and any interest in the business of the shareholder giving the notice and of the beneficial owner, if any, on whose behalf the proposal is made; and

    - as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of the shareholder and beneficial owner and the class and number of each class of our shares of capital stock which (s)he or they own beneficially and of record.

MEETINGS OF SHAREHOLDERS


    The Board of Directors will determine the place and time of the annual meeting of shareholders. Special meetings of shareholders may only be called by the majority of the Board of Directors, the chairman of the Board of Directors, if any, or upon the written request of shareholders entitled to cast not less than a majority of all the votes entitled to be cast at that meeting.


LIABILITY AND INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Maryland corporate law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. Our charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law. In accordance with Maryland corporate law, our charter authorizes us, to the maximum extent permitted by Maryland law, to obligate ourselves to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to
(i) any present or former director or officer or (ii) any individual who, while a director and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her status as a present or former director or officer of ours. Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director, at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. Our charter and bylaws also permit us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and to any employee or agent of ours or a predecessor of ours.

    The Maryland corporation statutes require a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Maryland corporation statutes permit a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made a party by reason of their service in those or other capacities unless it is established that:

    - the act or omission of the director or officer was material to the matter giving rise to the proceedings and (a) was committed in bad faith or
      (b) was the result of active and deliberate dishonesty;

    - the director or officer actually received an improper personal benefit in money, property or services; or

    - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

    However, under the corporation statutes of Maryland, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with Maryland corporate law, our bylaws require us, as a condition to advancing expenses, to obtain:

    - a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by us as authorized by our bylaws; and


    - a written statement by or on his or her behalf to repay the amount paid or reimbursed by us if it shall ultimately be determined that the standard of conduct was not met.



CHARTER AMENDMENTS AND EXTRAORDINARY TRANSACTIONS



    Under Maryland corporate law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless the transaction or amendment is declared advisable by the board of directors and then approved by the affirmative vote of stockholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be cast on the matter) is set forth in the corporation's charter. Our charter provides for approval of such matters which are declared advisable by our Board of Directors by the affirmative vote of stockholders holding a majority of the shares entitled to vote on the matter (or such lesser proportion, if then permitted by Maryland law).

BYLAW AMENDMENTS



    As permitted under Maryland corporate law, our bylaws provide that our Board of Directors has the exclusive power to amend the bylaws.


BUSINESS COMBINATIONS

    The Maryland corporation statutes contain a provision which regulates business combinations with interested shareholders. Under Maryland corporate law, business combinations such as mergers, consolidations, share exchanges and the like between a Maryland corporation and an interested shareholder or an affiliate of the interested shareholder are prohibited for five years after the most recent date on which the shareholder becomes an interested shareholder. Under the statute, the following persons are deemed to be interested shareholders:

    - any person who beneficially owns 10% or more of the voting power of the corporation's shares of capital stock; or

    - an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting shares of the corporation.

A person is not an interested shareholder under the statute if the board of directors approved in advance the transaction by which the person otherwise would have become an interested shareholder. The board of directors may provide that its approval is subject to compliance with any terms and conditions determined by the board of directors.

    After the five-year prohibition period has ended, a business combination between a corporation and an interested shareholder or an affiliate of the interested shareholder must be recommended by the board of directors of the corporation and must receive the following shareholder approvals:

    - the affirmative vote of at least 80% of the votes entitled to be cast; and

    - the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or by an affiliate or associate of the interested shareholder.

The second shareholder approval is not required if the corporation's shareholders receive the minimum price set forth in the Maryland corporation statute for their shares of capital stock and the consideration is received in cash or in the same form as previously paid by the interested shareholder for its shares of capital stock.

    The foregoing provisions of Maryland corporate law do not apply, however, to business combinations that are approved or exempted by the board of directors of the corporation prior to the time that the interested shareholder becomes an interested shareholder. Our Board of Directors has adopted a resolution that any business combination between us and any other person is exempted from the provisions of the Maryland corporation statutes described in the preceding paragraphs, provided that the business combination is first approved by our Board of Directors, including the approval of a majority of the members of our Board of Directors who are not affiliates or associates of the acquiring person. This resolution, however, may be altered or repealed in whole or in part at any time.

CONTROL SHARE ACQUISITIONS

    The Maryland corporation statutes contain a provision which provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent that the acquisition is approved by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares of capital stock owned by the acquiror, by employees who are also directors of the corporation or by officers of the corporation. Control shares are voting shares of capital stock which, if aggregated with all other shares of capital stock previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

    - one-tenth or more but less than one-third;

    - one-third or more but less than a majority; or

    - a majority or more of all voting power.

    An acquiror must obtain the necessary shareholder approval each time he acquires control shares in an amount sufficient to cross one of the thresholds noted above.

    Control shares do not include shares which the acquiring person is entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares. There is a list of exceptions from the definition of control share acquisition.

    A person who has made or proposes to make a control share acquisition, upon satisfaction of the conditions set forth in the statute, including an undertaking to pay expenses, may compel the board of directors of the corporation to call a special meeting of shareholders to be held within 50 days after demand to consider the voting rights of the shares. If no request for a meeting is made, the corporation may itself present the matter at any shareholders meeting.

    If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem any or all of the control shares for fair value determined as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of those shares are considered and not approved. The right of the corporation to redeem any or all of the control shares is subject to conditions and limitations listed in the statute. The corporation may not redeem shares for which voting rights have previously been approved. Fair value is determined without regard to the absence of voting rights for the control shares. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of these appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

    The control share acquisition statute does not apply to the following:

    - shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction; or

    - acquisitions approved or exempted by a provision in the charter or bylaws of the corporation adopted before the acquisition of shares.

    Our bylaws contain a provision exempting any and all acquisitions by any person of our shares of capital stock from the control share acquisition statute. However, this provision may be amended or eliminated at any time in the future.

ANTI-TAKEOVER EFFECT OF MARYLAND LAW AND OF OUR CHARTER AND BYLAWS

    The following provisions in our charter and bylaws and in Maryland law could delay or prevent a change in our control:

    - the limitation on ownership and acquisition of more than 9.8% of our shares of capital stock;


    - the ability of our Board of Directors, without a shareholders' vote, to authorize and issue additional shares, including additional classes of shares with rights defined at the time of issuance;

    - the classification of our Board of Directors into classes and the election of each class for three-year staggered terms;


    - the requirement of cause and a 75% vote of shareholders for removal of our directors;



    - the provision that the number of our directors may be fixed only by vote of our Board of Directors and that a vacancy on our Board of Directors may be filled by a majority of our remaining directors;



    - the advance notice requirements for shareholder nominations for directors and other proposals; and


    - the business combination provisions of Maryland law, if the applicable resolution of our Board of Directors is rescinded or if our Board of Directors' approval of a combination is not obtained.

                              PLAN OF DISTRIBUTION


    Our common shares will be distributed by Senior Housing by the declaration and payment of a dividend to Senior Housing common shareholders. Simultaneously, HRPT Properties, a 29% shareholder in Senior Housing, will distribute our common shares received from Senior Housing to the HRPT Properties common shareholders by declaration and payment of a dividend.



    HRPT Properties will receive 1,280,923.8 of our shares from Senior Housing and will distribute one of our shares to its shareholders for every 100 HRPT Properties shares owned. As of the date on the cover of this prospectus, HRPT Properties has 128,940,747 shares outstanding. However, HRPT Properties has authorized a share buyback program and it may have a lesser number of shares outstanding on the spin-off record date. If HRPT Properties has less than 128,092,380 shares outstanding on the record date, HRPT Properties will retain our shares which are not distributed to its shareholders. If HRPT Properties has more than 128,092,380 shares outstanding on the record date we will sell HRPT Properties up to an additional 10,000 of our shares so it can complete its one for 100 distribution; and the price we receive for these shares will be the average of the reported high and low trading prices in the public market on the day of the spin-off. Unless otherwise stated, we have assumed throughout this prospectus that HRPT Properties will not purchase any shares of our common stock from us.



    This distribution is not being underwritten by an investment bank or otherwise. The purpose of the spin-off is described in the section of this prospectus entitled "The Spin-off -- Background and Reasons for the Spin-off". Senior Housing will pay any fees or other expenses incurred in connection with the listing of our common shares on the American Stock Exchange and the distributions. We anticipate the aggregate fees and expenses in connection with the spin-off distribution to be $1,750,000.


                                 LEGAL MATTERS


    Sullivan & Worcester LLP will pass upon the validity of our distributed common shares. As to certain matters of Maryland law, Sullivan & Worcester LLP will rely upon an opinion of Ballard Spahr Andrews & Ingersoll, LLP. Barry M. Portnoy, a former partner of the firm of Sullivan & Worcester LLP, is one of our directors, and he is a Managing Trustee of Senior Housing, HRPT Properties and Hospitality Properties. Mr. Portnoy is also a 50% owner and a director of Reit Management and FSQ, Inc. Sullivan & Worcester LLP represents us, Senior Housing, HRPT Properties, Hospitality Properties, FSQ, Inc., Reit Management and certain of their affiliates.

                                    EXPERTS


    The consolidated financial statements of Five Star Quality Care, Inc. (formerly known as SHOPCO Holdings, Inc.) at December 31, 2000, and for the period April 27, 2000 (date of commencement of operations) through December 31, 2000, and the combined financial statements and schedule of Certain Mariner Post-Acute Network Facilities (operated by subsidiaries of Mariner Post-Acute Network, Inc.) at December 31, 2000 and 1999, and for each of the three years in the period ended December 31, 2000, appearing in this prospectus and registration statement have been audited by Ernst & Young, LLP, independent auditors, as set forth in their reports thereon appearing elsewhere herein, and are included in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.


    The combined financial statements and schedule of Forty-two Facilities Acquired by Senior Housing Properties Trust from Integrated Health
Services, Inc. at December 31, 2000 and 1999, and for each of the years in the three-year period ended December 31, 2000, appearing in this prospectus and registration statement have been audited by KPMG LLP, independent auditors, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.


    The consolidated financial statements of CSL Group, Inc. and Subsidiaries as Partitioned for Sale to SNH/CSL Properties Trust at December 29, 2000, and December 31, 1999, and for the years ended December 29, 2000, December 31, 1999, and January 1, 1999, appearing in this prospectus and registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto appearing elsewhere herein, and are included in reliance upon the authority of said firm as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

    We have filed with the SEC a registration statement on Form S-1 (including the exhibits, schedules and any amendments thereto) under the Securities Act of 1933 with respect to the shares being distributed pursuant to this prospectus. This prospectus is part of this registration statement and does not contain all of the information set forth in the registration statement. Statements contained in this prospectus as to the content of any agreement or other document filed as an exhibit are not necessarily complete, and you should consult a copy of those contracts or other documents filed as exhibits to the registration statement. For further information regarding us, please read the registration statement and the exhibits and schedules thereto.


    You may read and copy the registration statement and its exhibits and schedules or other information on file at the SEC's Public Reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can request copies of those documents upon payment of a duplicating fee to the SEC. When our registration statement on Form S-1 becomes effective, we will be subject to the reporting requirements of the Securities Exchange Act of 1934 and the reports, proxy statements and other information filed by us with the SEC then can be copied at the SEC's Public Reference Room. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. You can review our SEC filings and the registration statement by accessing the SEC's Internet site at http://www.sec.gov.


    We intend to furnish to our shareholders annual reports containing financial statements audited by an independent public accounting firm.

                            ------------------------

                  INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                PAGE
                                                              --------
FIVE STAR QUALITY CARE, INC. UNAUDITED PRO FORMA FINANCIAL
  STATEMENTS

  Introduction to Unaudited Pro Forma Financial
    Statements..............................................     F-3
  Unaudited Pro Forma Consolidated Balance Sheet at
    September 30, 2001......................................     F-4
  Unaudited Pro Forma Consolidated Statement of Operations
    for the year ended
    December 31, 2000.......................................     F-5
  Unaudited Pro Forma Consolidated Statement of Operations
    for the nine months
    ended September 30, 2001................................     F-6
  Notes to Unaudited Pro Forma Consolidated Financial
    Statements..............................................     F-7

FIVE STAR QUALITY CARE, INC. HISTORICAL FINANCIAL STATEMENTS

  Condensed Consolidated Balance Sheet at September 30, 2001
    (unaudited).............................................    F-14
  Condensed Consolidated Statements of Operations for the
    nine months ended September 30, 2001 and the period
    from April 27, 2000 (date of commencement of operations)
    through June 30, 2000 (unaudited).......................    F-15
  Condensed Consolidated Statements of Cash Flows for the
    nine months ended September 30, 2001 and the period
    from April 27, 2000 (date of commencement of operations)
    through September 30, 2000 (unaudited)..................    F-16
  Notes to Consolidated Financial Statements (unaudited)....    F-17
  Report of Independent Auditors............................    F-20
  Consolidated Balance Sheet at December 31, 2000...........    F-21
  Consolidated Statement of Operations for the period
    April 27, 2000 (date of commencement of operations)
    through December 31, 2000...............................    F-22
  Consolidated Statement of Shareholder's Equity for the
    period April 27, 2000 (date of commencement of
    operations) through December 31, 2000...................    F-23
  Consolidated Statement of Cash Flows for the period
    April 27, 2000 (date of commencement of operations)
    through December 31, 2000...............................    F-24
  Notes to Consolidated Financial Statements................    F-25

COMBINED FINANCIAL STATEMENTS OF FORTY-TWO FACILITIES
  ACQUIRED BY SENIOR HOUSING PROPERTIES TRUST FROM
  INTEGRATED HEALTH SERVICES, INC. (INTEGRATED PREDECESSOR)

  Independent Auditors' Report..............................    F-30
  Combined Balance Sheets at December 31, 2000 and 1999.....    F-31
  Combined Statements of Operations for the three years
    ended December 31, 2000, 1999 and 1998..................    F-32
  Combined Statements of Changes in Net Equity (Deficit) of
    Parent Company for the three years ended December 31,
    2000, 1999 and 1998.....................................    F-33
  Combined Statements of Cash Flows for the three years
    ended December 31, 2000, 1999 and 1998..................    F-34
  Notes to Combined Financial Statements....................    F-35
  Schedule II -- Valuation and Qualifying Accounts for the
    years ended December 31, 2000, 1999 and 1998............    F-46

COMBINED FINANCIAL STATEMENTS OF CERTAIN MARINER POST-ACUTE
  NETWORK FACILITIES (OPERATED BY SUBSIDIARIES OF MARINER
  POST-ACUTE NETWORK) (MARINER PREDECESSOR)

  Report of Independent Auditors............................    F-47
  Combined Balance Sheets at December 31, 2000 and 1999.....    F-48
  Combined Statements of Operations for each of the three
    years ended December 31, 2000...........................    F-49
  Combined Statements of Divisional Equity (Deficit) for
    each of the three years ended December 31, 2000.........    F-50
  Combined Statements of Cash Flows for each of the three
    years ended December 31, 2000...........................    F-51
  Notes To Combined Financial Statements....................    F-52
  Schedule II -- Valuation and Qualifying Accounts for the
    years ended December 31, 2000, 1999 and 1998............    F-62

CONSOLIDATED FINANCIAL STATEMENTS OF CSL GROUP, INC. AND
  SUBSIDIARIES AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES
  TRUST

  Unaudited Condensed Consolidated Balance Sheet at
    September 7, 2001.......................................    F-63
  Unaudited Condensed Consolidated Statements of Operations
    for the thirty-six weeks ended September 7, 2001 and
    September 8, 2000.......................................    F-64
  Unaudited Condensed Consolidated Statements of Cash Flows
    for the thirty-six weeks ended September 7, 2001 and
    September 8, 2000.......................................    F-65
  Notes to Unaudited Condensed Consolidated Financial
    Statements..............................................    F-66
  Report of Independent Public Accountants..................    F-67
  Consolidated Balance Sheets at December 29, 2000 and
    December 31, 1999.......................................    F-68
  Consolidated Statements of Operations for the three fiscal years ended December 29, 2000, December 31, 1999 and
    January 1, 1999.........................................    F-69
  Consolidated Statements of Equity for the three fiscal
    years ended December 29, 2000, December 31, 1999 and
    January 1, 1999.........................................    F-70
  Consolidated Statements of Cash Flows for the three fiscal years ended December 29, 2000, December 31, 1999 and
    January 1, 1999.........................................    F-71
  Notes to Consolidated Financial Statements................    F-72

                          FIVE STAR QUALITY CARE, INC.
            INTRODUCTION TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


    The unaudited pro forma balance sheet at September 30, 2001, presents the financial position of Five Star Quality Care, Inc. as if its spin-off from Senior Housing, its merger with FSQ, Inc. and, separately, the commencement of its lease of 31 Marriott facilities from Senior Housing had been completed as of September 30, 2001 as described in the notes thereto. The unaudited pro forma statements of income for the year ended December 31, 2000, and nine months ended September 30, 2001, present the results of operations of Five Star Quality Care, Inc. as if these transactions had been completed as of January 1, 2000 as described in the notes thereto.



    These unaudited pro forma financial statements do not represent our financial condition or results of operations for any future date or period. Actual future results may be materially different from pro forma results. Differences could arise from many factors, including, but not limited to, those related to competition in our business, the impact of changes to rates under Medicare and Medicaid reimbursement programs, our ability to successfully attract residents to our facilities, our ability to control operating expenses, our capital structure and other changes. These unaudited pro forma financial statements should be read in connection with our and our predecessors' audited and unaudited financial statements and the related Management's Discussion and Analysis included elsewhere in this prospectus. The financial statements of the predecessors to our business included in this prospectus are entitled: Certain Mariner Post-Acute Network Facilities (referred to herein as Mariner Predecessor); and Forty-Two Facilities Acquired by Senior Housing Properties Trust from Integrated Health Services, Inc. (referred to herein as Integrated Predecessor). In addition, in connection with these unaudited pro forma financial statements, you should read the financial statements of the 31 Marriott facilities, as owned and operated by Crestline, which are also included in this prospectus and are entitled CSL Group, Inc. and Subsidiaries as Partitioned For Sale to SNH/CSL Properties Trust.

                          FIVE STAR QUALITY CARE, INC.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET


                               SEPTEMBER 30, 2001


                             (DOLLARS IN THOUSANDS)


                                                REORGANIZATION                                                   FIVE STAR
                                                     AND                                                         PRO FORMA
                                                 Transaction         FSQ, Inc.                   Crestline       INCLUDING
                                                  Agreement           Merger      FIVE STAR     Transaction      CRESTLINE
                                    FIVE STAR    Adjustments        Adjustments   PRO FORMA     Adjustments     TRANSACTION
                                    ---------   --------------      -----------   ----------   -------------   --------------
                                       (A)                                                          (J)
ASSETS
Current assets
  Cash............................   $ 7,609       $ 20,677 (B)       $   --       $28,286        $ 3,573         $31,859
  Accounts receivable, net........    36,361         (1,850)(C)           --        34,511          8,937          43,448
  Prepaid expenses and other......     1,860             --               --         1,860             --           1,860
                                     -------       --------           ------       -------        -------         -------
Total current assets..............    45,830         18,827               --        64,657         12,510          77,167

Fixed assets, net.................    29,062        (26,022)(D)        1,321 (I)     4,361             --           4,361
Other assets......................     4,984         (2,296)(E)          128 (I)     2,816             --           2,816
                                     -------       --------           ------       -------        -------         -------
Total assets......................   $79,876       $ (9,491)          $1,449       $71,834        $12,510         $84,344
                                     =======       ========           ======       =======        =======         =======
LIABILITIES AND SHAREHOLDERS'
  EQUITY
Current liabilities
  Accounts payable................   $ 6,544       $     --           $   --       $ 6,544        $    --         $ 6,544
  Accrued expenses................     3,675             --               --         3,675             --           3,675
  Accrued compensation............     5,894             --               --         5,894             --           5,894
  Note payable....................       100           (100)(F)           --            --             --              --
  Mortgages payable...............     9,100         (9,100)(G)           --            --             --              --
  Other liabilities...............     4,272             --               --         4,272         12,510          16,782
                                     -------       --------           ------       -------        -------         -------
Total liabilities.................    29,585         (9,200)              --        20,385         12,510          32,895

Shareholders' equity
  Common stock, par value $0.01...        --             44 (H)            3 (I)        47             --              47
  Additional paid in capital......    50,291           (335)(H)        1,446 (I)    51,402             --          51,402
                                     -------       --------           ------       -------        -------         -------
Total shareholders' equity........    50,291           (291)           1,449        51,449             --          51,449
                                     -------       --------           ------       -------        -------         -------
Total liabilities and
  shareholders' equity............   $79,876       $ (9,491)          $1,449       $71,834        $12,510         $84,344
                                     =======       ========           ======       =======        =======         =======


SEE ACCOMPANYING NOTES.

                          FIVE STAR QUALITY CARE, INC.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS


                      FOR THE YEAR ENDED DECEMBER 31, 2000

                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                               SPIN-OFF AND
                                     Mariner     Integrated       Merger       FIVE STAR     Crestline
                       FIVE STAR   Predecessor   Predecessor   Adjustments     PRO FORMA    Transaction   Adjustments
                       ---------   -----------   -----------   ------------    ----------   -----------   -----------
                          (K)          (L)           (M)                                        (U)
REVENUES
Net patient
  revenues...........   $    --      $85,128      $135,378             --       $220,506     $261,923            --
Interest and other
  income.............     2,520          197            --       $ (2,520)(N)        197           --            --
                        -------      -------      --------       --------       --------     --------      --------
Total revenues.......     2,520       85,325       135,378         (2,520)       220,703     $261,923            --
                        -------      -------      --------       --------       --------     --------      --------
EXPENSES
Property level
  operating costs and
  expenses:
  Routine............        --       60,478       125,832             --        186,310      152,023            --
  Ancillary..........        --        4,077            --             --          4,077       14,493            --
Depreciation and
  amortization.......       317        1,766           889         (2,753)(O)        219       24,083       (24,083)(V)
General and
  administrative.....     3,519        4,101         6,084         (1,380)(P)     12,324       17,575          (345)(W)
Rent.................        --        8,748         9,102        (10,850)(Q)      7,000           --        63,000 (X)
FF&E rent............        --           --            --             --             --           --         6,794 (Y)
Property taxes and
  other..............        --       13,459            --             --         13,459        9,263            --
Loss on settlement...        --           --        16,670        (16,670)(R)         --           --            --
Interest expense,
  net................        --          117         2,053         (2,170)(S)         --       18,644       (18,644)(Z)
                        -------      -------      --------       --------       --------     --------      --------
Total expenses.......     3,836       92,746       160,630        (33,823)       223,389      236,081        26,722
Income (loss) before
  income taxes.......    (1,316)      (7,421)      (25,252)        31,303         (2,686)      25,842       (26,722)
                        -------      -------      --------       --------       --------     --------      --------
Provision (benefit)
  for income taxes...        --           --            --           (940)          (940)      10,175       (10,483)
                        -------      -------      --------       --------       --------     --------      --------
Net income (loss)....   $(1,316)     $(7,421)     $(25,252)      $ 32,243       $ (1,746)    $ 15,667      $(16,239)
                        =======      =======      ========       ========       ========     ========      ========
Weighted average
  shares
  outstanding........         1           --            --          4,616 (T)      4,617           --
Earnings per share...        --           --            --             --       $  (0.38)          --

                         FIVE STAR
                         PRO FORMA
                         INCLUDING
                         CRESTLINE
                        TRANSACTION
                       --------------

REVENUES
Net patient
  revenues...........     $482,429
Interest and other
  income.............          197
                          --------
Total revenues.......     $482,626
                          --------
EXPENSES
Property level
  operating costs and
  expenses:
  Routine............      338,333
  Ancillary..........       18,570
Depreciation and
  amortization.......          219
General and
  administrative.....       29,554
Rent.................       70,000
FF&E rent............        6,794
Property taxes and
  other..............       22,722
Loss on settlement...           --
Interest expense,
  net................           --
                          --------
Total expenses.......      486,192
Income (loss) before
  income taxes.......       (3,566)
                          --------
Provision (benefit)
  for income taxes...       (1,248)(AA)
                          --------
Net income (loss)....     $ (2,318)
                          ========
Weighted average
  shares
  outstanding........        4,617
Earnings per share...     $  (0.50)


SEE ACCOMPANYING NOTES.

                          FIVE STAR QUALITY CARE, INC.


            UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS



                    FOR NINE MONTHS ENDED SEPTEMBER 30, 2001


                (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                                                                        FIVE STAR
                                          TRANSACTION AND                                               PRO FORMA
                                              MERGER         FIVE STAR    CRESTLINE                     INCLUDING
                              FIVE STAR     Adjustments      PRO FORMA   Transaction    Adjustments     CRESTLINE
                              ---------   ---------------    ---------   -----------    -----------    -----------
                                 (K)                                         (U)
Revenues....................  $170,681        $    --        $170,681      $190,608       $     --      $361,289
                              --------        -------        --------      --------       --------      --------
EXPENSES
Property level operating
  costs and expenses:
  Routine...................   134,705             --         134,705       111,274             --       245,979
  Ancillary.................     8,284             --           8,284         9,206             --        17,490
Depreciation and
  amortization..............       937           (762)(O)         175        16,717        (16,717)(V)       175
General and
  administrative............    12,710         (3,436)(P)       9,274        13,779           (194)(W)    22,859
Rent........................        --          5,250 (Q)       5,250            --         43,615 (X)    48,865
FF&E rent...................        --             --              --            --          3,963 (Y)     3,963
Property taxes and other....    14,697             --          14,697         6,199             --        20,896
Interest expense, net.......       108           (108)(S)          --        13,769        (13,769)(Z)        --
                              --------        -------        --------      --------       --------      --------
Total expenses..............   171,441            944         172,385       170,944         16,898       360,227
                              --------        -------        --------      --------       --------      --------
Income (loss) before income
  taxes.....................      (760)          (944)         (1,704)       19,664        (16,898)        1,062
Provision (benefit) for
  income taxes..............        --           (596)           (596)        8,062         (7,094)          372 (AA)
                              --------        -------        --------      --------       --------      --------
Net income (loss)...........  $   (760)       $  (348)       $ (1,108)     $ 11,602       $ (9,804)     $    690
                              ========        =======        ========      ========       ========      ========
Weighted average shares
  outstanding...............         1          4,616 (T)       4,617                                      4,617
Earnings per share..........                                 $  (0.24)                                  $   0.15


SEE ACCOMPANYING NOTES.

                          FIVE STAR QUALITY CARE, INC.

         NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS


           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)


PRO FORMA BALANCE SHEET ADJUSTMENTS


    A. Represents the historical results of Five Star Quality Care, Inc., formerly known as SHOPCO Holdings, Inc., a subsidiary of Senior Housing. As of the date of the historical statements and continuing through the date of this prospectus, none of these actions described in Notes B, C, D, E, F, G and H below, have been completed, and they are not expected to be completed until late 2001.



    B. In connection with the distribution, Senior Housing will undertake an internal reorganization. As part of the transaction agreement between Senior Housing and us which governs the spin-off, Senior Housing is required to contribute $50 million of equity to us. On a pro forma basis, cash is expected to be contributed as follows:



Investments and advances from Senior Housing,
  September 30, 2001......................................  $ 50,291
Assets retained by Senior Housing:
  Accounts receivable (see Note C)........................    (1,850)
  Property and equipment, net (see Note D)................   (26,022)
  Other assets (see Note E)...............................    (2,296)
  Mortgages retained by Senior Housing (see Note G).......     9,100
                                                            --------
Net historical assets over liabilities contributed........    29,223
Total contribution required by Transaction Agreement......   (50,000)
                                                            --------
Total additional cash contributed by Senior Housing.......    20,777
Payment of note payable due from us to Senior Housing
  (see note F)............................................      (100)
                                                            --------
Net additional cash contributed by Senior Housing.........  $ 20,677
                                                            ========



    C. Historically, we have been responsible for the conduct of substantially all of Senior Housing's affairs related to property repossessions and foreclosures from two former tenants of Senior Housing. In connection with certain transition of operations activities, $1,850 is due from these former tenants as of September 30, 2001. These receivables will be collected by or transferred to other subsidiaries of Senior Housing prior to the spin-off date.



    D. As part of the internal reorganization, a number of real estate properties will be transferred to and from other subsidiaries of Senior Housing prior to the spin-off. These properties were received in connection with the repossessions and foreclosures from former tenants of Senior Housing and have a net book value of $26,022 as of September 30, 2001. On the date of the spin-off, substantially all of the facilities transferred to Senior Housing will be leased by us from Senior Housing and these real estate properties will remain with Senior Housing.



    E. Also in connection with the internal restructuring, miscellaneous other assets, which total $2,296 as of September 30, 2001 will be transferred to subsidiaries of Senior Housing by Five Star prior to the spin-off and remain the property of Senior Housing.

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



    F. Senior Housing capitalized us at formation in part in exchange for a note due from us to Senior Housing. We will repay this note prior to the spin-off in connection with the internal reorganization.



    G. We obtained mortgage financing secured by two properties in Michigan. The real estate securing these mortgages will be retained by, and the mortgage liability will be transferred to Senior Housing.



    H. As discussed in Note B, as part of the spin-off, we will no longer be wholly owned by Senior Housing. The historical ownership interest of Senior Housing will be eliminated as a result of the spin-off and substantially all of our shares will be distributed to shareholders of Senior Housing. On the distribution date, our shares will have an aggregate book value of $50,000.



Total outstanding shares of Senior Housing..............  43,421,700
Spin-off ratio..........................................        1:10
                                                          ----------
Total shares distributed................................   4,342,170
Total shares retained by Senior Housing.................      25,000
                                                          ----------
Total shares of Five Star outstanding after the spin-off
  and just prior to the FSQ, Inc. merger................   4,367,170
Par value per share.....................................  $     0.01
                                                          ----------
Par value...............................................  $       44
                                                          ==========
Common equity contributed to us by Senior Housing.......  $   50,000
Par value...............................................         (44)
                                                          ----------
Additional paid in capital..............................  $   49,956
                                                          ==========



    I. Our merger agreement with FSQ, Inc. provides that we will issue 250,000 of our shares to effect our acquisition of FSQ, Inc. Because FSQ, Inc. has no revenue producing activity other than through its management arrangement with us, we view the merger for accounting purposes as a termination of a management contract rather than a business combination. Under this accounting, consideration we pay which is in excess of the fair value of the assets we acquire in the FSQ, Inc. merger will be recorded as an expense incurred to terminate a contract on the day of the merger. The total accounting charge will depend, in part, on the fair value of the assets acquired and an accounting value of our shares determined based upon their observable trading prices, which will remain unknown until the spin-off takes place. For purposes of these pro forma disclosures, we have assumed an accounting value of our shares equal to their book value, and we have valued the tangible assets acquired in the FSQ, Inc. merger based the depreciated cost of those assets which is estimated to be the fair market value.

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



       This charge is calculated as follows:



Number of shares issued in the FSQ, Inc. Merger............  250,000
Multiplied by book value of one of our common shares before
  merger...................................................    11.14
                                                             -------
Pro forma value of consideration issued in FSQ merger......  $ 2,785
Less: depreciated cost of FSQ, Inc. acquired assets........   (1,449)
                                                             -------
Total charge: consideration paid in excess of fair value of
  assets...................................................  $ 1,336
                                                             =======



       Pursuant to Rule 11-02 of Regulation S-X, this charge has not been reflected on the face of the pro forma income statement because it is not expected to recur.



    J. We have agreed to lease the 31 Marriott properties from Senior Housing upon closing of the Crestline transaction. In connection with this lease, we will acquire receivables due from Marriott as manager of these facilities of $8,937, and we will assume operating liabilities of $12,510 consisting primarily of refundable resident deposits and liabilities to provide future services under contracts with residents. The net amount is required to be settled in cash between us and Senior Housing under the terms of the transaction agreement:



Operating liabilities assumed..............................  $12,510
Accounts receivable acquired...............................   (8,937)
                                                             -------
Net cash from Senior Housing...............................  $ 3,573
                                                             =======



PRO FORMA STATEMENT OF OPERATIONS ADJUSTMENTS



    K. Represents the historical results of Five Star Quality Care, Inc., formerly known as SHOPCO Holdings, Inc., a subsidiary of Senior Housing, since the date we began operations on April 27, 2000. During 2000, we recorded our activities related to the businesses we acquired from Mariner Predecessor and Integrated Predecessor under the equity method of accounting. Effective January 1, 2001, when material contingencies including the transfer of healthcare operating licenses to us was completed, we consolidated the results of the operations.



    L. Represents the operating results, for the 2000 period, for Mariner Predecessor. During 2000, Mariner Predecessor owned the business of operating 17 facilities which we acquired through repossession and foreclosure. These results represent the revenues and expenses of Mariner Predecessor from January 1, 2000, through December 31, 2000, the last day that we recorded our activities related to the business we acquired from Mariner Predecessor on the equity method of accounting (see Notes K and N). During 2000, we and Mariner closed one facility which will be transferred to, and not leased by, us from Senior Housing. This closure had no material impact on our results of operations.



    M. Represents the operating results, for the 2000 period, for Integrated Predecessor. During 2000, Integrated Predecessor owned the business of operating 42 facilities which we acquired. These results represent the revenues and expenses of Integrated Predecessor from January 1, 2000, through December 31, 2000, the last day that we recorded our activities related to the business we acquired from Integrated Predecessor on the equity method of accounting (see

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



       Notes K and N). During 2000, we and Integrated closed two facilities which will be transferred to and not leased by, us from Senior Housing. These closed facilities had no material impact on our results of operations.



SPIN-OFF AND MERGER ADJUSTMENTS



    N. Represents the elimination of our equity in the income of the businesses acquired from Mariner Predecessor and Integrated Predecessor realized in 2000 from the date we began operations on July 1, 2000, through December 31, 2000.



    O. After the spin-off, Senior Housing will retain substantially all of the real estate and tangible personal property that we currently own (See Note D). This adjustment represents the elimination of historical depreciation expense from this real and personal property realized by us and both of our predecessor entities, and the addition of depreciation expense related to fixed assets to be acquired by us in the FSQ, Inc. merger as follows:



                                         YEAR ENDED       NINE MONTHS
                                        DECEMBER 31,         ENDED
                                            2000       SEPTEMBER 30, 2001
                                        ------------   ------------------
Elimination of historical depreciation
  on assets transferred to Senior
  Housing net of depreciation on real
  estate to be transferred to us......    $  (270)            $(902)
Elimination of Mariner Predecessor
  depreciation........................     (1,766)               --
Elimination of Integrated Predecessor
  depreciation........................       (889)               --
Addition of FSQ, Inc. depreciation....        172               140
                                          -------             -----
Total adjustment......................    $(2,753)            $(762)
                                          =======             =====



    P. For a portion of the 2000 period, some of the daily business of operating our facilities was conducted by affiliates of Mariner Predecessor and Integrated Predecessor. After a transition period, Senior Housing engaged FSQ, Inc. to manage the facilities for a fee. Because we will acquire FSQ, Inc. and our management agreement with FSQ, Inc. will be terminated promptly after the spin-off, we will begin to operate these facilities directly. Also after the spin-off, we will enter into a shared services agreement with Reit Management & Research LLC, under

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



       which we will receive services described elsewhere in this prospectus. The net adjustment is derived as follows:



                                                               YEAR ENDED                  NINE MONTHS
                                                              DECEMBER 31,                    ENDED
                                                                  2000                  SEPTEMBER 30, 2001
                                                              ------------              ------------------
            Elimination of management fees
              incurred by:
              Mariner Predecessor................                $(4,101)                    $     --
              Integrated Predecessor.............                 (6,084)                          --
            Shared services fee:
              Pro forma revenues.................  $220,703                  $170,681
              Contract rate......................       0.6%                      0.6%
                                                   --------                  --------
                                                                   1,324                        1,024
            Elimination of general and
              administrative costs incurred or
              allocated by Senior Housing to us
              on a historical basis (April 27,
              2000 through September 30, 2001)...                 (3,519)                     (12,710)
            Addition of corporate costs estimated
              to be incurred by us as an entity
              separate from Senior Housing (see
              below).............................                 11,000                        8,250
                                                                 -------                     --------
            Total adjustment.....................                $(1,380)                    $ (3,436)
                                                                 =======                     ========



       Our estimate of the general and administrative costs to be incurred by us as an entity separate from Senior Housing includes:



                                                             NINE MONTHS
                                              YEAR ENDED        ENDED
                                             DECEMBER 31,   SEPTEMBER 30,
                                                 2000           2001
                                             ------------   -------------
Payroll and benefits.......................     $ 7,230         $5,423
Information technology and other outside
  services.................................       1,255            940
Travel.....................................         910            683
Legal, investor relations, accounting and
  other....................................       1,605          1,204
                                                -------         ------
Total......................................     $11,000         $8,250
                                                =======         ======



    Q. Our agreement to lease 56 facilities currently owned by Senior Housing requires us to make minimum rent payments of $7 million per annum through June 30, 2018. During a portion of 2000, Mariner Predecessor and Integrated Predecessor had rent and mortgage interest obligations (see Note S) directly with Senior Housing. This adjustment represents the

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



       elimination of historical rent expense and addition of the minimum rent under our new lease with Senior Housing as follows:



                                         YEAR ENDED       NINE MONTHS
                                        DECEMBER 31,         ENDED
                                            2000       SEPTEMBER 30, 2001
                                        ------------   ------------------
Elimination of rent incurred by:
  Mariner Predecessor.................    $ (8,748)              --
  Integrated Predecessor..............      (9,102)              --
Addition of new minimum rent to be
  paid by us to Senior Housing........       7,000           $5,250
                                          --------           ------
Total adjustment......................    $(10,850)          $5,250
                                          ========           ======



       In addition to minimum rent under this lease, beginning in 2004 we must make percentage rent payments to Senior Housing in an amount equal to three percent (3%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2003.



    R. Because these unusual charges were incurred by Integrated Predecessor in its foreclosure settlement with Senior Housing, they are eliminated because they are not expected to recur.



    S. Represents elimination of interest expense of Mariner Predecessor and Integrated Predecessor on mortgages due to Senior Housing which were foreclosed by Senior Housing in 2000. See Note Q.



    T. Represents our total common shares expected to be outstanding immediately after the spin-off and the FSQ, Inc. merger.



Total shares distributed in the spin-off prior to the
  merger (See Note H)...................................   4,342,170
Total shares retained by Senior Housing.................      25,000
Total shares issued to stockholders of FSQ, Inc. (See
  Note I)...............................................     250,000
                                                          ----------
Total outstanding shares................................   4,617,170
                                                          ==========



CRESTLINE TRANSACTION ADJUSTMENTS



    U. Represents historical operating revenues and facility operating expenses for the 31 Marriott facilities, expected to be purchased by Senior Housing from Crestline and leased to us. The 31 Marriott facilities results are accounted for on the basis of 13 four-week periods per fiscal year. Amounts presented as 2000 and related adjustments represent the period from January 1, 2000, through December 29, 2000, and amounts presented as 2001 and related adjustments represent the period from December 30, 2000, through September 7, 2001. Pro forma expenses in 2000 exclude amortization of a portion of Crestline's allocated purchase price. General and administrative expenses include management fees paid to Marriott under the terms of its management agreements which we will assume. We believe that the terms of the Marriott management agreements are on market terms consistent with what is currently available for similar arrangements, and, accordingly, no separate value will be allocated to the contracts.

                          FIVE STAR QUALITY CARE, INC.

           (AMOUNTS IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)



    V. Represents the elimination of historical depreciation and amortization expense related to the Crestline fixed assets to be acquired and retained by Senior Housing.



    W. Represents the elimination of historically incurred corporate expenses allocated by Crestline, and the addition of our shared services agreement fees:



                                                                                           THIRTY-SIX WEEKS
                                                                                                ENDED
                                                               YEAR ENDED                    SEPTEMBER 7,
                                                            DECEMBER 31, 2000                    2001
                                                            -----------------              ----------------
            Elimination of Crestline corporate
              expenses.........................                  $(1,917)                      $ (1,338)
            Shared services fee:
              Pro forma revenues...............  $261,923                       $190,608
              Contract rate....................       0.6%                           0.6%
                                                 --------                       --------
                                                                   1,572                          1,144
                                                                 -------                       --------
            Total adjustment...................                  $  (345)                      $   (194)
                                                                 =======                       ========



    X. Our agreement to lease the 31 Marriott facilities expected to be acquired by Senior Housing requires us to make minimum rent payments of $63 million per annum which results in adjustments as follows:



                                                              THIRTY-SIX
                                         YEAR ENDED          WEEKS ENDED
                                      DECEMBER 31, 2000   SEPTEMBER 7, 2001
                                      -----------------   ------------------
Total adjustment....................       $63,000              $43,615



       In addition to minimum rent under this lease, beginning in 2003 we must make percentage rent payments to Senior Housing in an amount equal to five percent (5%) of net patient revenues at each leased facility in excess of net patient revenues at such facility during 2002.



    Y. Represents deposits made into reserves for capital improvements in accordance with existing management agreements for the 31 Marriott facilities and which, under our lease with Senior Housing, will be paid to Senior Housing as additional rent.



    Z. Represents the elimination of historical interest expense. In its acquisition of the 31 Crestline properties, Senior Housing will assume the debt and the obligation for this expense.



    AA. Represents the cumulative tax provision based on all transactions and merger adjustments, and the lease of the Crestline properties. The pro forma provision is based on a blended federal and state income tax rate which equates to 35%.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                      CONDENSED CONSOLIDATED BALANCE SHEET

                             (DOLLARS IN THOUSANDS)


                                                              SEPTEMBER 30,
                                                                   2001
                                                              --------------
                                                               (UNAUDITED)
ASSETS
Cash and cash equivalents...................................      $ 7,609
Accounts receivable, net....................................       36,361
Prepaid expenses............................................        1,860
                                                                  -------
                                                                   45,830

Property and equipment, net.................................       29,062
Other assets................................................        4,984
                                                                  -------
                                                                  $79,876
                                                                  =======
LIABILITIES AND OWNERSHIP INTEREST OF SENIOR HOUSING
Accounts payable............................................      $ 6,544
Accrued expenses............................................        3,675
Accrued compensation........................................        5,894
Note payable................................................          100
Mortgages payable...........................................        9,100
Other liabilities...........................................        4,272
                                                                  -------
Total liabilities...........................................       29,585

Commitments and contingencies

Shareholder's equity
  Common stock, par value $0.01, 3,000 shares authorized,
    1,000 shares issued and outstanding.....................           --
  Other shareholder's equity................................       50,291
                                                                  -------
                                                                   50,291
                                                                  -------
                                                                  $79,876
                                                                  =======


SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)


                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)


                                                                             PERIOD FROM APRIL 27,
                                                                                 2000 (DATE OF
                                                     NINE MONTHS ENDED    COMMENCEMENT OF OPERATIONS)
                                                    SEPTEMBER 30, 2001    THROUGH SEPTEMBER 30, 2000
                                                    -------------------   ---------------------------
Net revenues:.....................................         $170,681                  $1,228

Expenses:
  Operating expenses..............................          157,686                      --
  General and administrative......................           12,710                     870
  Interest expense................................              108                      --
  Depreciation....................................              937                     158
                                                           --------                  ------
Total expenses....................................          171,441                   1,028
                                                           --------                  ------
Net (loss) income.................................         $   (760)                 $  200
                                                           ========                  ======


SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                                  (UNAUDITED)


                                                                              PERIOD FROM APRIL 27,
                                                                                  2000 (DATE OF
                                                      NINE MONTHS ENDED    COMMENCEMENT OF OPERATIONS)
                                                     SEPTEMBER 30, 2001    THROUGH SEPTEMBER 30, 2000
                                                     -------------------   ---------------------------
Cash flows from operating activities:
  Net (loss) income................................        $  (760)                 $    200
  Adjustments to reconcile net income to used in
    operating activities:
    Depreciation...................................            937                       158
    Income from facilities operations..............                                   (1,228)
    Changes in assets and liabilities:
      Accounts receivable, net.....................         11,232                        --
      Prepaid expenses.............................           (845)                       --
      Other assets.................................         (4,833)                       --
      Accounts payable.............................         (2,411)                       --
      Accrued expenses.............................           (902)                       --
      Accrued compensation.........................            116                        --
      Other liabilities............................         (5,708)                       --
                                                           -------                  --------
    Cash used in operating activities..............         (3,174)                     (870)
                                                           -------                  --------
Cash flows from investing activities:
  Equipment purchases..............................         (1,861)                       --
  Investment in facilities' operations.............             --                   (19,792)
                                                           -------                  --------
    Cash used for investing activities.............         (1,861)                  (19,792)
                                                           -------                  --------
Cash flows from financing activities:
  Proceeds from note payable.......................             --                       100
  Proceeds from issuance of mortgages..............          9,100                        --
  Proceeds from issuance of common stock...........             --                         1
  (Distributions to) Contribution from Senior
    Housing........................................         (3,635)                   20,561
                                                           -------                  --------
  Cash provided by financing activities............          5,465                    20,662
                                                           -------                  --------
Increase in cash and cash equivalents..............            430                        --
Cash and cash equivalents at beginning of period...             --                        --
Cash and cash equivalents at facilities'
  operations, beginning of period..................          7,179                        --
                                                           -------                  --------
Cash and cash equivalents at end of period.........        $ 7,609                  $     --
                                                           =======                  ========
Non cash investing and financing activities:
  Real estate and related property received........             --                   (23,759)
  Liabilities assumed by facilities operations.....             --                     4,110


SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                  (UNAUDITED)

1.  ORGANIZATION AND BASIS OF PRESENTATION

    Five Star Quality Care, Inc. (formerly known as SHOPCO Holdings, Inc.), together with its subsidiaries ("Five Star"), a subsidiary of Senior Housing Properties Trust ("Senior Housing"), a Maryland real estate investment trust
(REIT), commenced operations on April 27, 2000 to operate healthcare facilities owned or mortgaged by Senior Housing. Effective July 1, 2000, Five Star assumed the operations of healthcare facilities from bankrupt tenants pursuant to negotiated settlement agreements.


    Mariner Post-Acute Network, Inc. ("Mariner"), which previously leased 26 healthcare facilities from Senior Housing, filed for bankruptcy in January 2000. During 2000, Senior Housing and Mariner reached an agreement that was approved by the Bankruptcy Court in June 2000. In connection with the settlement agreement, which was effective July 1, 2000, Five Star assumed operating responsibility for 17 of the 26 facilities, subject to the receipt of necessary healthcare licenses. Integrated Health Services, Inc. ("IHS") filed for bankruptcy in February 2000. In July 2000 the Bankruptcy Court approved a settlement agreement between Five Star and IHS, whereby subject to the receipt of necessary healthcare licenses, Senior Housing assumed operating responsibility for facilities previously leased by IHS, 11 facilities previously owned by IHS and subject to mortgages with Senior Housing, and nine facilities which were previously owned by IHS free of debt and conveyed to Five Star, effective July 1, 2000.



    Nine facilities delivered to Senior Housing by IHS in 2000 were not previously owned or mortgaged to Senior Housing. These facilities were transferred to Senior Housing by IHS as partial compensation for IHS defaults under leases and mortgages. Because these facilities were not owned or mortgaged by Senior Housing, they do not qualify under Internal Revenue Code ("IRC") provisions for operation by a REIT. To comply with laws applicable to REITs, these facilities were operated during 2000 by corporations which were 99% beneficially owned by Five Star and 1% beneficially owned by Senior Housing's Managing Trustees, Barry M. Portnoy and Gerard M. Martin, who also controlled 100% of the voting power of these corporations (the "Preferred Stock Corporations"). On January 1, 2001, the laws concerning Senior Housing's ability to own and operate these facilities changed and Five Star purchased
Messrs. Portnoy and Martin's ownership interests in the Preferred Stock Corporations at their initial cost.


    The consolidated financial statements include the accounts of Five Star. All intercompany transactions have been eliminated. These interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Rule 10-01 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments considered necessary for a fair presentation have been included. Operating results for interim periods are not necessarily indicative of the results that may be expected for the full year.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Revenues are recognized when the related patient services are provided. Receivables and revenues are stated at amounts estimated to be net realizable value.

    Five Star's investment activities were financed primarily by Senior Housing. Substantially all amounts invested in or advanced by Five Star do not carry interest and have no specific repayment terms.


    Income generated by the Preferred Stock Corporations and a portion of Five Star's income from the operation of foreclosure properties are subject to income taxes. Income taxes have been provided using the liability method in accordance with the requirements of SFAS No. 109, "Accounting for Income Taxes."



3.  INCOME TAXES



    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of September 30, 2000 are as follows (dollars in thousands):




Deferred tax assets (liabilities)
Allowances for doubtful accounts............................    $ 33
Net operating loss carryforward.............................      33
Fixed assets................................................     (19)
                                                                ----
Net deferred tax assets before valuation allowance..........      47
Valuation allowance.........................................     (47)
                                                                ----
Net deferred tax assets.....................................    $ --
                                                                ====



    A full valuation allowance has been recorded in the accompanying financial statements to offset the net deferred tax asset because its future realizability is uncertain.



    The reconciliation of the amount computed by applying the statutory Federal and State income tax rates to income before income taxes to the provision for income taxes is as follows:




Tax expense at blended statutory rate.......................    (35)%
Change in valuation allowance...............................     35 %
                                                                ---
                                                                 -- %
                                                                ===



4.  TRANSACTIONS WITH AFFILIATES



    Five Star is party to a management arrangement with FSQ, Inc. an affiliate of Reit Management & Research LLC, the investment manager for Senior Housing, pursuant to which FSQ, Inc. will manage the facility operations for Five Star. FSQ, Inc. is paid a fee equal to five percent of net patient revenues at the facilities. Fees paid to FSQ, Inc. totaled $8.5 million for the nine months ended September 30, 2001.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                                  (UNAUDITED)


5.  MORTGAGES PAYABLE



    In July 2001, Five Star obtained mortgage financing secured by two facilities in Michigan for a total of $9.1 million. The mortgages require interest (4.5% at September 30, 2001) to be paid at prime less a discount. The mortgages mature in July 2002, but Five Star has an option to extend these mortgages for an additional 12 months.



6.  CONTINGENCIES



    Until Five Star received the required licenses and contracts to operate its facilities, billings for patients were made through Mariner and IHS as licensees. As of September 30, 2001, approximately $1.9 million of Five Star's revenue, which was received by IHS and Mariner, is included in accounts receivable on the consolidated balance sheet. As of October 31, 2001 Five Star collected all of this receivable.

                         REPORT OF INDEPENDENT AUDITORS

To the Trustees and Shareholders of Senior Housing Properties Trust


    We have audited the accompanying consolidated balance sheet of Five Star Quality Care, Inc. (formerly known as SHOPCO Holdings, Inc.) ("Five Star") as of December 31, 2000, and the related consolidated statements of operations, shareholder's equity, and cash flows for the period April 27, 2000, (date of commencement of operations) through December 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.


    We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.


    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Five Star at December 31, 2000 and the consolidated results of its operations and its cash flows for the period April 27, 2000 through December 31, 2000 in conformity with accounting principles generally accepted in the United States.


                                          /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 22, 2001

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                           CONSOLIDATED BALANCE SHEET

                               DECEMBER 31, 2000

                             (DOLLARS IN THOUSANDS)


ASSETS

Net investment in facilities' operations....................  $29,046

Property and equipment:
  Land......................................................    2,949
  Building and improvements.................................   20,584
  Furniture and equipment...................................    2,526
                                                              -------
                                                               26,059
  Less accumulated depreciation.............................     (317)
                                                              -------
                                                               25,742
                                                              -------
                                                              $54,788
                                                              =======
LIABILITIES AND OWNERSHIP INTEREST OF SENIOR HOUSING

Notes payable...............................................  $   100

Commitments and contingencies

Shareholder's equity:
  Common stock, par value $0.01, 3,000 shares
    authorized, 1,000 shares issued and outstanding.........       --
  Additional paid-in capital................................   53,372
  Accumulated deficit.......................................   (1,316)
                                                              -------
    Total shareholder's equity..............................   54,688
                                                              -------
                                                              $54,788
                                                              =======


SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)


                      CONSOLIDATED STATEMENT OF OPERATIONS


   FOR THE PERIOD APRIL 27, 2000 (DATE OF COMMENCEMENT OF OPERATIONS) THROUGH
                               DECEMBER 31, 2000

                             (DOLLARS IN THOUSANDS)

Income from facilities' operations..........................  $ 2,520
                                                              -------

Depreciation................................................      317
General and administrative..................................    3,519
                                                              -------
                                                                3,836
                                                              -------
Loss before income taxes....................................   (1,316)
Income taxes................................................       --
                                                              -------
Net loss....................................................  $(1,316)
                                                              =======

SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)


                 CONSOLIDATED STATEMENT OF SHAREHOLDER'S EQUITY


   FOR THE PERIOD APRIL 27, 2000 (DATE OF COMMENCEMENT OF OPERATIONS) THROUGH
                               DECEMBER 31, 2000

                             (DOLLARS IN THOUSANDS)


                                                    ADDITIONAL
                             NUMBER OF    COMMON     PAID-IN     ACCUMULATED
                              SHARES      STOCK      CAPITAL       DEFICIT      TOTAL
                             ---------   --------   ----------   -----------   --------
Balance at April 27,
  2000.....................    1,000      $   --      $     1      $    --     $     1
Additional paid-in capital,
  net......................       --          --       53,371           --      53,371
Net loss...................       --          --           --       (1,316)     (1,316)
                               -----      ------      -------      -------     -------
Balance at December 31,
  2000.....................    1,000      $   --      $53,372      $(1,316)    $54,688
                               =====      ======      =======      =======     =======

SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                      CONSOLIDATED STATEMENT OF CASH FLOWS

   FOR THE PERIOD APRIL 27, 2000 (DATE OF COMMENCEMENT OF OPERATIONS) THROUGH
                               DECEMBER 31, 2000

                             (DOLLARS IN THOUSANDS)


Cash flows from operating activities:
  Net loss..................................................  $ (1,316)
  Adjustments to reconcile net income to cash used for
    operating activities:
    Depreciation expense....................................       317
    Income from facilities' operations......................    (2,520)
                                                              --------
      Cash used for operating activities....................    (3,519)
                                                              --------
Cash flows from investing activities:
    Real estate acquisitions................................    (2,300)
    Investment in facilities' operations....................   (38,530)
                                                              --------
    Cash used for investing activities......................   (40,830)
                                                              --------
Cash flows from financing activities:
Proceeds from note payable..................................       100
Proceeds from issuance of common stock......................         1
Additional paid-in capital, net.............................    44,248
                                                              --------
  Cash provided by financing activities.....................    44,349
                                                              --------
Change in cash and cash equivalents.........................        --
Cash and cash equivalents at beginning of period............        --
                                                              --------
Cash and cash equivalents at end of period..................  $     --
                                                              ========
Non-cash investing and financing activities:
  Real estate and related property received.................  $(23,759)
  Liabilities assumed by facilities' operations.............    12,004


SEE ACCOMPANYING NOTES.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 2000

1.  ORGANIZATION

    Five Star Quality Care, Inc. (formerly known as SHOPCO Holdings, Inc.), together with its subsidiaries ("Five Star" or the "Company") was organized on April 27, 2000, and is a wholly owned subsidiary of Senior Housing Properties Trust ("Senior Housing"), a Maryland real estate investment trust (REIT) organized on December 16, 1998. Effective July 1, 2000, Five Star assumed the operations of 49 healthcare facilities from former bankrupt tenants of Senior Housing pursuant to negotiated settlement agreements.

    Mariner Post-Acute Network, Inc. ("Mariner"), which previously leased 26 healthcare facilities from Senior Housing, filed for bankruptcy in January 2000. During 2000 Senior Housing and Mariner reached an agreement that was approved by the Bankruptcy Court in June 2000. In connection with the settlement agreement, which was effective July 1, 2000, Five Star assumed operating responsibility for 17 of the 26 facilities, subject to the receipt of necessary healthcare licenses. Integrated Health Services, Inc. ("IHS") filed for bankruptcy in February 2000. In July 2000 the Bankruptcy Court approved a settlement agreement between Senior Housing and IHS, whereby subject to the receipt of necessary healthcare licenses, Five Star assumed operating responsibility for 22 facilities previously leased by IHS, 11 facilities previously owned by IHS and subject to mortgages with Senior Housing, and nine facilities which were previously owned by IHS free of debt and conveyed to Five Star, effective July 1, 2000.

    Nine facilities delivered to Senior Housing by IHS, which were not previously owned by or mortgaged to Senior Housing, were transferred to Senior Housing by IHS as partial compensation for its defaults under leases and mortgages. Because these facilities were not owned or mortgaged by Senior Housing they do not qualify under Internal Revenue Code, IRC, provisions for operation by a REIT. To comply with laws applicable to REITs, these facilities were operated during 2000 by corporations which were 99% beneficially owned by Five Star and 1% beneficially owned by Senior Housing's Managing Trustees, Barry
M. Portnoy and Gerard M. Martin, who also control 100% of the voting power of these corporations (the "Preferred Stock Corporations"). Effective January 1, 2001, applicable laws were changed to permit REITs to have voting control of taxable REIT subsidiaries. Effective January 1, 2001, Messrs. Martin and Portnoy exchanged their beneficial ownership and voting control of the Preferred Stock Corporations to Five Star for fair market value, which was deemed to be their historical investment.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    BASIS OF PRESENTATION. The consolidated financial statements include the accounts of Five Star. All intercompany transactions have been eliminated. Minority interest related to the Preferred Stock Corporations is not material and has not been presented.


    The Company is owned by Senior Housing and transactions are presented on Senior Housing's historical basis. Substantially all of the income from facilities' operations received by the Company from the former tenants was deposited in and commingled with Senior Housing's general funds. Senior Housing provided funds for capital investments and other cash required by the Company. General and administrative expenses represent costs incurred by Senior Housing and allocated to the Company on a specific identification basis.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 2000

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

    The facility operations received from Mariner and IHS are subject to obtaining licenses from state agencies and entering into payor agreements with the federal and state governments. The Company had not received substantially all of the required licenses as of December 31, 2000. As a result, for the period July 1, 2000, through December 31, 2000, the operations of the facilities have been accounted for using the equity method of accounting and the net income from the facilities' operations has been reported as Income from facilities' operations in the consolidated statement of operations and the capital invested in the operations by the Company is included in net investment in facilities' operations in the consolidated balance sheet.


    PROPERTY AND EQUIPMENT. Property and equipment is stated at cost. Depreciation on property and equipment is expensed on a straight-line basis over the estimated useful lives of up to 40 years for buildings and improvements and up to 12 years for personal property.


    IMPAIRMENT OF LONG LIVED ASSETS. Impairment losses are recognized where indicators of impairment are present and the undiscounted cash flow estimated to be generated by the Company's investments is less than the carrying amount of such investments. The amount of impairment loss is determined by comparing the carryover amount of the Company's investment to its estimated fair value. No impairment losses have been recorded.


    INCOME TAXES. Income generated by the Preferred Stock Corporations and a portion of Five Star's income from the operation of foreclosure properties are subject to income taxes. Income taxes have been provided using the liability method in accordance with the requirements of SFAS No. 109, "Accounting for Income Taxes."

    USE OF ESTIMATES. Preparation of these financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates.

3.  NET INVESTMENT IN FACILITIES' OPERATIONS


    Five Star assumed operating responsibility for its repossessed or acquired facilities effective July 1, 2000, pending final regulatory approvals, which are required in the healthcare industry. Five Star entered into management arrangements with FSQ, Inc. ("FSQ, Inc."), an affiliate of Reit Management & Research, Inc. ("Reit Management"), the manager of Senior Housing, pursuant to which FSQ, Inc. will manage the properties for the Company following relicensing. Mariner and IHS agreed with Five Star and FSQ, Inc. to perform transition services with respect to the facilities formerly operated by them until appropriate licenses are received by Five Star and FSQ, Inc.. At
December 31, 2000, all approvals had not been received. Since such approvals were not received, Five Star reported the net income from these facilities as Income from facilities' operations in the Consolidated Statement of Operations for the period ended December 31, 2000. The capital invested in these operations by Five Star is included in Net investment in facilities' operations in the Consolidated Balance Sheet at December 31, 2000.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 2000

3.  NET INVESTMENT IN FACILITIES' OPERATIONS (CONTINUED)
    Summary financial data is as follows (dollars in thousands):

                                                                                         JULY 1
                                                                                         THROUGH
                                   DECEMBER 31,                                       DECEMBER 31,
                                       2000                                               2000
                                   -------------                                      -------------
Current assets...................     $55,938      Revenues.........................    $114,483
Property and equipment, net......       2,399      Expenses.........................     111,963
                                      -------                                           --------
                                                   Income from facilities'
                                      $58,337        operations.....................    $  2,520
                                      =======                                           ========
Current liabilities..............     $29,291
Net investment in facilities'
  operations.....................      29,046
                                      -------
                                      $58,337
                                      =======

4.  INCOME TAXES

    Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the deferred tax assets and liabilities as of December 31, 2000 are as follows (dollars in thousands):

Deferred tax assets (liabilities)
Allowances for doubtful accounts............................  $ 65
Net operating loss carryforward.............................    66
Fixed assets................................................   (37)
                                                              ----
Net deferred tax assets before valuation allowance..........    94
Valuation allowance.........................................   (94)
                                                              ----
Net deferred tax assets.....................................  $ --
                                                              ====

    A full valuation allowance has been recorded in the accompanying financial statements to offset the net deferred tax asset because its future realizability is uncertain. At December 31, 2000, Five Star had federal and state net operating loss carryforwards of $189,000 which may be used to reduce future income tax liabilities and expires in 2015.

    The reconciliation of the amount computed by applying the statutory Federal and State income tax rates to income before income taxes to the provision for income taxes is as follows:

Tax expense at blended statutory rate.......................   (35)%
Change in valuation allowance...............................    35%
                                                              ----
                                                                --%
                                                              ====

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 2000

5.  TRANSACTIONS WITH AFFILIATES


    Five Star has entered a third party management agreement with FSQ, Inc. to manage the operations of the facilities. Messrs. Martin and Portnoy, Senior Housing's Managing Trustees, own FSQ, Inc. Under this management agreement, during the first 90 days FSQ, Inc. was paid its costs and expenses incurred in managing the facilities for Five Star and thereafter it is paid a fee equal to five percent of patient revenues at the managed facilities. During 2000 the fees paid to FSQ, Inc. by Five Star totaled $5.1 million. This amount includes fees with respect to all services provided by FSQ, Inc. to Five Star including those described in this paragraph and in the next two paragraphs.



    Prior to July 1, 2000, Senior Housing leased three nursing homes to Advisors Healthcare Group, Inc. ("AHG"). AHG is owned by Senior Housing's Managing Trustees, Messrs. Martin and Portnoy. AHG assumed responsibility as the licensee of these facilities to facilitate a transfer of operations among predecessors of IHS. Prior to July 1, 2000, IHS managed these facilities and was financially responsible for the rent due Senior Housing. IHS filed for bankruptcy in February 2000 and, pursuant to the settlement approved by the IHS Bankruptcy Court, the IHS management agreements and the AHG leases for these three facilities were cancelled effective July 1, 2000 and Five Star began operating these facilities on that date. Since July 1, 2000, FSQ, Inc. has managed these facilities' operations for Five Star.



    During 2000 HRPT Properties Trust, an affiliate of Senior Housing, foreclosed on a mortgage with a principal balance outstanding of $2.4 million that went into default. In November 2000 Five Star purchased this assisted living facility from HRPT Properties for its appraised value of $2.3 million. FSQ, Inc. has managed this facility since its acquisition by Five Star.


6.  COMMITMENTS AND CONTINGENCIES

    The settlement agreements entered by Senior Housing with Mariner and IHS were contingent, in part, upon Five Star obtaining licenses and other government approvals necessary to operate the affected healthcare facilities. Five Star applied for all of the required licenses and as of December 31, 2000, the required licenses for 26 of these facilities had been received. Required licenses for an additional 22 facilities were received in January 2001 and two more licenses were received in February 2001. The required licenses for the remaining seven facilities which are located in one state are pending.

    A substantial majority of the revenues at the facilities operated for Five Star's behalf is received from the Federal Medicare program and from various state Medicaid programs. Until Five Star received the required licenses to operate these facilities, billings for these patients were made through Mariner and IHS as licensees. As of December 31, 2000, approximately $18.2 million received by IHS and Mariner since July 1, 2000, which is due to Five Star is included on the Consolidated Balance Sheet as Net investment in facilities' operations. At March 22, 2001, the receivable balance due from Mariner has been paid in full and approximately $8.5 million remained due from IHS. Five Star believes IHS will pay these funds pursuant to its contractual obligation approved by its Bankruptcy Court. However, IHS remains in bankruptcy proceedings and its record keeping and payment processing has not been timely.

     FIVE STAR QUALITY CARE, INC. (FORMERLY KNOWN AS SHOPCO HOLDINGS, INC.)
               (A SUBSIDIARY OF SENIOR HOUSING PROPERTIES TRUST)

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

                               DECEMBER 31, 2000

6.  COMMITMENTS AND CONTINGENCIES (CONTINUED)
    Applicable provisions of Federal and some state laws allow paying agents for these Medicare and Medicaid programs to recoup amounts owed by Mariner and IHS to these programs for historical overpayments from current payments despite the bankruptcy filings by Mariner and IHS. Also, some state nursing home licensing agencies have in the past required that a successor nursing home licensee, such as Five Star, agree to assume financial responsibility for a predecessor licensee's obligations due to those state Medicaid programs. Five Star has negotiated agreements with the U.S. Department of Justice and understandings with several state Medicaid agencies to limit Five Star's liabilities for obligations of Mariner and IHS to the Federal Medicare and state Medicaid programs.

                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Senior Housing Properties Trust:

    We have audited the accompanying combined balance sheets of the Forty-two Facilities Acquired by Senior Housing Properties Trust from Integrated Health Services, Inc. (Acquired Facilities) as described in note 1 as of December 31, 2000 and 1999 and the related statements of operations, changes in net equity (deficit) of parent company and cash flows for each of the years in the three-year period ended December 31, 2000. In connection with our audits of the combined financial statements, we also have audited the financial statement schedule of valuation and qualifying accounts. These financial statements and the financial statement schedule are the responsibility of the Acquired Facilities' management. Our responsibility is to express an opinion on these financial statements and the financial statement schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of the Acquired Facilities as of December 31, 2000 and 1999 and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. Also in our opinion, the related financial statement schedule, when considered in relation to the basic combined financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

                                          /s/ KPMG LLP
Baltimore, Maryland
September 13, 2001

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                        COMBINED BALANCE SHEETS (NOTE 1)

                           DECEMBER 31, 2000 AND 1999

                             (DOLLARS IN THOUSANDS)

                                                                2000       1999
                                                              --------   --------
                                     ASSETS
Current assets:
  Cash and cash equivalents.................................  $ 4,514      1,684
  Patient accounts and third-party payor settlements
    receivable (note 3).....................................   29,266     22,624
  Other current assets......................................      576      2,657
                                                              -------    -------
    Total current assets....................................   34,356     26,965

Property, plant and equipment (note 4)......................      586     16,199
Intangible assets, net (note 5).............................       --     18,110
                                                              -------    -------
                                                              $34,942     61,274
                                                              =======    =======
             LIABILITIES AND NET EQUITY (DEFICIT) OF PARENT COMPANY
Current liabilities:
  Accounts payable and accrued expenses (note 6)............  $ 9,499     12,891
  Current maturities of long-term debt (note 7).............       --        273
  Due to Senior Housing Properties Trust (note 8)...........   27,323         --
                                                              -------    -------
    Total current liabilities...............................   36,822     13,164
Long-term debt, less current maturities (note 7)............       --     17,500

Commitments and contingencies (notes 11 and 13).............

Net equity (deficit) of Parent Company......................   (1,880)    30,610
                                                              -------    -------
                                                              $34,942     61,274
                                                              =======    =======

See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                   COMBINED STATEMENTS OF OPERATIONS (NOTE 1)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

                                                                2000       1999       1998
                                                              --------   --------   --------
Total patient service revenues..............................  $135,378    130,333   140,116
                                                              --------   --------   -------
Costs and expenses:
  Operating expenses........................................   131,916    124,732   131,728
  Depreciation and amortization.............................       889      4,265     5,043
  Rent (note 9).............................................     9,102     13,191    13,810
  Interest, net.............................................     2,053      3,899     3,865
  Loss on impairment of long-lived assets (note 12).........        --    120,007        --
  Loss on settlement of lease and mortgage obligations
    (note 1)................................................    16,670         --        --
                                                              --------   --------   -------
    Total costs and expenses................................   160,630    266,094   154,446
                                                              --------   --------   -------
    Loss before income taxes................................   (25,252)  (135,761)  (14,330)

Federal and state income taxes (benefit) (note 10)..........        --     (8,822)    2,853
                                                              --------   --------   -------
    Net loss................................................  $(25,252)  (126,939)  (17,183)
                                                              ========   ========   =======

See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

    COMBINED STATEMENTS OF CHANGES IN NET EQUITY (DEFICIT) OF PARENT COMPANY
                                    (NOTE 1)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

Balance at December 31, 1997................................  $ 139,153

Net contributions from Parent...............................     25,055
Net loss....................................................    (17,183)
                                                              ---------
Balance at December 31, 1998................................    147,025

Net contributions from Parent...............................     10,524
Net loss....................................................   (126,939)
                                                              ---------
Balance at December 31, 1999................................     30,610

Net contributions from (distributions to) Parent............     (7,238)
Net loss....................................................    (25,252)
                                                              ---------
Balance at December 31, 2000................................  $  (1,880)
                                                              =========

See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                   COMBINED STATEMENTS OF CASH FLOWS (NOTE 1)

                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

                                                                2000       1999       1998
                                                              --------   --------   --------
Cash flows from operating activities:
  Net loss..................................................  $(25,252)  (126,939)  (17,183)
  Adjustments to reconcile net loss to net cash used by
    operating activities:
    Loss on impairment of long-lived assets.................        --    120,007        --
    Loss on settlement......................................    16,670         --        --
    Deferred income taxes...................................        --     (8,822)    2,853
    Depreciation and amortization...........................       889      4,265     5,043
    Decrease (increase) in patient accounts and third-party
      payor settlements receivable..........................    (6,642)     7,540    (8,058)
    Increase (decrease) in other current assets.............     2,081        (60)   (1,336)
    Increase (decrease) in accounts payable.................    (3,392)    (3,822)    5,066
                                                              --------   --------   -------
      Net cash used by operating activities.................   (15,646)    (7,831)  (13,615)
                                                              --------   --------   -------
Cash flows from investing activities:
  Purchases of property, plant and equipment................    (1,472)    (3,108)  (10,338)
                                                              --------   --------   -------
      Net cash used by investing activities.................    (1,472)    (3,108)  (10,338)
                                                              --------   --------   -------
Cash flows from financing activities:
  Repayments of long-term debt..............................      (137)      (220)     (193)
  Net contributions from (distributions to) parent
    company.................................................    (7,238)    10,524    25,055
  Advances from Senior Housing Properties Trust.............    27,323         --        --
                                                              --------   --------   -------
      Net cash provided by financing activities.............    19,948     10,304    24,862
                                                              --------   --------   -------
      Increase (decrease) in cash and cash equivalents......     2,830       (635)      909

Cash and cash equivalents, beginning of period..............     1,684      2,319     1,410
                                                              --------   --------   -------
Cash and cash equivalents, end of period....................  $  4,514      1,684     2,319
                                                              ========   ========   =======

See accompanying notes to financial statements.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

                     NOTES TO COMBINED FINANCIAL STATEMENTS

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(1)  BACKGROUND AND BASIS OF PRESENTATION

    Prior to July 7, 2000, Integrated Health Services, Inc. (IHS or the Parent Company), through its wholly owned subsidiaries, operated various skilled nursing facilities with respect to which Senior Housing Properties Trust (SNH) was owner/lessor or first mortgage lender. In January 2000, IHS ceased making rent and interest payments on these obligations and subsequently filed for bankruptcy in February 2000.

    On July 7, 2000, effective as of July 1, 2000, the Bankruptcy Court approved a settlement agreement whereby IHS' lease and mortgage obligations to SNH were cancelled and IHS conveyed nine nursing homes and one parcel of non-operating real property to a subsidiary of SNH. As a result, SNH has obtained the operations of 42 facilities previously operated by IHS (the Acquired Facilities). IHS managed the Acquired Facilities under a management agreement with SNH for the period from July 1, 2000 to September 30, 2000.

    The Acquired Facilities' financial statements are presented for the purposes of complying with the Securities and Exchange Commission's rules and regulations regarding acquired businesses.

    The combined financial statements of the Acquired Facilities reflect the historical accounts of the skilled nursing facilities, including allocations of general and administrative expenses from the IHS corporate office to the individual facilities. Such corporate office allocations, calculated as a percentage of revenue, are based on determinations that management believes to be reasonable. However, IHS has operated certain other businesses and has provided certain services to the Acquired Facilities, including financial, legal, accounting, human resources and information systems services. Accordingly, expense allocations to the Company may not be representative of costs of such services to be incurred in the future (see note 11).

    The financial statements for periods prior to July 1, 2000 represent the financial position and results of operations of the Acquired Facilities as reflected in the accounts of IHS' subsidiaries. Such subsidiaries leased 19 facilities from SNH, owned 11 facilities with respect to which SNH was mortgagee, and owned, leased or managed 12 other facilities not previously affiliated with SNH.

    The financial statements for the period subsequent to July 1, 2000 represent the financial position and results of operations of the Acquired Facilities as described above and give effect to the terms of the aforementioned settlement agreement. Accordingly, as of July 1, 2000, the accounts of the Acquired Facilities no longer include the property, plant and equipment and intangible assets of the facilities conveyed to SNH, related mortgage debt, mortgage interest, and depreciation and amortization of such facilities. The loss on settlement represents the carrying value of the tangible and intangible assets of the facilities conveyed to SNH, less the related mortgage debt.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(1)  BACKGROUND AND BASIS OF PRESENTATION (CONTINUED)
    The operating results of the Acquired Facilities for the six-month period ended June 30, 2000 (prior to the settlement agreement) and the six-month period ended December 31, 2000 are summarized below:

                                            SIX MONTHS    SIX MONTHS         YEAR
                                              ENDED          ENDED           ENDED
                                             JUNE 30,    DECEMBER 31,    DECEMBER 31,
                                               2000          2000            2000
                                            ----------   -------------   -------------
Total patient service revenues............    $65,195        70,183         135,378
                                              -------       -------         -------

Costs and expenses:
  Operating expenses......................     63,865        68,051         131,916
  Depreciation and amortization...........        876            13             889
  Rent (note 9)...........................      6,323         2,779           9,102
  Interest, net...........................      2,053            --           2,053
  Loss on settlement......................         --        16,670          16,670
                                              -------       -------         -------
    Total costs and expenses..............     73,117        87,513         160,630
                                              -------       -------         -------
    Loss before income taxes..............    $(7,922)      (17,330)        (25,252)
                                              =======       =======         =======

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (A)  REVENUES

        Revenues, primarily patient services revenues related to room and board charges, ancillary charges and revenues of pharmacy, rehabilitation and similar service operations, are recorded at established rates and adjusted for differences between such rates and estimated amounts reimbursable by third-party payors. As of January 1, 1999, Medicare revenue is recognized pursuant to the Prospective Payment System (PPS). Under PPS, per diem federal rates were established for urban and rural areas. Rates are case-mix adjusted using Resource Utilization Groups. PPS is implemented over a three-year transition period that blends a facility-specific payment rate with the federal case-mix adjusted rate.

        Estimated settlements under third-party payor retrospective rate setting programs (primarily Medicare for periods prior to January 1, 1999 and Medicaid) are accrued in the period that related services are rendered. Settlements receivable and related revenues under such programs are based on annual cost reports prepared in accordance with federal and state regulations, which reports are subject to audit and retroactive adjustment. In the opinion of management, adequate provision has been made therefor, and such adjustments in determining final settlements will not have a material effect on financial position or results of operations.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (B)  CASH AND CASH EQUIVALENTS

        Cash equivalents consist of highly liquid debt instruments with original maturities of three months or less.

    (C)  DEPRECIATION AND AMORTIZATION

        Property, plant and equipment are recorded at cost. Depreciation and amortization are provided using the straight-line method over the estimated useful lives of the related assets, generally 25 years for land improvements, 10 years for equipment, 40 years for buildings and the term of the lease for costs of leasehold interests and improvements.

    (D)  INTANGIBLE ASSETS

        Prior to the fourth quarter of 1999, intangible assets of businesses acquired (primarily goodwill) were amortized by the straight-line method primarily over 40 years, the period over which such costs were estimated to be recoverable through operating cash flows. As discussed in note 12, management of IHS continued to evaluate the impact of the 1997 Balanced Budget Act (BBA), particularly the impact of the prospective payment system
    (PPS), upon future operating results of the facilities. Utilizing IHS' experience with PPS since January 1, 1999, management performed a preliminary analysis of such impact in the third quarter of 1999 and a more comprehensive analysis at December 31, 1999. PPS has had a dramatic negative impact on the operating results and financial condition of the Acquired Facilities. The PPS system has significantly reduced the revenues, cash flow and liquidity of the Acquired Facilities and the long-term care industry in 1999. As a result of the negative impact of the provisions of PPS, management changed the estimated life of its goodwill to 20 years. This change has been treated as a change in accounting estimate and is being recognized prospectively beginning October 1, 1999.

    (E)  IMPAIRMENT OF LONG-LIVED ASSETS

        Management regularly evaluates whether events or changes in circumstances have occurred that could indicate an impairment in the value of long-lived assets. If there is an indication that the carrying value of an asset is not recoverable, management estimates the projected undiscounted cash flows of the related individual facilities (the lowest level for which there are identifiable cash flows independent of other groups of assets) to determine if an impairment loss should be recognized. The amount of impairment loss is determined by comparing the historical carrying value of the asset to its estimated fair value. Estimated fair value is determined through an evaluation of recent financial performance and projected discounted cash flows of facilities using standard industry valuation techniques. In addition to consideration of impairment upon the events or changes in circumstances described above, management regularly evaluates the remaining lives of its long-lived assets. If estimates are changed, the carrying value of affected assets is allocated over the remaining lives. Management performed such an analysis at December 31, 1999 (see notes 1 (d) and 12).

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
    (F)  INCOME TAXES

        The Acquired Facilities are included in the Parent Company's consolidated federal income tax return. The income taxes reported in the Acquired Facilities financial statements are an allocation of income taxes calculated as if the Acquired Facilities were a separate taxpayer, in accordance with Statement of Financial Accounting Standards No. 109 (SFAS No. 109), ACCOUNTING FOR INCOME TAXES.

        Deferred income taxes are recognized for the tax consequences of temporary differences between financial statement carrying amounts and the related tax bases of assets and liabilities as required by SFAS No. 109. Such tax effects are measured by applying enacted statutory tax rates applicable to future years in which the differences are expected to reverse, and any change in tax rates will be recognized in the period that includes the date of enactment.

    (G)  NET EQUITY (DEFICIT) OF PARENT COMPANY

        The Parent Company transfers excess cash from and makes working capital advances and corporate allocations to the Acquired Facilities. These advances include amounts to fund cash shortfalls, capital expenditures, advances for accounts payable and amounts paid for employee benefits and other programs administered by the Parent Company. The resulting net balance of the aforementioned transactions, the Parent Company's initial investment in the Acquired Facilities and the cumulative deficit of the Acquired Facilities is classified as Net Equity (Deficit) of Parent Company in the accompanying balance sheet.

    (H)  BUSINESS AND CREDIT CONCENTRATIONS

        The Acquired Facilities' patient services are provided through 42 facilities located in 10 states throughout the United States. The Acquired Facilities generally do not require collateral or other security in extending credit to patients; however, the Acquired Facilities routinely obtain assignments of (or are otherwise entitled to receive) benefits receivable under the health insurance programs, plans or policies of patients (e.g., Medicare, Medicaid, commercial insurance and managed care organizations) (see note 3).

    (I)  USE OF ESTIMATES

        The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

    (J)  RECLASSIFICATION

        Certain amounts presented in 1998 and 1999 have been reclassified to conform with the presentation for 2000.

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(3)  PATIENT ACCOUNTS AND THIRD-PARTY PAYOR SETTLEMENTS RECEIVABLE

    Patient accounts and third-party payor settlements receivable consist of the following at December 31:

                                                             2000       1999
                                                           --------   --------
Patient accounts.........................................  $ 28,996   $19,396
Third-party payor settlements............................    13,147    12,194
                                                           --------   -------
                                                             42,143    31,590

Allowance for doubtful accounts and contractual
  adjustments............................................   (12,877)   (8,966)
                                                           --------   -------
                                                           $ 29,266   $22,624
                                                           ========   =======

    Patient accounts receivable and third party payor settlements receivable from the Federal government (Medicare) were approximately $14,246 and $10,757 at December 31, 2000 and 1999, respectively. Amounts receivable from various states (Medicaid) were approximately $17,161 and $16,189 at December 31, 2000 and 1999, respectively.

(4)  PROPERTY, PLANT AND EQUIPMENT

    Property, plant and equipment are summarized as follows at December 31:

                                                                2000       1999
                                                              --------   --------
Land and improvements.......................................    $ --     $ 6,306
Buildings and improvements..................................      --       3,104
Leasehold interests and improvements........................      --       2,637
Equipment...................................................     598       7,134
                                                                ----     -------
                                                                 598      19,181

Less accumulated depreciation and amortization..............      12       2,982
                                                                ----     -------
    Net property, plant and equipment.......................    $586     $16,199
                                                                ====     =======

(5)  INTANGIBLE ASSETS

    Intangible assets are summarized as follows at December 31, 1999:

Intangible assets of businesses acquired, primarily
  goodwill..................................................  $23,287
Less accumulated amortization...............................   (5,177)
                                                              -------
    Net intangible assets...................................  $18,110
                                                              =======

    Management regularly evaluates whether events or circumstances have occurred that would indicate an impairment in the carrying value or the life of goodwill. In accordance with SFAS No. 121,

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(5)  INTANGIBLE ASSETS (CONTINUED)
if there is an indication that the carrying value of an asset, including goodwill, is not recoverable, Management estimates the projected undiscounted cash flows, excluding interest, of the related business unit to determine if an impairment loss should be recognized. Such impairment loss is determined by comparing the carrying amount of the asset, including goodwill, to its estimated fair value. Management performs the impairment analysis at the individual facility level. See note 12 for information regarding impairment of assets in the year ended December 31, 1999.

(6)  ACCOUNTS PAYABLE AND ACCRUED EXPENSES

    Accounts payable and accrued expenses are summarized as follows at December 31:

                                                               2000       1999
                                                             --------   --------
Accounts payable...........................................   $5,105    $ 8,294
Accrued salaries and wages.................................    3,015      3,468
Other accrued expenses.....................................    1,379      1,129
                                                              ------    -------
                                                              $9,499    $12,891
                                                              ======    =======

(7)  LONG-TERM DEBT

    Long-term debt is summarized as follows at December 31, 1999:

Mortgages payable in monthly installments of $87, including
  interest at rates ranging from 10.3% to 10.86%, due
  December 2016.............................................  $ 8,687

Mortgages payable in monthly installments of $95, including
  interest at 11.5%, due January 2006.......................    9,086
                                                              -------
                                                               17,773

Less current maturities.....................................      273
                                                              -------
    Total long-term debt, less current portion..............  $17,500
                                                              =======

    At December 31, 1999 the aggregate maturities of long-term debt for the five years ending December 31, 2004 are as follows:

2000........................................................  $   273
2001........................................................      304
2002........................................................      339
2003........................................................      378
2004........................................................      421
Thereafter..................................................   16,058
                                                              -------
                                                              $17,773
                                                              =======

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(8)  DUE TO SENIOR HOUSING PROPERTIES TRUST (SNH)

    Subsequent to July 1, 2000, SNH advanced funds for operating expenses and working capital of the Acquired Facilities and allocated facility rents. Such advances bear no interest (see notes 9 and 11).

(9)  LEASES

    The Acquired Facilities leased equipment under short-term operating leases having rental costs of approximately $1,146 in 2000, $1,800 in 1999 and $2,214 in 1998. Leases of facilities were terminated in 2000 as discussed in note 1; however, in accordance with Staff Accounting Bulletin No. 55, "Allocation of Expenses and Related Disclosure in Financial Statements of Subsidiaries, Divisions or Lesser Business Components of Another Entity", $2,159 is included in rent expense for the period subsequent to July 1, 2000, representing an allocation of the total estimated fair market rental value of the facilities. The annual fair market rental value has been estimated for a combined group of facilities, including the Acquired Facilities, and has been allocated based on the respective total revenues of the facilities.

(10)  INCOME TAXES

    The Acquired Facilities have been included in the Parent Company's consolidated federal income tax return. The allocated provision (benefit) for income taxes on loss before income taxes is summarized as follows at December 31:

                                                            2000        1999       1998
                                                          ---------   --------   --------
Current.................................................  $     --         --        --
Deferred................................................        --     (8,822)    2,853
                                                          ---------    ------     -----
                                                          $     --     (8,822)    2,853
                                                          =========    ======     =====

    The amount computed by applying the Federal corporate tax rate of 35% in 2000, 1999 and 1998 to loss before income taxes is summarized as follows at December 31:

                                                       2000       1999       1998
                                                     --------   --------   --------
Income tax computed at statutory rates.............  $(8,083)   (47,516)    (5,016)
State income taxes, net of Federal tax benefit and
  nondeductible items..............................   (1,090)    (6,724)      (666)
Jobs tax credit....................................      (93)       (94)       (90)
Valuation allowance adjustment.....................    9,266     45,512      8,625
                                                     -------    -------     ------
                                                     $    --     (8,822)     2,853
                                                     =======    =======     ======

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(10)  INCOME TAXES (CONTINUED)
    Deferred income tax liabilities (assets) at December 31, 2000 and 1999, are summarized as follows:

                                                             2000       1999
                                                           --------   --------
Difference in book and tax bases of intangible assets....  $     --   (28,002)
Difference in book and tax bases of fixed assets.........         4    (9,327)
Allowance for doubtful accounts..........................    (5,151)   (3,586)
Net operating loss carryforwards.........................   (57,979)  (13,038)
Job tax credit carryovers................................      (277)     (184)
                                                           --------   -------
    Total before valuation allowance.....................   (63,403)  (54,137)
                                                           --------   -------
Valuation allowance......................................    63,403    54,137
                                                           --------   -------
    Net deferred tax liabilities.........................  $     --        --
                                                           ========   =======

(11)  OTHER RELATED PARTY TRANSACTIONS

    Corporate administrative and general expenses (included in operating expenses) represent management fees for certain services, including financial, legal, accounting, human resources and information systems services provided by the Parent Company. Management fees have been provided at approximately 6% of total revenues of each facility.

    Management fees charged by the Parent Company were $4,311 for the nine months ended September 30, 2000, $6,254 in 1999 and $7,689 in 1998, and have been determined based on an allocation of the Parent Company's corporate general and administrative expenses. Such allocation has been made because specific identification of expenses is not practicable. Management believes that this allocation method is reasonable. However, management believes that the Acquired Facilities' corporate administrative and general expenses on a stand-alone basis may have been different had the Acquired Facilities operated as an unaffiliated entity. Management fees charged by SNH were $1,773 for the three months ended December 31, 2000.

(12)  LOSS ON IMPAIRMENT OF LONG-LIVED ASSETS

    During the year ended December 31, 1999, the Parent Company continued to evaluate the impact of the 1997 Balanced Budget Act (BBA), particularly the impact of the Prospective Payment System (PPS), upon the future operating results on its facilities. Utilizing the Parent Company's (including the Acquired Facilities) experience with PPS since January 1, 1999, the Parent Company performed a preliminary analysis of such impact as of September 30, 1999 and a more comprehensive analysis at December 31, 1999. PPS has had a dramatic impact on the operating results and financial condition of the Acquired Facilities. PPS has significantly reduced the revenues, cash flow and liquidity of the Acquired Facilities and others in the industry in 1999. As a result of the negative impact of the provisions of PPS, the Acquired Facilities assessed the impairment of its long-lived assets in accordance with the provisions of Statement of Financial Accounting Standards (SFAS) No. 121 in 1999. In

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(12) LOSS ON IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED) accordance with SFAS No. 121, the Acquired Facilities estimated the future cash flows expected to result from those assets to be held and used.

    In estimating the future cash flows for determining whether an asset is impaired, and if expected future cash flows used in measuring assets are impaired, the Acquired Facilities grouped the assets at the lowest level for which there are identifiable cash flows independent of other groups of assets, which is at the facility level.

    After determining the facilities eligible for an impairment charge, Management determined the estimated fair value of such facilities and compared such fair value to the carrying values of the related assets. The carrying value of buildings and improvements, leasehold improvements, equipment and goodwill exceeded the fair value by $120,007; accordingly, the Acquired Facilities recognized such amount as a loss on impairment of long-lived assets during the year ended December 31, 1999.

(13)  CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES

    The following information is provided in accordance with the AICPA Statement of Position No. 94-6, DISCLOSURE OF CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES.

    The Acquired Facilities and others in the healthcare business are subject to certain inherent risks, including the following:

    - Substantial dependence on revenues derived from reimbursement by the Federal Medicare and state Medicaid programs which have been drastically cut in recent years and which entail exposure to various healthcare fraud statutes;

    - Government regulations, government budgetary constraints and proposed legislative and regulatory changes; and

    - Lawsuits alleging malpractice and related claims.

Such inherent risks require the use of certain management estimates in the preparation of the Acquired Facilities financial statements and it is reasonably possible that a change in such estimates may occur.

    The Acquired Facilities receives payment for a significant portion of services rendered to patients from the Federal government under Medicare and from the states in which its facilities and/or services are located under Medicaid. The Acquired Facilities operations are subject to a variety of Federal, state and local legal and regulatory risks, including without limitation the federal Anti-Kickback statute and the federal Ethics in Patient Referral Act (so-called "Stark Law"), many of which apply to virtually all companies engaged in the health care services industry. The Anti-Kickback statute prohibits, among other things, the offer, payment, solicitation or receipt of any form of remuneration in return for the referral of Medicare and Medicaid patients. The Stark Law prohibits, with limited exceptions, financial relationships between ancillary service providers and referring physicians. Other regulatory risks

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(13) CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES (CONTINUED) assumed by the Acquired Facilities and other companies engaged in the health care industry are as follows:

    - False Claims--"Operation Restore Trust" is a major anti-fraud demonstration project of the Office of the Inspector General. The primary purpose for the project is to scrutinize the activities of healthcare providers which are reimbursed under the Medicare and Medicaid programs. False claims are prohibited pursuant to criminal and civil statutes and are punishable by imprisonment and monetary penalties.

    - Regulatory Requirement Deficiencies--In the ordinary course of business health care facilities receive notices of deficiencies for failure to comply with various regulatory requirements. In some cases, the reviewing agency may take adverse actions against a facility, including the imposition of fines, temporary suspension of admission of new patients, suspension or decertification from participation in the Medicare and Medicaid programs and, in extreme cases, revocation of a facility's license.

    - Changes in laws and regulations--Changes in laws and regulations could have a material adverse effect on licensure, eligibility for participation in government programs, permissable activities, operating costs and the levels of reimbursement from governmental and other sources.

    In response to the aforementioned regulatory risks, the Parent Company formed a Corporate Compliance Department in 1996 to help identify, prevent and deter instances of Medicare and Medicaid noncompliance. Although the Parent Company and the Acquired Facilities strive to manage these regulatory risks, there can be no assurance that federal and/or state regulatory agencies that currently have jurisdiction over matters including, without limitation, Medicare, Medicaid and other government reimbursement programs, will take the position that the Acquired Facilities business and operations are in compliance with applicable law or with the standards of such regulatory agencies.

    In some cases, violation of such applicable law or regulatory standards by the Acquired Facilities can carry significant civil and criminal penalties and can give rise to qui tam litigation. In this connection, the Acquired Facilities are a defendant in certain actions or the subject of investigations concerning alleged violations of the False Claims Act or of Medicare regulations. As a result of the Parent Company's and the Acquired Facilities' financial position, various agencies of the federal government accelerated efforts to reach a resolution of all outstanding claims and issues related to the Parent Company's and the Acquired Facilities' alleged violations of healthcare statutes and related causes of action. The Parent Company has commenced global settlement negotiations with the government; however, the Parent Company is unable to assess fully the merits of the government's monetary claims at this time. In addition, the Parent Company is unable to determine the amount, if any, that might relate to the Acquired Facilities.

    The BBA, enacted in August 1997, made numerous changes to the Medicare and Medicaid programs that are significantly affecting the Acquired Facilities. With respect to Medicare, the BBA provides, among other things, for a prospective payment system for skilled nursing facilities. As a result,

                        FORTY-TWO FACILITIES ACQUIRED BY
                      SENIOR HOUSING PROPERTIES TRUST FROM
                        INTEGRATED HEALTH SERVICES, INC.

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

                        DECEMBER 31, 2000, 1999 AND 1998

                             (DOLLARS IN THOUSANDS)

(13) CERTAIN SIGNIFICANT RISKS AND UNCERTAINTIES (CONTINUED) in 1999 the Acquired Facilities bore the cost risk of providing care inasmuch as they receive specified reimbursement for each treatment regardless of actual cost. With respect to Medicaid, the BBA repeals the so-called Boren Amendment, which required state Medicaid programs to reimburse nursing facilities for the costs that are incurred by efficiently and economically operated providers in order to meet quality and safety standards. As a result, states now have considerable flexibility in establishing payment rates and management believes many states are moving toward a prospective payment type system for skilled nursing facilities.

    The BBA mandates the establishment of a PPS for Medicare skilled nursing facility services, under which facilities are paid a fixed fee for virtually all covered services. PPS is being phased in over a four-year period, effective January 1, 1999 for the Acquired Facilities. During the first three years, payments will be based on a blend of the facility's historical costs and a pre-determined federal rate. Thereafter, the per diem rates will be based 100% on the federal cost rate. Under PPS, each patient's clinical status is evaluated and placed into a payment category. The patient's payment category dictates the amount that the provider will receive to care for the patient on a daily basis. The per diem rate covers (i) all routine inpatient costs currently paid under Medicare Part A, (ii) certain ancillary and other items and services currently covered separately under Medicare Part B on a "pass-through" basis, and
(iii) certain capital costs. The Acquired Facilities ability to offer the ancillary services required by higher acuity patients, such as those in its subacute care programs to Medicare beneficiaries, in a cost-effective manner will continue to be critical to the Acquired Facilities services and will affect the profitability. To date the per diem reimbursement rates have generally been significantly less than the amount the Acquired Facilities received on a daily basis under cost based reimbursement, particularly in the case of higher acuity patients. As a result, PPS has had a material adverse impact on the Acquired Facilities' results of operations and financial condition (see note 12).

    The Acquired Facilities are also subject to malpractice and related claims, which arise in the normal course of business and which could have a significant effect on the Acquired Facilities. As a result, the Acquired Facilities maintain occurrence basis professional and general liability insurance with coverage and deductibles which management believes to be appropriate.

                        FORTY-TWO FACILITIES ACQUIRED BY
                        SENIOR HOUSING PROPERTIES TRUST
                     FROM INTEGRATED HEALTH SERVICES, INC.

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
              FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

COLUMN A                                            COLUMN B        COLUMN C          COLUMN D       COLUMN E
--------                                           ----------   -----------------   -------------   -----------
                                                   BALANCE AT   ADDITIONS CHARGED
                                                   BEGINNING      TO OPERATING                      BALANCE AT
DESCRIPTION                                         OF YEAR         ACCOUNTS        DEDUCTIONS(1)   END OF YEAR
-----------                                        ----------   -----------------   -------------   -----------
Allowance for doubtful accounts:
  Year ended December 31, 2000...................    $ 8,966         $ 5,001           $(1,090)        $12,877
                                                     =======         =======           =======         =======
  Year ended December 31, 1999...................    $ 7,016         $ 2,598           $  (648)        $ 8,966
                                                     =======         =======           =======         =======
  Year ended December 31, 1998...................    $ 1,744         $ 5,537           $  (265)        $ 7,016
                                                     =======         =======           =======         =======

------------------------

(1) Amounts represent bad debt write-offs.

                         REPORT OF INDEPENDENT AUDITORS

To the Board of Trustees and Shareholders of Senior Housing Properties Trust:

    We have audited the accompanying combined balance sheets of Certain Mariner Post-Acute Network Facilities (Operated by subsidiaries of Mariner Post-Acute Network, Inc.) (the "Facilities"), as defined in Note 1, as of December 31, 2000 and 1999, and the related combined statements of operations, divisional equity (deficit), and cash flows for each of the three years in the period ended December 31, 2000. Our audits also included the financial statement schedule listed in the Index on page F-1. These financial statements and schedule are the responsibility of the Facilities' management. Our responsibility is to express an opinion on these financial statements and schedule based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Certain Mariner Post-Acute Network Facilities, as defined in Note 1, at December 31, 2000 and 1999, and the combined results of their operations and their cash flows for each of the three years in the period ended December 31, 2000, in conformity with accounting principles generally accepted in the United States. Also, in our opinion, the related financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                          /s/ ERNST & YOUNG LLP
September 19, 2001
Boston, Massachusetts

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

                            COMBINED BALANCE SHEETS

                             (DOLLARS IN THOUSANDS)

                                                                  DECEMBER 31
                                                              -------------------
                                                                2000       1999
                                                              --------   --------
ASSETS
Current assets:
  Cash and cash equivalents.................................  $  2,508   $     --
  Patient receivables, less allowance for doubtful accounts
    of $1,834 in 2000 and $1,534 in 1999....................     7,501      6,888
  Other receivables.........................................     3,489        321
  Other current assets......................................       477        226
                                                              --------   --------
Total current assets........................................    13,975      7,435

Property and equipment:
  Building improvements.....................................     4,128      3,563
  Furniture, fixtures and equipment.........................       635        371
                                                              --------   --------
                                                                 4,763      3,934
  Less accumulated depreciation.............................    (3,725)    (2,425)
                                                              --------   --------
                                                                 1,038      1,509

Goodwill, net...............................................     8,012      8,471
Other assets................................................        27         18
                                                              --------   --------
Total assets................................................  $ 23,052   $ 17,433
                                                              ========   ========
LIABILITIES AND DIVISIONAL DEFICIT
Current liabilities:
  Accounts payable and accrued expenses.....................  $ 12,645   $  9,638
  Accrued wages and related liabilities.....................     3,570      3,584
  Due to Senior Housing Properties Trust....................     5,760         --
  Current portion of long-term debt.........................        --        919
  Current portion of unfavorable lease obligations and other
    non-current liabilities.................................     3,673      3,719
                                                              --------   --------
Total current liabilities...................................    25,648     17,860

Liabilities subject to compromise...........................     7,111         --
Unfavorable lease obligations and other non-current
  liabilities...............................................    24,980     28,603
                                                              --------   --------
Total liabilities...........................................    57,739     46,463

Commitments and contingencies

Divisional deficit..........................................   (34,687)   (29,030)
                                                              --------   --------
Total liabilities and divisional deficit....................  $ 23,052   $ 17,433
                                                              ========   ========

SEE ACCOMPANYING NOTES.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

                       COMBINED STATEMENTS OF OPERATIONS

                             (DOLLARS IN THOUSANDS)

                            YEAR ENDED DECEMBER 31,

                                                                2000       1999       1998
                                                              --------   --------   --------
Revenues:
  Net patient revenues......................................  $85,128    $ 86,643   $105,130
  Other.....................................................      197         302        356
                                                              -------    --------   --------
Total revenues..............................................   85,325      86,945    105,486

Expenses:
  Salaries, wages and benefits..............................   55,033      50,619     43,582
  Nursing, dietary and other supplies.......................    5,445       5,592      4,982
  Ancillary services........................................    4,077       3,848     24,441
  Facility general and administrative costs.................    7,205       9,394      8,090
  Allocation of corporate overhead..........................    4,101       4,347      5,274
  Insurance.................................................    4,496       4,876      4,267
  Rent......................................................    8,748       9,315      8,241
  Depreciation and amortization.............................    1,766       2,027      2,886
  Impairment of long-lived assets...........................       --      36,322      8,670
  Provision for bad debts...................................    1,758       4,233      1,627
                                                              -------    --------   --------
Total expenses..............................................   92,629     130,573    112,060
                                                              -------    --------   --------

Loss from operations........................................   (7,304)    (43,628)    (6,574)

Interest expense............................................     (121)       (181)    (1,138)
Interest income.............................................        4           5          2
                                                              -------    --------   --------
Loss before income taxes....................................   (7,421)    (43,804)    (7,710)
Provision for income taxes..................................       --          --         --
                                                              -------    --------   --------
Net loss....................................................  $(7,421)   $(43,804)  $ (7,710)
                                                              =======    ========   ========

SEE ACCOMPANYING NOTES.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               COMBINED STATEMENTS OF DIVISIONAL EQUITY (DEFICIT)

                             (DOLLARS IN THOUSANDS)

Balance at December 31, 1997................................  $ 21,671
  Contributions from Parent, net............................       503
  Net loss..................................................    (7,710)
                                                              --------
Balance at December 31, 1998................................    14,464
  Contributions from Parent, net............................       310
  Net loss..................................................   (43,804)
                                                              --------
Balance at December 31, 1999................................   (29,030)
  Contributions from Parent, net............................     1,764
  Net loss..................................................    (7,421)
                                                              --------
Balance at December 31, 2000................................  $(34,687)
                                                              ========

SEE ACCOMPANYING NOTES.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

                       COMBINED STATEMENTS OF CASH FLOWS

                             (DOLLARS IN THOUSANDS)

                            YEAR ENDED DECEMBER 31,

                                                                2000       1999       1998
                                                              --------   --------   --------
OPERATING ACTIVITIES
Net loss....................................................  $(7,421)   $(43,804)  $ (7,710)
Adjustments to reconcile net loss to net cash
  provided by (used in) operating activities:
    Depreciation and amortization...........................    1,766       2,027      2,886
    Amortization of unfavorable lease obligations
      and other non-current liabilities.....................   (3,673)     (3,691)    (2,248)
    Provision for bad debts.................................    1,758       4,233      1,627
    Impairment of long-lived assets.........................       --      36,322      8,670
  Increase (decrease) in cash arising from changes
    in operating assets and liabilities:
    Patient receivables.....................................    3,567       2,915     (2,564)
    Other receivables.......................................   (3,168)        987      2,887
    Other assets............................................       (9)        (35)        51
    Accounts payable and accrued expenses...................    3,007       1,527        111
    Accrued wages and related liabilities...................      (14)        621       (514)
    Due to Senior Housing Properties Trust..................    5,760          --         --
                                                              -------    --------   --------
Net cash provided by operating activities...................    1,573       1,102      3,196
                                                              -------    --------   --------
INVESTING ACTIVITIES
Purchases of property and equipment.........................     (829)     (1,362)    (2,160)
Disposals of property, equipment and other assets...........       --          --      9,971
                                                              -------    --------   --------
Net cash provided by (used in) investing activities.........     (829)     (1,362)     7,811
                                                              -------    --------   --------
FINANCING ACTIVITIES
Capital contributions, net..................................    1,764         310        503
Repayment of debt...........................................       --          --    (11,466)
Repayment of capital lease..................................       --         (50)       (44)
                                                              -------    --------   --------
Net cash provided by (used in) financing activities.........    1,764         260    (11,007)
                                                              -------    --------   --------
Net increase in cash........................................    2,508          --         --
Cash at beginning of year...................................       --          --         --
                                                              -------    --------   --------
Cash at end of year.........................................  $ 2,508    $     --   $     --
                                                              =======    ========   ========

SEE ACCOMPANYING NOTES.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.  ORGANIZATION

    The combined financial statements of Certain Mariner Post-Acute Network Facilities (the "Facilities") include the accounts of 17 nursing home facilities and certain related assets and liabilities owned and controlled by Mariner Post-Acute Network, Inc. ("Mariner" or the "Parent"). The Facilities are owned by wholly owned subsidiaries of GranCare, Inc. ("GranCare"), a wholly owned subsidiary of Mariner. The Facilities constitute a division of Mariner and are not separate legal entities.

    Mariner, formerly known as Paragon Health Network, Inc., was formed in November 1997 through the recapitalization by merger of Living Centers of America, Inc. ("LCA") with a newly-formed entity owned by certain affiliates of Apollo Management, L.P. and the subsequent merger of GranCare (the "GranCare Merger").

    Mariner and certain of its respective subsidiaries, including those subsidiaries operating the Facilities, filed separate voluntary petitions (collectively, the "Chapter 11 Filings") for relief under Chapter 11 of
Title 11 of the United States Code (the "Bankruptcy Code") with the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court") on January 18, 2000 (the "Petition Date"). Mariner is presently operating its business as a debtor-in-possession and is subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization is formulated. Mariner's and its subsidiaries' need to seek relief afforded by the Bankruptcy Code is due, in part, to the significant financial pressure created by the implementation of the Balanced Budget Act of 1997.


    Mariner, through its GranCare subsidiaries, leased the Facilities from a wholly owned subsidiary of Senior Housing Properties Trust ("SNH"), which succeeded to the interests of Health and Retirement Properties Trust ("HRPT Properties"). On May 10, 2000, the Bankruptcy Court approved a settlement agreement (the "Settlement Agreement") between Mariner, certain of its GranCare subsidiaries, and subsidiaries of SNH. The Settlement Agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in the states where the Facilities are located. Based upon the terms of the Settlement Agreement: (a) the Facilities leased by the GranCare subsidiaries and the related personal property were assigned to subsidiaries of SNH and (b) Mariner agreed to manage the Facilities transferred to the SNH during a transition period that was expected to last less than six months. As of December 31, 2000, the transition period has ended and management of the Facilities is being performed by SNH.


    As specified in the Settlement Agreement, certain assets and liabilities reflected on the accompanying combined balance sheet as of December 31, 2000 will remain with Mariner including liabilities subject to compromise, unfavorable lease obligations and goodwill. In connection with the Settlement Agreement, outstanding indebtedness of the Facilities was terminated (see
Note 8) and Mariner paid SNH at closing approximately $2,335,000 to settle its obligations for property taxes payable and certain employee accrued liabilities. The aforementioned transaction has not been reflected in the accompanying combined financial statements.

    The Settlement Agreement is contingent upon SNH obtaining licenses and other governmental approvals necessary to operate the Facilities. SNH has applied for all of the required licenses and, as of January 31, 2001, the required licenses for substantially all of these facilities have been received.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

    The accompanying combined financial statements have been prepared on the basis of accounting principles applicable to going concerns and contemplate the realization of assets and the settlement of liabilities and commitments in the normal course of business. The financial statements do not include adjustments, if any, to reflect the possible future effects on the recoverability and classification of recorded assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties. The accompanying combined financial statements have also been presented in conformity with the American Institute of Certified Public Accountants Statement of Position 90-7, "Financial Reporting of Entities in Reorganization Under the Bankruptcy Code" ("SOP 90-7"). SOP 90-7 requires the segregation of liabilities subject to compromise by the Bankruptcy Court as of the Petition Date and identification of all transactions and events that are directly associated with the reorganization of the Facilities. Pursuant to SOP 90-7, prepetition liabilities are reported on the basis of the expected amounts of such allowed claims, as opposed to the amounts for which those claims may be settled. Under a confirmed plan of reorganization, those claims may be settled at amounts substantially less than their allowed amounts.

    Substantially all of the patient revenues and other income received by the Facilities is deposited in and commingled with the Parent's general corporate funds. Certain cash requirements of the Facilities were paid by the Parent and were charged directly to the Facilities. General and administrative costs of the Parent were allocated to the Facilities based upon management's estimate of the actual costs based upon the Facilities' level of operations. The Parent maintains insurance policies for the Facilities for workers' compensation, general and professional liability and employee health and dental insurance (see
Note 9). In the opinion of management, the method for allocating Mariner's corporate general and administrative and insurance expenses is reasonable. It is not practicable to estimate additional costs, if any, that would have been incurred if the Facilities were not controlled by Mariner.

PROPERTY AND EQUIPMENT

    Property and equipment is presented at cost. Maintenance and repairs are charged to operations as incurred and replacements and significant improvements, which would extend the useful life are capitalized. Depreciation and amortization are expensed over the estimated useful lives of the assets on a straight-line basis as follows:

Building improvements.......................................  10 - 15 years
Furniture, fixtures and equipment...........................   3 - 15 years

    Depreciation expense related to property and equipment for the years ended December 31, 2000, 1999 and 1998 was approximately $1,307,000, $880,000, and
$1,212,000, respectively.

GOODWILL

    Goodwill represents the excess of acquisition cost over the fair market value of net assets acquired in the GranCare Merger. Goodwill of approximately $53,177,000 was recorded at the Facilities and is being amortized on a straight-line basis over 30 years. Management periodically re-evaluates goodwill and makes any adjustments, if necessary, whenever events or changes in circumstances indicate that the

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) carrying amount may not be recoverable or the estimated useful life has changed. Accumulated amortization at December 31, 2000 and 1999 was approximately $1,159,000 and $700,000, respectively. Amortization of goodwill charged to expense was approximately $459,000, $1,147,000, and $1,674,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

IMPAIRMENT OF LONG-LIVED ASSETS

    Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets to be Disposed Of," requires impairment losses to be recognized for long-lived assets when indicators of impairment are present and the undiscounted cash flows estimated to be generated by the long-lived assets are not sufficient to recover the assets' carrying amount. Goodwill is also evaluated for recoverability by estimating the projected undiscounted cash flows, excluding interest, of the related business activities.

    The impairment loss of long-lived assets, including goodwill, is measured by comparing the carrying amount of the asset to its fair value with any excess of the carrying value over the fair value written off. Fair market value is determined by various valuation techniques including discounted cash flow (see
Note 7).

NON-CURRENT LIABILITIES

    Non-current liabilities principally include unfavorable lease obligations related to facilities acquired in the GranCare Merger. The unfavorable lease obligations are amortized as a reduction of rent expense over the remaining lease term.

REVENUE RECOGNITION

    Net patient revenue includes patient revenues payable by patients and amounts reimbursable by third party payors under contracts. Patient revenues payable by patients are recorded at established billing rates. Patient revenues to be reimbursed by contracts with third-party payors are recorded at the amount estimated to be realized under these contractual arrangements. Revenues from Medicare and Medicaid are generally based on reimbursement of the reasonable direct and indirect costs of providing services to program participants or, for the Facilities' cost reporting periods beginning January 1, 1999, determined under the Prospective Payment System ("PPS"). Management separately estimates revenues due from each third party with which it has a contractual arrangement and records anticipated settlements with these parties in the contractual period during which services were rendered.

    The amounts actually reimbursable under Medicare and Medicaid cost reimbursement programs for periods prior to January 1, 1999 are determined by filing cost reports that are then subject to audit and retroactive adjustment by the payor.

    Legislative changes to state or federal reimbursement systems may also retroactively affect recorded revenues. Changes in estimated revenues due in connection with Medicare and Medicaid may be recorded by management subsequent to the year of origination and prior to final settlement based on improved estimates. Such adjustments and final settlements with third party payors are reflected in operations at the time of the adjustment or settlement. Medicare revenues represented 21%, 23%, and

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
38%, and Medicaid revenues represented 55%, 53%, and 43% of net revenues for the years ended December 31, 2000, 1999 and 1998, respectively. On January 1, 1999, Mariner transitioned the Facilities to PPS for services to Medicare patients. Revenue recorded for 1999 consists of the aggregate payments expected from Medicare for individual claims at the appropriate payment rates, which include reimbursement for ancillary services.

    In April 1995, the Health Care Finance Administration ("HCFA") issued a memorandum to its Medicare fiscal intermediaries as a guideline to assess costs incurred by inpatient providers relating to payment of occupational and speech language pathology services furnished under arrangements that include contracts between therapy providers and inpatient providers. While not binding on the fiscal intermediaries, the memorandum suggested certain rates to assist the fiscal intermediaries in making annual "prudent buyer" assessments of speech and occupational therapy rates paid by inpatient providers. In addition, HCFA has promulgated new salary equivalency guidelines effective April 1, 1998, which updated the then current physical therapy and respiratory therapy rates and established new guidelines for occupational therapy and speech therapy. These new payment guidelines were in effect until the Facilities transitioned to PPS, at which time payment for therapy services were included in the PPS rate. HCFA, through its intermediaries, is also subjecting physical therapy, occupational therapy and speech therapy to a heightened level of scrutiny resulting in increasing audit activity. A majority of the Facilities' provider and rehabilitation contracts provided for indemnification of the facilities for potential liabilities in connection with reimbursement for rehabilitation services. There can be no assurance that actions ultimately taken by HCFA with regard to reimbursement rates for such therapy services will not materially adversely affect the Facilities results of operations.

    Laws and regulations governing the Medicare and Medicaid programs are complex and subject to interpretation. Management believes that the Facilities are in compliance with all applicable laws and regulations, and is not aware of any pending or threatened investigations involving allegations of potential wrongdoing. While no such regulatory inquiries have been made, compliance with such laws and regulations can be subject to future government review and interpretation as well as significant regulatory action including fines, penalties, and exclusion from the Medicare and Medicaid programs.

USE OF ESTIMATES

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make certain estimates and assumptions that may affect the amounts reported in these financial statements and related notes. The actual results could differ from these estimates.

INCOME TAXES

    The Parent files a consolidated federal income tax return. Throughout the years and periods presented herein, the Facilities' operations were included in the Parent's income tax returns. The income tax provision reported in the combined financial statements is an allocation of the Parent's total income tax provision. The Facilities' allocation was determined based on a calculation of income taxes as if the Facilities were a separate taxpayer, in accordance with Statement of Financial Accounting

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
Standards No. 109, "Accounting for Income Taxes" ("SFAS 109"). Income taxes paid was zero for all periods presented.

    Non-current deferred income taxes arise primarily from timing differences resulting from the recognition of rent expense for tax and financial reporting purposes and from the use of accelerated depreciation for tax purposes. Current deferred income taxes result from timing differences in the recognition of revenues and expenses for tax and financial reporting purposes which are expected to reverse within one year.

3.  PROCEEDINGS UNDER CHAPTER 11 OF THE BANKRUPTCY CODE

    On January 18, 2000, Mariner and certain of its respective subsidiaries, including those subsidiaries operating the Facilities, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code (the "Chapter 11 Proceedings"). Mariner is presently operating its business as a debtor-in-possession and is subject to the jurisdiction of the Bankruptcy Court while a plan of reorganization is formulated. As a debtor-in-possession, Mariner is authorized to operate its business but may not engage in transactions outside its ordinary course of business without the approval of the Bankruptcy Court.

    While the Chapter 11 Proceedings constituted a default under Mariner's and such subsidiaries' various financing arrangements, Section 362 of the Bankruptcy Code imposes an automatic stay that generally precludes any creditors and other interested parties under such arrangements from taking any remedial action in response to any such resulting default outside of the Chapter 11 Proceedings with obtaining relief from the automatic stay from the Bankruptcy Court.

    On January 19, 2000, Mariner received approval from the Bankruptcy Court to pay prepetition and postpetition employee wages, salaries, benefits and other employee obligations. The Bankruptcy Court also approved orders granting authority to pay prepetition claims of certain critical vendors, utilities and patient obligations. All other prepetition liabilities at December 31, 2000 are disclosed in Note 5 as liabilities subject to compromise. The Facilities have been and intend to continue to pay postpetition claims to all vendors and providers in the ordinary course of business.

4.  GOING CONCERN AND ISSUES AFFECTING LIQUIDITY

    The accompanying combined financial statements have been prepared assuming that the Facilities will continue to operate as a going concern. The Facilities have violated certain covenants of its loan agreement, have experienced significant losses and have a working capital deficiency of approximately $11,673,000 and a divisional deficit of approximately $34,687,000 as of December 31, 2000. Mariner and certain of its subsidiaries, including those subsidiaries operating the Facilities, filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code. These matters, among others, raise substantial doubt about the Facilities ability to continue as a going concern.

    As described in Note 1, on May 10, 2000 the Bankruptcy Court approved a settlement agreement between Mariner and SNH whereby the Facilities leased by Mariner and related personal property were assigned to affiliates of SNH. SNH agreed to provide working capital to the facilities. The agreement is effective at the close of business on June 30, 2000 and is subject to obtaining regulatory approvals in

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

4. GOING CONCERN AND ISSUES AFFECTING LIQUIDITY (CONTINUED) the states where the Facilities are located. At December 31, 2000, $5,760,000 had been advanced to the facilities by SNH.

    On December 31, 2000, SNH has approximately $173,000,000 available for borrowing under a $270,000,000 bank credit facility. Management of SNH believes that the available borrowings under the bank credit facility are sufficient to provide the necessary working capital to the Facilities for operations subsequent to the closing of the June 30, 2000 transaction.

5.  LIABILITIES SUBJECT TO COMPROMISE

    "Liabilities subject to compromise" represents liabilities incurred prior to the commencement of the Chapter 11 Proceedings. These liabilities, consisting primarily of long-term debt and certain accounts payable, represent the Facilities' estimate of known or potential prepetition claims to be resolved in connection with the Chapter 11 Proceedings. Such claims remain subject to future adjustments based on negotiations, actions of the Bankruptcy Court, further developments with respect to disputed claims, future rejection of executory contracts or unexpired leases, determination as to the value of any collateral securing claims, treatment under the plan of reorganization and other events. Payment for these amounts will be established in connection with the plan of reorganization.

    A summary of the principal categories of claims classified as liabilities subject to compromise at December 31, 2000 is as follows (in thousands):

Accounts payable and accrued expenses.......................  $6,223
Long-term debt..............................................     888
                                                              ------
                                                              $7,111
                                                              ======

6.  IMPAIRMENT OF LONG-LIVED ASSETS

    The revenues recorded by the Facilities under PPS are substantially less than the cost-based reimbursement it received previously. The implementation of PPS resulted in a greater than expected decline in reimbursement for inpatient services. Management determined that these revenue declines are other than temporary and are expected to have a materially adverse effect on future revenues and cash flow. As a result of such indicators of impairment, in the third quarter of 1999, a detailed analysis of the Facilities' long-lived assets and their estimated future cash flows was completed. The analysis resulted in the identification and measurement of an impairment loss of approximately $36,322,000.

    In the third quarter of 1998, management recorded an impairment charge based on a detailed analysis of the Facilities' long-lived assets and their estimated cash flows. The analysis resulted in the identification and measurement of an impairment loss of approximately $8,670,000 for the Facilities.

    Each analysis included management's estimate of the undiscounted cash flows to be generated by these assets with a comparison to their carrying value. If the undiscounted future cash flow estimates were less than the carrying value of the asset then the carrying value was written down to estimated fair value. Goodwill associated with an impaired asset was included with the carrying value of that asset in

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

6. IMPAIRMENT OF LONG-LIVED ASSETS (CONTINUED) performing both the impairment test and in measuring the amount of impairment loss related to the asset. Fair value was estimated based on the present value of future cash flows.

    The following is a summary of the impairment losses recognized during 1999 and 1998 by asset category (in thousands):

                                                               1999       1998
                                                             --------   --------
Goodwill...................................................  $30,378     $8,123
Property and equipment.....................................    5,944        547
                                                             -------     ------
                                                             $36,322     $8,670
                                                             =======     ======

7.  DEBT


    On December 28, 1990, a mortgage loan agreement was entered into for $15,000,000 with HRPT Properties, secured by two nursing home facilities' (Northwest Health Care Center and River Hills West Health Care Center) land, building and improvements. The interest rate on the note was 11.5%. The loan was repaid in September 1998 as part of the sale-leaseback transaction discussed in
Note 6.



    On March 28, 1992, a loan agreement was entered into with HRPT Properties for the purpose of funding renovations to the Christopher East facility, maturing on January 31, 2013. Advances to AMS Properties, Inc. totaled approximately $883,000 for the years ended December 31, 2000 and 1999. The loan is interest bearing and principal is payable upon maturity. The interest rate on the note is 13.75%. The Bankruptcy Proceedings are considered an Event of Default as defined in the loan agreement. Current portion of long-term debt at December 31, 1999 includes the principal balance of the note. In consideration of the terms of the Settlement Agreement, the Christopher East note obligation was terminated in July 2000. Interest paid was approximately $60,000, $181,000 and $1,252,000 during the years ended December 31, 2000, 1999 and 1998, respectively.


8.  TRANSACTIONS WITH AFFILIATES

    Mariner provided various services to the Facilities including, but not limited to, financial, legal, insurance, information systems, employee benefit plans and certain administrative services, as required. The combined financial statements reflect charges for certain corporate general and administrative expenses from Mariner's corporate office to the Facilities. Such corporate charges represent allocations based on determinations management believes to be reasonable (5% of total revenues). Administrative costs charged by Mariner were approximately $2,133,000, $4,347,000 and $5,274,000 for the years ended
December 31, 2000, 1999 and 1998, respectively. For the year ended December 31, 2000, fees charged by SNH for management services were approximately $1,968,000, all of which have been paid.

    The Facilities participated in the various benefit plans of Mariner, primarily the profit sharing and 401(k) plans. These plans include matching provisions for employee contributions to the 401(k) plan. The financial statements reflect charges for benefits attributable to the Facilities' employees. Such amounts totaled approximately $108,000, $221,000, and $133,000, for the years ended December 31, 2000, 1999 and 1998, respectively.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

8.  TRANSACTIONS WITH AFFILIATES (CONTINUED)
    Through March 31, 1998, the Facilities participated in a program for insurance of workers' compensation risks through a captive insurance subsidiary of Mariner. Effective March 31, 1998, Mariner purchased a fully-insured workers' compensation policy with no deductible or retention with a catastrophic policy in place to cover any loss above $500,000 per occurrence. Additionally, in 1998 Mariner purchased general and professional liability insurance through a third party. The maximum loss exposure with respect to this policy is $100,000 per occurrence.

    Mariner obtains and provides insurance coverage for health, life and disability, auto, general liability and workers' compensation through its self-insurance and outside insurance programs and allocates to the Facilities based on its estimate of the actual costs incurred on behalf of the Facilities. Total insurance costs allocated were approximately $2,537,000, $4,876,000 and $4,267,000 for the years ended December 31, 2000, 1999 and 1998, respectively. These costs are included in facility general and administrative costs in the accompanying combined statements of operations.

    The Facilities purchased certain therapy services from rehabilitation subsidiaries of Mariner. These purchases amounted to approximately $0, $2,955,000 and $3,402,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

9.  COMMITMENTS AND CONTINGENCIES

    As discussed in Note 1, the Facilities are party to various agreements between GranCare and SNH. SNH is the lessor with respect to the Facilities leased by two subsidiaries of GranCare (the "Tenant Entities") under operating leases. Pursuant to a Collateral Pledge Agreement dated October 31, 1997, Mariner provided an unlimited guaranty to SNH, which is secured by a cash collateral deposit of $15,000,000, the earned interest on which is retained by SNH. In June 2000, the Facilities ceased payment of rents. As part of the Settlement Agreement, Mariner was released from its lease obligations.

    Rent expense, net of amortization of unfavorable lease obligation, for all operating leases was approximately $8,748,000, $9,314,000, and $8,241,000 for the years ended December 31, 2000, 1999 and 1998, respectively.

    From time to time, the Facilities have been subject to various legal proceedings in the ordinary course of business. In the opinion of management, except as described below, there are currently no proceedings which could potentially have a material adverse effect on the Facilities' financial position or results of operations after taking into account the insurance coverage maintained by Mariner. Although management believes that any of the proceedings discussed below will not have a material adverse impact on the Facilities if determined adversely to the Facilities, given the Facilities' current financial condition, lack of liquidity and the current lack of aggregate limit under Mariner's current GL/PL insurance policy, settling a large number of cases within the Company's $1 million self-insured retention limit could have a material adverse effect on the Facilities.

    On August 26, 1996, a class action complaint was asserted against GranCare in the Denver, Colorado District Court. On March 15, 1998, the Court entered an Order in which it certified a class action in the matter. On June 10, 1998, Mariner filed a Motion to Dismiss all claims and Motion for Summary Judgment Precluding Recovery of Medicaid Funds and these motions were partially granted

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES (CONTINUED) by the Court on October 30, 1998. Plaintiffs filed a writ with the Colorado Supreme Court and an appeal with the Colorado Court of Appeals. The Supreme Court writ has been denied, the Court of Appeals matter has been briefed and Oral Argument was set for January 18, 2000. In accordance with the Chapter 11 Proceedings and more particularly, Section 362 of the Bankruptcy Code, this matter was stayed on January 18, 2000. However, Mariner did agree to limited relief from the stay in order to allow for certain parts of the appeal to continue. On January 4, 2001, the Court of Appeals reversed the District Court's decision. Mariner is currently considering whether to pursue a request for rehearing and/or appeal to the Colorado Supreme Court. The Company intends to vigorously contest the remaining allegations of class status.

10.  INCOME TAXES

    The components of the net deferred tax asset are approximately as follows (in thousands):

                                                              DECEMBER 31
                                                          -------------------
                                                            2000       1999
                                                          --------   --------
Deferred tax assets:
  Bad debts.............................................  $    325   $    598
  Amounts related to property and equipment.............     1,681      1,585
  Payroll and benefits..................................       271        620
  Unfavorable lease obligations and other liabilities...    11,304     12,736
  NOL carryforwards.....................................    11,878      7,205
                                                          --------   --------
Total deferred tax assets...............................    25,459     22,744
Less valuation allowance................................   (25,459)   (22,744)
                                                          --------   --------
Net deferred tax asset..................................  $     --   $     --
                                                          ========   ========

    The Facilities have established a full valuation allowance, which completely offsets all net deferred tax assets generated from the Facilities' net losses because its future realizability is uncertain. The net change in the valuation allowance was an increase of approximately $2,715,000 and $4,789,000 at December 31, 2000 and 1999, respectively.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

               NOTES TO COMBINED FINANCIAL STATEMENTS (CONTINUED)

10.  INCOME TAXES (CONTINUED)
    The provision for income taxes varies from the amount determined by applying the Federal statutory rate to pre-tax loss as a result of the following:

                                                              YEAR ENDED DECEMBER 31
                                                       ------------------------------------
                                                         2000          1999          1998
                                                       --------      --------      --------
Federal statutory income tax rate....................   (34.0)%       (34.0)%       (34.0)%
Increase (decrease) in taxes resulting from:
    State and local taxes, net of federal tax
      benefits.......................................    (4.7)         (1.4)          1.4
    Permanent book/tax differences, primarily
      resulting from goodwill amortization...........     2.1           0.9           7.4
    Impairment of assets.............................      --          23.6          35.8
    Change in valuation allowance....................    36.6          10.9         (10.6)
                                                        -----         -----         -----
Effective tax rate...................................      --%           --%           --%
                                                        =====         =====         =====

11.  CONCENTRATIONS OF CREDIT RISK

    Financial instruments that potentially subject the Facilities to concentration of credit risk consist principally of trade receivables. There have been, and the Facilities expect that there will continue to be, a number of proposals to limit reimbursement allowable to skilled nursing facilities. Should the related government agencies suspend or significantly reduce contributions to the Medicare or Medicaid programs, the Facilities' ability to collect its receivables would be adversely impacted.

    Management believes that the remaining receivable balances from various payors, including individuals involved in diverse activities, subject to differing economic conditions, do not represent a concentration of credit risk to the Facilities. Management continually monitors and adjusts its allowance for doubtful accounts associated with its receivables.

12.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The Facilities financial instruments include notes payable. Fair values for fixed rate debt instruments were estimated based on the present value of cash flows that would be paid on the note over the remaining note term using the Facilities' current incremental borrowing rate rather than the stated interest rate on the notes. The fair values of the financial instruments approximate their carrying values.

                 CERTAIN MARINER POST-ACUTE NETWORK FACILITIES
            (OPERATED BY SUBSIDIARIES OF MARINER POST-ACUTE NETWORK)
                 (DEBTOR IN POSSESSION AS OF JANUARY 20, 2000)

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS
                  YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
                             (DOLLARS IN THOUSANDS)

                                                  BALANCE AT      CHARGED
                                                  BEGINNING    (CREDITED) TO   WRITE-OFFS/              BALANCE AT
DESCRIPTION                                        OF YEAR      OPERATIONS     RECOVERIES     OTHER     END OF YEAR
-----------                                       ----------   -------------   -----------   --------   -----------
Year ended December 31, 2000:
  Allowance for doubtful accounts:..............    $1,534        $1,758         $(1,458)     $  --       $1,834
                                                    ------        ------         -------      -----       ------
                                                    $1,534        $1,758         $(1,458)     $  --       $1,834
                                                    ======        ======         =======      =====       ======
Year ended December 31, 1999:
  Allowance for doubtful accounts:..............    $2,927        $4,233         $(5,468)     $(158)      $1,534
                                                    ------        ------         -------      -----       ------
                                                    $2,927        $4,233         $(5,468)     $(158)      $1,534
                                                    ======        ======         =======      =====       ======
Year ended December 31, 1998:
  Allowance for doubtful accounts:..............    $1,109        $1,627         $    --      $ 191       $2,927
                                                    ------        ------         -------      -----       ------
                                                    $1,109        $1,627         $    --      $ 191       $2,927
                                                    ======        ======         =======      =====       ======

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                      CONDENSED CONSOLIDATED BALANCE SHEET

                           (UNAUDITED, IN THOUSANDS)


                                                              SEPTEMBER 7,
                                                                  2001
                                                              -------------
                                  ASSETS

Property and equipment, net.................................    $631,644
Due from Marriott Senior Living Services, net...............       8,787
Other assets................................................      11,000
Cash and cash equivalents...................................      20,107
                                                                --------
    Total assets............................................    $671,538
                                                                ========
                          LIABILITIES AND EQUITY
Debt........................................................    $246,627
Accounts payable and accrued expenses.......................       1,247
Deferred income taxes.......................................      60,882
Other liabilities...........................................      16,057
                                                                --------
    Total liabilities.......................................     324,813
                                                                --------
Equity:
  Investments in and advances from parent...................     346,725
                                                                --------
    Total liabilities and equity............................    $671,538
                                                                ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS


     FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 7, 2001 AND SEPTEMBER 8, 2000


                           (UNAUDITED, IN THOUSANDS)


                                                              SEPTEMBER 7,    SEPTEMBER 8,
                                                                  2001            2000
                                                              -------------   -------------
REVENUES
  Routine...................................................    $174,154        $164,446
  Ancillary.................................................      16,434          16,115
                                                                --------        --------
                                                                 190,588         180,561
  Equity in earnings of affiliates..........................          20              37
                                                                --------        --------
    Total revenues..........................................     190,608         180,598
                                                                --------        --------

OPERATING COSTS AND EXPENSES
  Property-level operating costs and expenses
    Routine.................................................     111,274         105,751
    Ancillary...............................................       9,206           9,982
  Other operating costs and expenses
    Depreciation and amortization...........................      16,717          16,591
    Management fees.........................................      12,441          11,005
    Property taxes and other................................       6,199           6,654
                                                                --------        --------
      Total operating costs and expenses....................     155,837         149,983
                                                                --------        --------
OPERATING PROFIT............................................      34,771          30,615
Corporate expenses..........................................      (1,338)         (1,526)
Interest expense............................................     (14,379)        (12,582)
Interest income.............................................         610             640
                                                                --------        --------
INCOME BEFORE INCOME TAXES..................................      19,664          17,147
Provision for income taxes..................................      (8,062)         (7,030)
                                                                --------        --------

INCOME BEFORE EXTRAORDINARY ITEM............................      11,602          10,117
Gain on early extinguishment of debt, net of tax............          --             253
                                                                --------        --------
NET INCOME..................................................    $ 11,602        $ 10,370
                                                                ========        ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS


     FOR THE THIRTY-SIX WEEKS ENDED SEPTEMBER 7, 2001 AND SEPTEMBER 8, 2000


                           (UNAUDITED, IN THOUSANDS)


                                                              SEPTEMBER 7,    SEPTEMBER 8,
                                                                  2001            2000
                                                              -------------   -------------
OPERATING ACTIVITIES
Cash provided by operations.................................     $23,684        $ 28,518
                                                                 -------        --------
INVESTING ACTIVITIES
  Expansions of senior living communities...................          --          (3,163)
  Other capital expenditures................................      (5,770)         (6,434)
  Increase in capital improvement reserve...................           5             556
                                                                 -------        --------
Cash used in investing activities...........................      (5,765)         (9,041)
                                                                 -------        --------
FINANCING ACTIVITIES
  Repayments of debt........................................      (2,089)        (46,207)
  Issuances of debt.........................................          --          92,370
  Decrease in financing escrows.............................          --             487
  Net advances to parent....................................      (2,399)        (66,065)
                                                                 -------        --------
Cash used in financing activities...........................      (4,488)        (19,415)
                                                                 -------        --------
Increase in cash and cash equivalents.......................      13,431              62
Cash and cash equivalents, beginning of period..............       6,676           3,006
                                                                 -------        --------
Cash and cash equivalents, end of period....................     $20,107        $  3,068
                                                                 =======        ========


           See Notes to Condensed Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1. On August 9, 2001, Crestline Capital Corporation ("Crestline Capital") and CSL Group, Inc. ("CSL Group") entered into a stock purchase agreement (the "Stock Purchase Agreement") with Senior Housing Properties Trust ("SNH") and SNH/CSL Properties Trust ("SNH/CSL"). Pursuant to the Stock Purchase Agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of Crestline Capital that compose Crestline Capital's senior living business (the "Partitioned Business") for $600 million, including the assumption of approximately $235 million in existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of Crestline Capital's shareholders, arranging additional mortgage debt financing for $150 million to $175 million, obtaining certain consents and customary closing conditions.


    These condensed consolidated financial statements include only the assets and liabilities, along with the results from operations generated from the Partitioned Business, as described in the Stock Purchase Agreement. The Partitioned Business is an organizational unit of Crestline Capital and is not a distinct legal entity. As of September 7, 2001, the Partitioned Business consisted of the ownership of 31 senior living communities, a general partnership interest in one senior living community and a second mortgage note receivable on a senior living community.


    The accompanying condensed consolidated financial statements of the Partitioned Business have been prepared by management without audit. Certain information and footnote disclosures normally included in financial statements presented in accordance with generally accepted accounting principles have been condensed or omitted. Management believes the disclosures made are adequate to make the information presented not misleading. However, the condensed consolidated financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Partitioned Business's audited financial statements for the fiscal year ended December 29, 2000.


    The accompanying unaudited condensed consolidated financial statements reflect all adjustments (which include only normal and recurring adjustments) necessary to present fairly the financial position of the Partitioned Business as of September 7, 2001 and the results of operations and cash flows for the thirty-six week period ended September 7, 2001. All significant intercompany accounts and transactions have been eliminated. Interim results are not necessarily indicative of fiscal year performance because of the impact of seasonal and short-term variations.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Crestline Capital Corporation:

    We have audited the accompanying consolidated balance sheets of CSL
Group, Inc. and subsidiaries (a business unit wholly owned by Crestline Capital Corporation) as partitioned for sale to SNH/CSL Properties Trust (see Note 1) as of December 29, 2000 and December 31, 1999, and the related consolidated statements of operations, equity and cash flows for the fiscal years ended December 29, 2000, December 31, 1999 and January 1, 1999. These consolidated financial statements are the responsibility of Crestline Capital Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of CSL
Group, Inc. as partitioned for sale to SNH/CSL Properties Trust, as of December 29, 2000 and December 31, 1999 and the results of its operations, equity and its cash flows for the fiscal years ended December 29, 2000, December 31, 1999 and January 1, 1999, in conformity with accounting principles generally accepted in the United States.

                                          /s/ ARTHUR ANDERSEN LLP

Vienna, Virginia
August 31, 2001

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                          CONSOLIDATED BALANCE SHEETS

                    DECEMBER 29, 2000 AND DECEMBER 31, 1999

                                 (IN THOUSANDS)

                                                                2000       1999
                                                              --------   --------
                                     ASSETS

Property and equipment, net.................................  $643,110   $656,758
Due from Marriott Senior Living Services, net...............     6,106      5,729
Other assets................................................    12,522     17,246
Cash and cash equivalents...................................     6,676      3,006
                                                              --------   --------
    Total assets............................................  $668,414   $682,739
                                                              ========   ========
                             LIABILITIES AND EQUITY

Debt........................................................  $249,190   $205,629
Accounts payable and accrued expenses.......................       701      1,184
Deferred income taxes.......................................    63,660     61,554
Other liabilities...........................................    17,342     17,240
                                                              --------   --------
    Total liabilities.......................................   330,893    285,607
                                                              --------   --------
Equity:
  Investments in and advances to parent.....................   337,521    397,132
                                                              --------   --------
    Total liabilities and equity............................  $668,414   $682,739
                                                              ========   ========

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                     CONSOLIDATED STATEMENTS OF OPERATIONS

  FISCAL YEARS ENDED DECEMBER 29, 2000, DECEMBER 31, 1999 AND JANUARY 1, 1999

                                 (IN THOUSANDS)

                                                                2000       1999       1998
                                                              --------   --------   --------
REVENUES
  Routine...................................................  $239,065   $223,794   $213,378
  Ancillary.................................................    22,821     22,704     27,899
                                                              --------   --------   --------
                                                               261,886    246,498    241,277
  Equity in earnings of affiliates..........................        37         92         20
                                                              --------   --------   --------
    Total revenues..........................................   261,923    246,590    241,297
                                                              --------   --------   --------
OPERATING COSTS AND EXPENSES
  Property-level operating costs and expenses
    Routine.................................................   153,049    145,778    138,099
    Ancillary...............................................    14,493     15,414     21,317
  Other operating costs and expenses
    Depreciation and amortization...........................    24,083     21,624     22,115
    Management fees.........................................    15,658     14,965     13,973
    Property taxes and other................................     9,263      8,549      8,554
    Loss on impairment of asset.............................        --      3,522         --
    Other...................................................        --      1,650         --
                                                              --------   --------   --------
      Total operating costs and expenses....................   216,546    211,502    204,058
                                                              --------   --------   --------

OPERATING PROFIT............................................    45,377     35,088     37,239
Corporate expenses..........................................    (1,917)    (2,096)    (2,092)
Interest expense............................................   (19,586)   (17,061)   (22,173)
Interest income.............................................       942        773      2,028
                                                              --------   --------   --------
INCOME BEFORE INCOME TAXES AND EXTRAORDINARY ITEM...........    24,816     16,704     15,002
Provision for income taxes..................................   (10,175)    (6,849)    (6,151)
                                                              --------   --------   --------

INCOME BEFORE EXTRAORDINARY ITEM............................    14,641      9,855      8,851
Gain on early extinguishment of debt, net of taxes..........       253         --         --
                                                              --------   --------   --------

NET INCOME..................................................  $ 14,894   $  9,855   $  8,851
                                                              ========   ========   ========

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                       CONSOLIDATED STATEMENTS OF EQUITY

  FISCAL YEARS ENDED DECEMBER 29, 2000, DECEMBER 31, 1999 AND JANUARY 1, 1999

                                 (IN THOUSANDS)

Balance, January 2, 1998....................................  $230,727
  Investment from parent, net...............................   159,225
  Net income................................................     8,851
                                                              --------
Balance, January 1, 1999....................................   398,803
  Net income................................................     9,855
  Advances to parent, net...................................   (11,526)
                                                              --------
Balance, December 31, 1999..................................   397,132
  Net income................................................    14,894
  Advances to parent, net...................................   (74,505)
                                                              --------
Balance, December 29, 2000..................................  $337,521
                                                              ========

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

  FISCAL YEARS ENDED DECEMBER 29, 2000, DECEMBER 31, 1999 AND JANUARY 1, 1999

                                 (IN THOUSANDS)

                                                                2000       1999       1998
                                                              --------   --------   --------
OPERATING ACTIVITIES
Net income..................................................  $ 14,894   $  9,855   $  8,851
Adjustments to reconcile net income to cash from operations:
  Depreciation and amortization.............................    24,083     21,624     22,115
  Gain on early extinguishment of debt, net of taxes........      (253)        --         --
  Loss on impairment of asset...............................        --      3,522         --
  Amortization of debt premiums and deferred financing
    costs...................................................      (710)    (1,550)    (1,550)
  Change in amounts due from Marriott Senior Living
    Services................................................      (377)     2,156    (10,934)
  Change in other operating accounts........................    11,867      2,820       (303)
                                                              --------   --------   --------
Cash provided by operations.................................    49,504     38,427     18,179
                                                              --------   --------   --------
INVESTING ACTIVITIES
  Expansions of senior living communities...................    (3,204)   (18,451)    (8,653)
  Purchase of minority partnership interest.................        --     (7,010)        --
  Other capital expenditures................................   (10,380)    (9,239)    (5,567)
  Other.....................................................       998        535     (3,432)
                                                              --------   --------   --------
Cash used in investing activities...........................   (12,586)   (34,165)   (17,652)
                                                              --------   --------   --------
FINANCING ACTIVITIES
  Repayments of debt........................................   (47,250)    (4,197)    (3,608)
  Issuances of debt.........................................    92,370         --         --
  Net advances to parent....................................   (74,505)   (11,526)        --
  Other.....................................................    (3,863)        --        (96)
                                                              --------   --------   --------
Cash used in financing activities...........................   (33,248)   (15,723)    (3,704)
                                                              --------   --------   --------
Increase (decrease) in cash and cash equivalents............     3,670    (11,461)    (3,177)
Cash and cash equivalents, beginning of year................     3,006     14,467     17,644
                                                              --------   --------   --------
Cash and cash equivalents, end of year......................  $  6,676   $  3,006   $ 14,467
                                                              ========   ========   ========

SUPPLEMENTAL INFORMATION--NON-CASH ACTIVITY:
  Investments from parent:
    Property and equipment..................................  $     --   $     --   $ 20,959
    Acquisition of minority interests paid by Crestline
      Capital...............................................        --         --     12,963
    Debt forgiveness........................................        --         --     92,195
    Debt prepayment paid by Host Marriott...................        --         --     26,405
    Other...................................................        --         --      6,703

                See Notes to Consolidated Financial Statements.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.  BASIS OF PRESENTATION AND ORGANIZATION

    On June 21, 1997, Crestline Capital Corporation ("Crestline Capital", formerly known as HMC Senior Living Communities, Inc.), a wholly owned subsidiary of Host Marriott Corporation ("Host Marriott"), acquired all the outstanding stock of CSL Group, Inc. and subsidiaries ("CSL Group", formerly known as Forum Group, Inc. "Forum") from Marriott Senior Living Services, Inc. ("MSLS"), a subsidiary of Marriott International, Inc., pursuant to a stock purchase agreement dated June 21, 1997. In connection with the acquisition, Crestline Capital acquired the ownership of 29 senior living communities, and assigned to MSLS its interest as manager under long-term operating agreements. Subsequent to Crestline Capital's acquisition of Forum, the Partitioned Business acquired two additional senior living communities.

    On December 29, 1998 (the "Distribution Date"), Crestline Capital became a publicly traded company when Host Marriott completed its plan of reorganizing its business operations by spinning-off Crestline Capital to the shareholders of Host Marriott (the "Distribution"), as part of a series of transactions pursuant to which Host Marriott elected to be considered a real estate investment trust.

    On August 9, 2001, Crestline Capital and CSL Group entered into a stock purchase agreement (the "Stock Purchase Agreement") with Senior Housing Properties Trust ("SNH") and SNH/CSL Properties Trust ("SNH/CSL"). Pursuant to the Stock Purchase Agreement, SNH/CSL would purchase the stock of CSL Group and certain other subsidiaries of Crestline Capital that compose Crestline Capital's senior living business (the "Partitioned Business") for $600 million, including the assumption of approximately $235 million in existing debt. The transaction is expected to close in the first quarter of 2002 and is subject to a successful vote by at least two-thirds of Crestline Capital's shareholders, arranging additional mortgage debt financing for $150 million to $175 million, obtaining certain consents and customary closing conditions.

    These consolidated financial statements include only the assets and liabilities, along with the results from operations generated from the Partitioned Business, as described in the Stock Purchase Agreement. The Partitioned Business is an organizational unit of Crestline Capital and is not a distinct legal entity. As of December 29, 2000, the Partitioned Business consisted of the ownership of 31 senior living communities, a general partnership interest in one senior living community and a second mortgage note receivable on a senior living community.

    The Securities and Exchange Commission, in Staff Accounting Bulletin Number 55 (SAB 55), requires that historical financial statements of a subsidiary, division, or lesser business component of another entity include certain expenses incurred by the parent on its behalf. These expenses include officer and employee salaries, rent or depreciation, advertising, accounting and legal services, other selling, general and administrative expenses and other such expenses. Investments and advances from parent represents the net amount of investments and advances made by Crestline Capital as a result of the acquisition and operation of the Partitioned Business. These financial statements include the adjustments necessary to comply with SAB 55.

    Through the Distribution Date, the Partitioned Business operated as a wholly owned business unit of Host Marriott utilizing Host Marriott's employees, insurance and administrative services since the Partitioned Business had no employees. Subsequent to the Distribution Date, the Partitioned Business operated as a wholly-owned business unit of Crestline Capital utilizing Crestline Capital's employees, insurance and administrative services since the Partitioned Business had no employees. Periodically, certain operating expenses, capital expenditures and other cash requirements of the Partitioned

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

1.  BASIS OF PRESENTATION AND ORGANIZATION (CONTINUED)
Business were paid by either Host Marriott or Crestline Capital and charged directly or allocated to the Partitioned Business. Certain general and administrative costs of Host Marriott or Crestline Capital were allocated to the Partitioned Business using a variety of methods, principally including Host Marriott's or Crestline Capital's specific identification of individual cost items and otherwise through allocations based upon estimated levels of effort devoted by its general and administrative departments to individual entities or relative measures of size of the entities based on assets or revenues. In the opinion of management, the methods for allocating corporate, general and administrative expenses and other direct costs are reasonable.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

    The consolidated financial statements include the accounts of the Partitioned Business and its subsidiaries and controlled affiliates. Investments in affiliates owned 20 percent or more and over which the Partitioned Business has the ability to exercise significant influence, but does not control, are accounted for using the equity method. All material intercompany transactions and balances have been eliminated.

FISCAL YEAR

    The Partitioned Business's fiscal year ends on the Friday nearest to December 31.

REVENUES

    Revenues represent operating revenues from senior living communities. Routine revenues consist of resident fees and health care service revenues, which are generated primarily from monthly charges for independent and assisted living apartments and special care center rooms and daily charges for healthcare beds and are recognized monthly based on the terms of the residents' agreements. Advance payments received for services are deferred until the services are provided. Ancillary revenue is generated on a "fee for service" basis for supplemental items requested by residents and is recognized as the services are provided.

    A portion of revenues from health care services was attributable to patients whose bills are paid by Medicare or Medicaid under contractual arrangements. For fiscal year 1998 and earlier, reimbursements under these contractual arrangements were subject to retroactive adjustments based on agency reviews. Revenues from health care services in 1998 were generally recorded net of estimated contractual allowances in the Partitioned Business's consolidated financial statements. Audits under the reimbursement agreements have generally been completed through fiscal year 1998 and there were no material audit adjustments. For fiscal years 1999 and 2000, the Partitioned Business is generally paid a fixed payment rate for its Medicare and Medicaid services and therefore, there are no contractual allowances for these fiscal years in the Partitioned Business's consolidated financial statements.

CASH AND CASH EQUIVALENTS

    All highly liquid investments with a maturity of three months or less at date of purchase are considered cash equivalents.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

    Property and equipment are recorded at cost. Replacements and improvements that extend the useful life of property and equipment are capitalized. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally 40 years for buildings and three to 10 years for furniture and equipment. Leasehold improvements are amortized over the shorter of the lease term or the useful lives of the related assets.

    In cases where management is holding for sale a particular property, management assesses impairment based on whether the estimated sales price less cost of disposal of each individual property to be sold is less than the net book value. A property is considered to be held for sale when a decision is made to dispose of the property. Otherwise, impairment is assessed based on whether it is probable that undiscounted future cash flows from each property will be less than its net book value. If a property is impaired, its basis is adjusted to its fair value.

CONCENTRATION OF CREDIT RISK

    Financial instruments that potentially subject the Partitioned Business to significant concentration of credit risk consist principally of cash and cash equivalents. The Partitioned Business maintains cash and cash equivalents with various high credit-quality financial institutions and limits the amount of credit exposure with any institution.

WORKING CAPITAL

    Pursuant to the terms of the senior living operating agreements (see
Note 6), the Partitioned Business is required to provide MSLS with working capital and supplies to meet the operating needs of the senior living communities. MSLS converts cash advanced by the Partitioned Business into other forms of working capital consisting primarily of operating cash, inventories, resident deposits and trade receivables and payables which are maintained and controlled by MSLS. Upon the termination of the operating agreements, MSLS is required to convert working capital and supplies into cash and return it to the Partitioned Business. As a result of these conditions, the individual components of working capital and supplies controlled by MSLS are not reflected in the Partitioned Business's consolidated balance sheets, however, the net working capital advanced is included in due from Marriott Senior Living Services on the Partitioned Business's consolidated balance sheets.

DEFERRED REVENUE

    Monthly fees deferred for the non-refundable portion of the entry fees are recorded as deferred revenue and included in other liabilities in the Partitioned Business's consolidated balance sheets. These amounts are recognized as revenue as services are performed over the expected term of the residents' contracts.

LIABILITY FOR FUTURE HEALTH CARE SERVICES

    Certain resident and admission agreements at the communities entitled residents to receive limited amounts of health care up to defined maximums. The estimated liabilities associated with the health care obligation have been accrued in other liabilities in the Partitioned Business's consolidated balance

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) sheets. As of December 29, 2000 and December 31, 1999, the liability totaled $977,000 and $1,140,000, respectively.

USE OF ESTIMATES IN THE PREPARATION OF FINANCIAL STATEMENTS

    The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NEW STATEMENTS OF FINANCIAL ACCOUNTING STANDARDS

    During July 2001, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 141, "Business Combinations", SFAS No. 142, "Goodwill and Intangible Assets" and SFAS No. 143, "Accounting for Asset Retirement Obligations". In the opinion of management the adoption of these statements will not have a material effect on the Partitioned Business's consolidated financial statements.

3.  PROPERTY AND EQUIPMENT

    Property and equipment consists of the following:

                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Land....................................................  $107,425   $107,425
Buildings and leasehold improvements....................   564,867    560,029
Furniture and equipment.................................    49,292     43,675
                                                          --------   --------
                                                           721,584    711,129
Less accumulated depreciation and amortization..........   (78,474)   (54,371)
                                                          --------   --------
                                                          $643,110   $656,758
                                                          ========   ========

    In 1999, management determined that one of its senior living communities was impaired as a result of a deterioration of the community's operating results due to its size and age and the new supply of communities in its market. A
$3.5 million pre-tax charge was recorded to reduce the net book value of the property to its fair value.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

4.  RESTRICTED CASH

    Restricted cash, which is included in other assets on the Partitioned Business's consolidated balance sheets, consists of the following:

                                                               2000       1999
                                                             --------   --------
                                                               (IN THOUSANDS)
Debt service escrows.......................................   $1,137    $ 1,624
Fixed asset escrows........................................    4,878      5,310
Real estate tax escrows....................................    1,697      4,092
Insurance escrows..........................................       64      3,364
                                                              ------    -------
                                                              $7,776    $14,390
                                                              ======    =======

    The debt service, fixed asset, real estate tax and insurance escrows consist of cash transferred into segregated escrow accounts out of revenues generated by the senior living communities, pursuant to the secured debt agreements. Funds from these reserves are periodically disbursed by the collateral agent to pay for debt service, capital expenditures, insurance premiums and real estate taxes relating to the secured properties. In addition, the fixed asset escrows also include cash transferred into segregated escrow accounts pursuant to the senior living community operating agreements to fund certain capital expenditures at the senior living communities (see Note 6).

5.  LEASES

    The Partitioned Business is the lessee under capital and operating leases. Future minimum annual rental commitments for all non-cancelable leases as of December 29, 2000 are as follows:

                                                           CAPITAL    OPERATING
                                                            LEASES     LEASES
                                                           --------   ---------
                                                              (IN THOUSANDS)
2001.....................................................  $ 1,240     $  281
2002.....................................................    1,258        281
2003.....................................................    1,477        281
2004.....................................................    1,384        281
2005.....................................................    1,384        281
Thereafter...............................................    8,392      2,205
                                                           -------     ------
Total minimum lease payments.............................   15,135     $3,610
                                                                       ======
Less amount representing interest........................   (5,293)
                                                           -------
Present value of minimum lease payments..................  $ 9,842
                                                           =======

    The Partitioned Business leases two senior living communities under capital leases expiring in 2016. Upon the expiration of the lease or anytime prior to lease expiration, the Partitioned Business has the first right of refusal to submit a counter offer to any acceptable bona fide offer from a third party within 30 days of notice from the lessor. If the Partitioned Business fails to exercise its right of first refusal, then the lessor may proceed with the sale of the leased property and all assets therein. The assets recorded under capital leases, which are included in property and equipment on the Partitioned Business's consolidated balance sheets, were $13.4 million and $14.1 million as of December 29, 2000

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

5.  LEASES (CONTINUED)
and December 31, 1999, respectively, net of accumulated amortization of $3.6 million and $2.4 million, respectively. The amortization for assets recorded under capital leases is included in depreciation and amortization on the Partitioned Business's consolidated statements of operations.

    The Partitioned Business also has one long-term operating ground lease which expires in 2013. The operating lease includes three renewal options exercisable in five-year increments through the year 2028.

    Rent expense for fiscal years 2000, 1999 and 1998 was $278,000, $281,000 and $279,000, respectively.

6.  OPERATING AGREEMENTS

    The senior living communities are subject to operating agreements which provide for MSLS to operate the senior living communities, generally for an initial term of 25 to 30 years with renewal terms subject to certain performance criteria at the option of MSLS of up to an additional five to ten years. The operating agreements provide for payment of base management fees equal to five percent of revenues and incentive management fees equal to 20% of operating profit (as defined in the operating agreements) over a priority return to the owner. In the event of early termination of the operating agreements, MSLS will receive additional fees based on the unexpired term and expected future base and incentive management fees. The Partitioned Business has the option to terminate certain, but not all, management agreements if specified performance thresholds are not satisfied. No operating agreement with respect to a single community is cross-collateralized or cross-defaulted to any other operating agreement, and any single operating agreement may be terminated following a default by the Partitioned Business or MSLS, although such termination will not trigger the cancellation of any other operating agreement.

    Most of the senior living communities are also subject to pooling agreements whereby for the limited purpose of calculating management fees and exercising certain termination rights under the operating agreements, the management fees and rights are considered in the aggregate for the senior living communities in each pool.

    The operating agreements require MSLS to furnish certain services ("Central Administrative Services") which are generally furnished on a central or regional basis to other senior living communities in the Marriott retirement community system. Such services will include the following: (i) marketing and public relations services; (ii) human resources program development; (iii) information systems support and development; and (iv) centralized computer payroll and accounting services. In lieu of reimbursement for such services, MSLS is paid an amount equal to 2% of revenues. Generally, through the earlier of (i) the end of the seventh year of the operating agreement or (ii) the date upon which certain performance criteria have been met, 50% of the Central Administrative services fee is payable only to the extent that operating profit for the communities exceeds a priority return to the owner. However, the payment of fees for the Central Administrative Services were generally waived for the first year of the operating agreement.

    The Partitioned Business is required under the operating agreements to contribute a percentage of revenues into an interest-bearing reserve account to cover the cost of (a) certain routine repairs and maintenance to the senior living communities which are normally capitalized and (b) replacements and

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

6.  OPERATING AGREEMENTS (CONTINUED)
renewals to the senior living communities' property and improvements. The annual contribution amount (expressed as a percentage of revenues) generally will be 2.65% through fiscal year 2002, 2.85% for fiscal years 2003 through 2007, and 3.5% thereafter. The amount contributed for fiscal years 2000, 1999 and 1998 was $6.9 million, $6.4 million and $6.3 million, respectively. The operating agreements provide that the Partitioned Business shall separately fund the cost of certain major or non-routine repairs, alterations, improvements, renewals and replacements to the senior living communities.

7.  DEBT

    Debt consists of the following as of December 29, 2000 and December 31, 1999:

                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Mortgage debt secured by eight senior living communities
  with $242 million of real estate assets, with an
  interest rate of 10.01%, maturing through 2020 (amount
  includes debt premium of $13.5 million in 2000 and
  $14.1 million in 1999)................................  $131,298   $133,586
Mortgage debt secured by eight senior living communities
  with $117 million of real estate assets, with an
  interest rate of 9.56%, maturing in July 2005.........    92,370         --
Mortgage debt secured by nine senior living communities
  (amount included debt premium of $0.9 million in
  1999).................................................        --     45,097
Revenue bonds with an interest rate of 5.875%, due
  2027..................................................    14,700     14,700
Capital lease obligations...............................     9,842     10,277
Other notes, with an interest rate of 7.5%, maturing
  through December 31, 2001.............................       980      1,969
                                                          --------   --------
    Total debt..........................................  $249,190   $205,629
                                                          ========   ========

    Debt maturities at December 29, 2000, excluding the unamortized debt premiums of $13.5 million, are as follows (in thousands):

2001........................................................  $  3,200
2002........................................................     2,500
2003........................................................     2,967
2004........................................................     3,154
2005........................................................    95,870
Thereafter..................................................   128,024
                                                              --------
                                                              $235,715
                                                              ========

    In conjunction with the June 21, 1997 acquisition of Forum, the Partitioned Business issued $72 million in notes payable to MSLS. Subsequent to the acquisition, the Partitioned Business issued additional notes payable to MSLS to finance additional senior living expansion units totaling approximately
$20 million. In the second quarter of 1998, Host Marriott loaned the Partitioned

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

7.  DEBT (CONTINUED)
Business $92 million to repay the notes payable to MSLS. In the third quarter of 1998, Host Marriott forgave the $92 million note and it was recorded as an investment in the Partitioned Business. During the first quarter of 1998, Host Marriott prepaid $26.4 million of the Partitioned Business's mortgage debt. Host Marriott's prepayment of the debt was recorded as an investment in the Partitioned Business.

    In 2000, the Partitioned Business entered into five loan agreements totaling $92.4 million secured by mortgages on eight senior living communities. The non-recourse loans bear interest at the 30-day LIBOR rate plus 275 basis points (9.56% at December 29, 2000). The loans mature in July 2005 and there is no principal amortization during the term of the loans. The proceeds of the financing were used to repay the existing loan secured by the senior living communities with a principal balance of $43.5 million, which bore interest at 9.93% and had a scheduled maturity of January 1, 2001. In connection with the prepayment of the existing loan, the Partitioned Business recognized an extraordinary gain on the early extinguishment of debt of $253,000, net of income taxes of $175,000.

    The indentures governing the mortgages of certain of the Partitioned Business's senior living communities contain restrictive covenants that, among other restrictions, (i) require maintenance of segregated cash collection of all rents for certain of the senior living communities; (ii) require separate cash reserves for debt service, property improvements, real estate taxes and insurance; and (iii) limit the ability to incur additional indebtedness, enter into or cancel leases, enter into certain transactions with affiliates or sell certain assets. As of December 29, 2000 and December 31, 1999, the Partitioned Business was in compliance with all debt covenants.

    In conjunction with the acquisition of Forum, the Partitioned Business recorded the debt assumed at its fair value. The Partitioned Business is amortizing this premium to interest expense over the remaining life of the related debt. The amortization of this debt premium for fiscal years 2000, 1999 and 1998 was $1.1 million, $1.6 million and $1.6 million, respectively. Cash paid for interest for fiscal years 2000, 1999 and 1998 totaled $20.8 million, $18.6 million and $19.8 million, respectively. Deferred financing costs, which are included in other assets on the Partitioned Business's consolidated balance sheets, was $3.4 million net of accumulated amortization of $0.4 million as of December 29, 2000. There was no deferred financing cost in 1999.

8.  INCOME TAXES

    Total deferred tax assets and liabilities as of December 29, 2000 and December 31, 1999 were as follows:

                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Deferred tax assets.....................................  $ 17,359   $ 18,596
Deferred tax liabilities................................   (81,019)   (80,150)
                                                          --------   --------
  Net deferred income tax liability.....................  $(63,660)  $(61,554)
                                                          ========   ========

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

8.  INCOME TAXES (CONTINUED)
    The tax effect of each type of temporary difference and carryforward that gives rise to a significant portion of deferred tax assets and liabilities was as follows:

                                                            2000       1999
                                                          --------   --------
                                                            (IN THOUSANDS)
Property and equipment..................................  $(80,552)  $(77,170)
Debt adjustment to fair value at acquisition............     5,700      6,160
Net operating losses and other, net.....................    11,192      9,456
                                                          --------   --------
  Net deferred income tax liability.....................  $(63,660)  $(61,554)
                                                          ========   ========

    The provision for income taxes for fiscal years 2000, 1999 and 1998 consists of the following:

                                                       2000       1999       1998
                                                     --------   --------   --------
                                                             (IN THOUSANDS)
Current............................................  $ 8,667     $6,928     $4,781
Deferred...........................................    1,508        (79)     1,370
                                                     -------     ------     ------
                                                     $10,175     $6,849     $6,151
                                                     =======     ======     ======

    A reconciliation of the statutory Federal tax rate to the Partitioned Business's effective income tax rate for fiscal years 2000, 1999 and 1998 is as follows:

                                                            2000          1999          1998
                                                          --------      --------      --------
Statutory federal tax rate..............................    35.0%         35.0%         35.0%
State income taxes, net of federal tax benefit..........     6.0           6.0           6.0
                                                            ----          ----          ----
                                                            41.0%         41.0%         41.0%
                                                            ====          ====          ====

    The Partitioned Business was included in the consolidated federal income tax return of Host Marriott and its affiliates for the period from January 3, 1998 through the Distribution Date, and subsequent to the Distribution Date, the Partitioned Business was included in the consolidated federal income tax return of Crestline Capital (collectively, the "Group"). Tax expense was allocated to the Partitioned Business as a member of the Group based upon the relative contribution to the Group's consolidated taxable income/loss and changes in temporary differences. This allocation method results in federal and net state tax expense allocated for all periods presented that is substantially equal to the expense that would have been recognized if the Partitioned Business had filed separate tax returns.

    For income tax purposes, the Partitioned Business, through CSL Group, has net operating loss carryforwards of $8.4 million which expire through 2006.

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

9.  FAIR VALUE OF FINANCIAL INSTRUMENTS

    The fair values of certain financial liabilities are shown below:

                                             2000                  1999
                                      -------------------   -------------------
                                      CARRYING     FAIR     CARRYING     FAIR
                                       AMOUNT     VALUE      AMOUNT     VALUE
                                      --------   --------   --------   --------
                                                   (IN THOUSANDS)
Debt, net of capital leases.........  $239,348   $243,718   $195,352   $186,705

    Valuations for secured debt are determined based on the expected future payments discounted at risk-adjusted rates. The fair values of other notes are estimated to be equal to their carrying value. The fair value of all of the Partitioned Business' other financial assets and liabilities are assumed to equal their carrying amounts.

    In 1999, the Partitioned Business recorded a pre-tax charge of $1.7 million, which is included in other operating costs and expenses, to fully reserve a second mortgage note receivable due to uncertainty in the collectibility of the note.

10.  CONTINUING LIFECARE CONTRACTS

    Residents at two of the communities are offered continuing care life contracts that provide reduced monthly rental rates in exchange for significant security deposits, which become partially or totally non-refundable over time.

    At the Pueblo Norte senior living community, two types of continuing care contracts are currently offered to new residents. One contract provides that 10% of the resident admission fees is non-refundable upon occupancy. The remaining 90% of the resident admission fees becomes non-refundable at a rate of 1 1/2% per month over the subsequent 60 months and is amortized over the expected life of the resident. The second contract type provides that the resident admission fee is 30% non-refundable and 70% fully refundable. The non-refundable portions are amortized over the expected life of the resident. The liability for the refundable portion of the admission fees at December 29, 2000 and December 31, 1999 is $5,161,000 and $4,237,000, respectively, and is included in other liabilities on the Partitioned Business's consolidated balance sheets. The non-refundable portion of the admission fees at December 29, 2000 and December 31, 1999 totaled $2,820,000 and $1,888,000, respectively and is included in other liabilities on the Partitioned Business's consolidated balance sheets.

    Three other types of continuing care agreements are in effect at Pueblo Norte with existing residents but are no longer offered to new residents. One agreement provides that the resident admission fee is 10% non-refundable and 90% fully refundable. Each resident is entitled to 70 free days of care in the health center based on a prescribed formula. The second type of agreement provides that the resident admission fee is 1% refundable and 99% non-refundable. The non-refundable portion of the resident admission fees are amortized over the expected life of the resident. The liability at December 29, 2000 and December 31, 1999 for the non-refundable portion of these contracts is $3,208,000 and $4,131,000, respectively, and is included in other liabilities on the Partitioned Business's consolidated balance sheets.

    At two additional senior living communities, lifecare contracts are in effect with existing residents, but no longer offered to new residents. The agreements provide that the resident admission fees are

                        CSL GROUP, INC. AND SUBSIDIARIES
              AS PARTITIONED FOR SALE TO SNH/CSL PROPERTIES TRUST

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)

10. CONTINUING LIFECARE CONTRACTS (CONTINUED) either fully refundable or non-refundable. As of December 29, 2000 and December 31, 1999, the refundable portion of these contracts was $965,000 in both years, and the non-refundable portion of these contracts was $618,000 and $1,428,000, respectively, and are included in other liabilities on the Partitioned Business's consolidated balance sheets.

11.  LITIGATION

    On June 15, 1995, the Russell F. Knapp Revocable Trust (the "Plaintiff") filed a complaint in the United States District Court for the Southern District of Indiana (the "Indiana Court") against the general partner of one of CSL Group's subsidiary partnerships, CCC Retirement Partners, LP, formerly Forum Retirement Partners, LP, ("FRP"), alleging breach of the partnership agreement, breach of fiduciary duty, fraud, insider trading and civil conspiracy/aiding and abetting. On February 4, 1998, the Plaintiff, MSLS, the general partner, CSL Group, Host Marriott and Crestline Capital entered into a Settlement and Release Agreement (the "Settlement Agreement"), pursuant to which Host Marriott agreed to purchase, at a price of $4.50 per unit, the partnership units of each limited partner electing to join in the Settlement Agreement. CSL Group held 79% of the outstanding limited partner units in the partnership at that time. Host Marriott and CSL Group also agreed to pay as much as an additional $.75 per unit (the "Additional Payment") to the settling limited partners (the "Settling Partners"), under certain conditions, in the event that CSL Group within three years following the date of settlement initiates a tender offer for the purchase of units not presently held by CSL Group or the Settling Partners. On
February 5, 1998, the Indiana Court entered an order approving the dismissal of the Plaintiff's case. In connection with the Settlement Agreement, CSL Group acquired 2,141,795 limited partner units in 1998 for approximately $9,638,000, increasing CSL Group's ownership interest in FRP to approximately 93%.

    In 1999, CSL Group and FRP completed a merger pursuant to a consent solicitation whereby the partnership unit holders received the right to receive cash consideration for each limited partnership unit from CSL Group. In connection with this merger, CSL Group acquired the remaining limited partnership units for approximately $6,158,000. Also, CSL Group paid the Settling Partners an Additional Payment in 1999 of approximately $557,000 pursuant to the merger transaction. As of December 29, 2000, CSL Group had a liability of $247,000 representing cash consideration for the remaining untendered FRP limited partnership units. The purchase price of the units for both transactions approximated fair value, and accordingly, no portion of the purchase price has been expensed.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                    SPIN-OFF OF FIVE STAR QUALITY CARE, INC.

                              THROUGH DISTRIBUTION

                                       OF


                        4,342,170 SHARES OF COMMON STOCK


                             ---------------------

                                   PROSPECTUS

                             ---------------------

                                          , 2001

Until            , 2001 (25 days after the date of this prospectus), all dealers that effect transactions in these securities may be required to deliver this prospectus.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    Set forth below is an estimate (except in the case of the registration fee) of the amount of fees and expenses to be incurred in connection with the issuance and distribution of the offered securities. All such fees and expenses are to be paid by Senior Housing Properties Trust.


Registration Fee Under Securities Act of 1933...............  $   12,529
Blue Sky Fees and Expenses..................................       1,000
American Stock Exchange Listing Fee.........................      25,000
Legal Fees and Expenses.....................................     750,000
Accounting Fees and Expenses................................     450,000
Printing and Engraving......................................     400,000
Distribution Agent, Transfer Agent and Registrar Fees and
  Expenses..................................................      25,000
Miscellaneous Fees and Expenses.............................      86,471
Total:......................................................  $1,750,000



ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS


    The Maryland General Corporation Law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) acts committed in bad faith or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

    The Company's charter authorizes the Company, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonably expenses in advance of final disposition of a proceeding to
(i) any present or former director or officer or (ii) any individual who, while a director and at the Company's request, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise from and against any claim or liability to which he or she may become subject or which he or she may incur by reason of his or her status as a present or former director or officer of the Company. The Company's bylaws obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former director or officer who is made party to the proceeding by reason of his service in that capacity or (b) any individual who, while a director or officer of the Company and at the request of the Company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or any other enterprise as a director, officer, partner or trustee of such corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity, against any claim or liability to which he may become subject by reason of such status. The Company's charter and bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Maryland General Corporation Law requires a corporation (unless its charter provides otherwise, which the Company's charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The Maryland General Corporation Law permits a corporation to indemnify its directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceedings to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceedings and (i) was committed in bad faith or
(ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the Maryland General Corporation Law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In accordance with the Maryland General Corporation Law, the Company's bylaws require it, as a condition to advancing expenses, to obtain (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the Company as authorized by the Company's bylaws and (2) a written statement by or on his or her behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    In the three years preceding the filing of this registration statement, we have issued the following securities that were not registered under the Securities Act:


    On September 17, 2001, we issued 1,000 shares of common stock to Senior Housing Properties Trust for $1,000 in connection with our organization under Maryland law.



    No underwriters were used in the foregoing transaction. The sale of securities described above were made in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for transactions by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits:


EXHIBIT
NO.                                                DESCRIPTION
-------                    ------------------------------------------------------------
          2.1*             Form of Merger Agreement
          3.1**            Articles of Incorporation of the Registrant (currently in
                           effect)
          3.2*             Form of Articles of Amendment and Restatement of the
                           Registrant
          3.3**            Bylaws of the Registrant (currently in effect)
          3.4*             Form of Amended and Restated Bylaws of the Registrant
          4.1              Specimen Certificate for shares of common stock of the
                           Registrant
          4.2*             Description of Capital Stock (contained in Exhibits 3.1 and
                           3.2)
          5.1*             Legal Opinion of Sullivan & Worcester LLP
          5.2*             Legal Opinion of Ballard Spahr Andrews & Ingersoll, LLP
          8.1              Legal Opinion of Sullivan & Worcester LLP re: tax matters
         10.1*             Form of Transaction Agreement by and among Senior Housing
                           Properties Trust, certain subsidiaries of Senior Housing
                           Properties Trust identified therein as Existing Property
                           Landlords, the Registrant, certain subsidiaries of the
                           Registrant identified therein as Existing Property Tenants,
                           FSQ, Inc., Hospitality Properties Trust, HRPT Properties
                           Trust and Reit Management & Research LLC
         10.2**            Stock Purchase Agreement among Senior Housing Properties
                           Trust, SNH/CSL Properties Trust, Crestline Capital
                           Corporation and CSL Group, Inc., dated August 9, 2001
         10.2(a)           Amendment to Stock Purchase Agreement among Senior Housing
                           Properties Trust, SNH/CSL Properties Trust, Crestline
                           Capital Corporation and CSL Group, Inc. dated November 5,
                           2001 (Incorporated by reference to Senior Housing Properties
                           Trust's Current Report on Form 8-K filed November 7, 2001)
        #10.3*             Operating Agreement between CCC Financing Limited, L.P. and
                           Marriott Senior Living Services, Inc. dated June 21, 1997
        #10.4*             Pooling Agreement between HMC Senior Communities, Inc. and
                           Marriott Senior Living Services, Inc. dated June 21, 1997
         10.5*             Form of Shared Services Agreement between the Registrant and
                           Reit Management & Research LLC
         10.6*             Form of Lease between the Registrant and Senior Housing
                           Properties Trust relating to the 56 properties managed by
                           FSQ, Inc.
         10.7*             Form of Lease between the Registrant and Senior Housing
                           Properties Trust relating to the 31 properties managed by
                           Marriott Senior Living Services, Inc.
         10.8*             2001 Stock Option and Stock Incentive Plan
         11.1              Statement re: Computation of Per Share Earnings
         21.1*             Subsidiaries of the Registrant
         23.1*             Consent of Sullivan & Worcester LLP (contained in Exhibits
                           5.1 and 8.1)
         23.2*             Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2)
         23.3              Consent of Ernst & Young LLP
         23.4              Consent of KPMG LLP
         23.5              Consent of Arthur Andersen LLP
         24.1**            Power of Attorney
         99.1**            Consent of John L. Harrington to being named a Director
         99.2**            Consent of Bruce M. Gans to being named a Director
         99.3**            Consent of Arthur G. Koumantzelis to being named a Director
         99.4*             Form of Audit Committee Charter


------------------------

*   To be filed by amendment.


**  Filed previously.


# Agreement filed is illustrative of numerous other agreements to which the Registrant will be a party.

    (b) Financial Statement Schedules:

1. Schedule II -- Valuation and Qualifying Accounts of Forty-two Facilities Acquired by Senior Housing Properties Trust from Integrated Health Services, Inc.

2. Schedule II -- Valuation and Qualifying Accounts of Certain Mariner Post-Acute Network Facilities (Operated by subsidiaries of Mariner Post-Acute Network)

    All other schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions or are not applicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 14 of this registration statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newton, Commonwealth of Massachusetts, on November 7, 2001.


                                                       FIVE STAR QUALITY CARE, INC.

                                                       By:             /s/ EVRETT W. BENTON
                                                            -----------------------------------------
                                                                         Evrett W. Benton
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER


    Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement on Form S-1 has been signed below by the following persons in the capacities and on the dates indicated.



                     SIGNATURE                                   TITLE                     DATE
                     ---------                                   -----                     ----
               /s/ EVRETT W. BENTON                  President and Chief Executive   November 7, 2001
     ----------------------------------------        Officer
                 Evrett W. Benton

              /s/ BRUCE J. MACKEY JR.                Chief Financial Officer and     November 7, 2001
     ----------------------------------------        Treasurer
                Bruce J. Mackey Jr.

               /s/ BARRY M. PORTNOY                  Director                        November 7, 2001
     ----------------------------------------
                 Barry M. Portnoy

               /s/ GERARD M. MARTIN                  Director                        November 7, 2001
     ----------------------------------------
                 Gerard M. Martin

                                 EXHIBIT INDEX


EXHIBIT
NO.                                                DESCRIPTION
-------                    ------------------------------------------------------------
          2.1*             Form of Merger Agreement
          3.1**            Articles of Incorporation of the Registrant (currently in
                           effect)
          3.2*             Form of Articles of Amendment and Restatement of the
                           Registrant
          3.3**            Bylaws of the Registrant (currently in effect)
          3.4*             Form of Amended and Restated Bylaws of the Registrant
          4.1              Specimen Certificate for shares of common stock of the
                           Registrant
          4.2*             Description of Capital Stock (contained in Exhibits 3.1 and
                           3.2)
          5.1*             Legal Opinion of Sullivan & Worcester LLP
          5.2*             Legal Opinion of Ballard Spahr Andrews & Ingersoll, LLP
          8.1              Legal Opinion of Sullivan & Worcester LLP re: tax matters
         10.1*             Form of Transaction Agreement by and among Senior Housing
                           Properties Trust, certain subsidiaries of Senior Housing
                           Properties Trust identified therein as Existing Property
                           Landlords, the Registrant, certain subsidiaries of the
                           Registrant identified therein as Existing Property Tenants,
                           FSQ, Inc., Hospitality Properties Trust, HRPT Properties
                           Trust and Reit Management & Research LLC
         10.2**            Stock Purchase Agreement among Senior Housing Properties
                           Trust, SNH/CSL Properties Trust, Crestline Capital
                           Corporation and CSL Group, Inc., dated August 9, 2001
         10.2(a)           Amendment to Stock Purchase Agreement among Senior Housing
                           Properties Trust, SNH/CSL Properties Trust, Crestline
                           Capital Corporation and CSL Group, Inc. dated November 5,
                           2001 (Incorporated by reference to Senior Housing Properties
                           Trust's Current Report on Form 8-K filed November 7, 2001)
        #10.3*             Operating Agreement between CCC Financing Limited, L.P. and
                           Marriott Senior Living Services, Inc. dated June 21, 1997
        #10.4*             Pooling Agreement between HMC Senior Communities, Inc. and
                           Marriott Senior Living Services, Inc. dated June 21, 1997
         10.5*             Form of Shared Services Agreement between the Registrant and
                           Reit Management & Research LLC
         10.6*             Form of Lease between the Registrant and Senior Housing
                           Properties Trust relating to the 56 properties managed by
                           FSQ, Inc.
         10.7*             Form of Lease between the Registrant and Senior Housing
                           Properties Trust relating to the 31 properties managed by
                           Marriott Senior Living Services, Inc.
         10.8*             2001 Stock Option and Stock Incentive Plan
         11.1              Statement re: Computation of Per Share Earnings
         21.1*             Subsidiaries of the Registrant
         23.1*             Consent of Sullivan & Worcester LLP (contained in Exhibits
                           5.1 and 8.1)
         23.2*             Consent of Ballard Spahr Andrews & Ingersoll, LLP (contained in Exhibit 5.2)
         23.3              Consent of Ernst & Young LLP
         23.4              Consent of KPMG LLP
         23.5              Consent of Arthur Andersen LLP
         24.1**            Power of Attorney
         99.1**            Consent of John L. Harrington to being named a Director
         99.2**            Consent of Bruce M. Gans to being named a Director
         99.3**            Consent of Arthur G. Koumantzelis to being named a Director
         99.4*             Form of Audit Committee Charter


------------------------

*   To be filed by amendment.


**  Filed previously


# Agreement filed is illustrative of numerous other agreements to which the Registrant will be a party.